    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              NORTHEAST UTILITIES
           (Exact name of the registrant as specified in its charter)

             MASSACHUSETTS                                  4931                                   04-2147929
    (State or other jurisdiction of             (Primary standard industrial                    (I.R.S. employer
     incorporation or organization)             classification code number)                  identification number)

                         ------------------------------

                             174 BRUSH HILL AVENUE
                   WEST SPRINGFIELD, MASSACHUSETTS 01090-2010
                                 (413) 785-5871
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                CHERYL W. GRISE
                      NORTHEAST UTILITIES SERVICE COMPANY
                               107 SELDEN STREET
                                BERLIN, CT 06037
                                 (860) 665-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

              MICHAEL F. HALLORAN, ESQ.                                  DAVID P. FALCK, ESQ.
               Day, Berry & Howard LLP                           Winthrop, Stimson, Putnam & Roberts
                     CityPlace I                                        One Battery Park Plaza
           Hartford, Connecticut 06103-3499                            New York, NY 10004-1490
                    (860) 275-0100                                          (212) 858-1000

                         ------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. The issuance of securities shall occur when all other conditions to the consummation of the merger described in the Proxy Statement/Prospectus have been satisfied or waived.
                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                       AMOUNT TO BE          OFFERING       AGGREGATE OFFERING      AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES               REGISTERED        PRICE PER UNIT          PRICE            REGISTRATION
                 TO BE REGISTERED                          (1)                 (2)                (3)(4)          FEE (2)(3)(4)
Common Shares, $5 par value (including associated
  common share purchase rights)                         12,217,403           $17.625           $478,514,970        $133,027.16

(1) The maximum number of Northeast Utilities common shares, $5 par value, to be registered is based on the maximum number of shares and associated common share purchase rights to be issued in connection with the merger described herein.

(2) Calculated pursuant to 457(c) and Rule 457(f)(1) of the Securities Act of 1933, solely for the purpose of the registration fee based on the average of the high and low prices of Northeast Utilities common shares as reported on the New York Stock Exchange Composite Tape on August 16, 1999.

(3) In accordance with the terms of the merger described herein, 45% of the outstanding shares of Yankee Energy System, Inc. will be converted into the right to receive $45 worth of Northeast Utilities common shares, and 55% of the outstanding shares of Yankee Energy System, Inc. will be converted into the right to receive $45 in cash. Accordingly, pursuant to Rule 457(f)(3) of the Securities Act of 1933, the Proposed Maximum Aggregate Offering Price is calculated to be the sum of 12,217,403 shares of Northeast Utilities at $17.625 per share ($215,331,727.90) plus a cash payment of $263,183,233.50, plus a payment of cash in lieu of a 0.49 fractional share representing
    $8.64.

(4) Pursuant to Section 14(g) and Rule 0-11 of the Securities Exchange Act of 1934 and Rule 457(b) of the Securities Act of 1933, the amount of the registration fee is reduced by $95,713.79, which is the amount of the fee paid to the Securities and Exchange Commission on August 4, 1999 in connection with the filing of preliminary proxy materials of Yankee Energy Systems, Inc.

    THIS REGISTRATION STATEMENT IS HEREBY AMENDED ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               [LOGO]

599 RESEARCH PARKWAY
MERIDEN, CONNECTICUT 06450-1030

                                                           DATE: AUGUST 25, 1999

                    PROPOSED MERGER--YOUR VOTE IS IMPORTANT

Dear Yankee Energy System, Inc. Shareholder:

    We invite you to attend a Special Meeting of Shareholders of Yankee Energy System, Inc., which will be held at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut, on Tuesday, October 12, 1999 at 10:00 a.m.

    At this important meeting, we will ask you to approve an Agreement and Plan of Merger between Yankee Energy System, Inc. ("Yankee"), and Northeast Utilities ("NU"). Under the merger agreement, Yankee will merge with and into a wholly-owned subsidiary of NU. NU will create this wholly-owned subsidiary (to be known as "Merger Sub") specially for this transaction. When the merger is complete, Merger Sub will change its name to Yankee Energy System, Inc. In effect, Yankee becomes a wholly-owned subsidiary of NU.

    As a result of the merger, each share of Yankee common stock you own will entitle you to receive one of the following:

    (i) $45 in cash;

    (ii) $45 worth of NU common shares; or

   (iii) a combination of cash and NU common shares worth $45.

    You may elect any of these options for your Yankee shares. However, your choice is subject to the following adjustments:

       - No matter how many shareholders elect to receive cash, 55% of Yankee shares will be exchanged for cash. If shareholders owning more than 55% of Yankee shares elect to receive cash, the amount of cash they will receive will be reduced on a pro rata basis, with the shortfall to be paid in NU shares.

       - No matter how many shareholders elect to receive NU shares, 45% of Yankee shares will be exchanged for NU shares. If shareholders owning more than 45% of Yankee shares elect to receive NU shares, the number of NU shares they will receive will be reduced on a pro rata basis, with the shortfall to be paid in cash.

    If the merger is not completed within six months after the Yankee shareholders approve the merger agreement, the consideration you will receive in exchange for each Yankee share you own will increase by $0.005 for each day the merger is delayed past the end of this six-month period.

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS", BEGINNING AT PAGE 14 FOR A DISCUSSION OF POTENTIAL RISKS INVOLVED IN THE MERGER.

    YOUR VOTE IS VERY IMPORTANT. Our shareholders must approve the merger agreement before we can complete the merger. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted in favor of the merger agreement. Only shareholders of record of Yankee on August 6, 1999 are entitled to attend the Special Meeting and vote.

    The accompanying proxy statement/prospectus includes answers to frequently asked questions and a summary description of the merger (beginning on page 5), followed by a more detailed discussion of the merger and other related matters.

    THE YANKEE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF YANKEE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    WE ENCOURAGE YOU TO READ THE ENTIRE PROXY STATEMENT/PROSPECTUS CAREFULLY. IN ADDITION, YOU MAY OBTAIN INFORMATION ABOUT THE TWO COMPANIES FROM DOCUMENTS THEY HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                          Sincerely,

                                                         [LOGO]

                                          CHARLES E. GOOLEY
                                          President & Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE MERGER OR THE ISSUANCE OF NU SHARES, OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

    This document is also the prospectus of NU for the shares that it will issue in connection with the merger. NU shares are traded on the New York Stock Exchange under the symbol "NU." On August 18, 1999, the last full trading day for which information was available prior to printing this proxy statement/prospectus, the closing sales price for NU shares, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Report, was $17.6875 per share.

    NU has furnished all the information in this proxy statement/prospectus concerning NU, and Yankee has furnished all the information concerning Yankee.

                                          Proxy statement/prospectus
                                            dated August 19, 1999.

                                          First mailed to shareholders on or
                                          about
                                            August 25, 1999.

               [LOGO]

599 RESEARCH PARKWAY
MERIDEN, CONNECTICUT 06450-1030

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 12, 1999

                                                           DATE: AUGUST 25, 1999

To the Shareholders of Yankee Energy System, Inc:

    The board of directors of Yankee Energy System, Inc. ("Yankee") is pleased to provide you with notice of and cordially invites you to attend in person or by proxy a Special Meeting of Shareholders which will be held at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut, on Tuesday, October 12, 1999 at 10:00 a.m. for the following purposes:

    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of June 14, 1999, attached as Appendix A to the accompanying proxy statement/prospectus, providing for the merger of Yankee with and into Merger Sub, a wholly-owned subsidiary of Northeast Utilities ("NU") that will be specially created for this transaction, as a result of which Yankee will become a wholly-owned subsidiary of NU;

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    Only Yankee shareholders at the close of business on August 6, 1999 will be entitled to notice of and to vote at the Special Meeting or its postponements or adjournments. Approval of the merger agreement will require the affirmative vote of at least two-thirds of Yankee's outstanding common stock.

    It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. Failure to secure a quorum on the date set for the Special Meeting would require an adjournment that would cause us to incur considerable additional expense. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted in favor of the merger agreement.

    PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

    THE YANKEE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF YANKEE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    Please sign, date and return the accompanying proxy in the enclosed addressed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of Yankee either a written revocation or a proxy bearing a later date. You may also revoke your proxy orally, in person, to the Secretary of Yankee at the Special Meeting.

    If you do not vote your Yankee shares in favor of the merger, and you deliver to Yankee before the vote is taken, a notice of intent to exercise dissenters' rights of appraisal, you may assert these rights under Connecticut law. If the merger is approved, you will receive a cash payment representing the "fair value" of the shares you currently hold in lieu of the consideration payable in the merger. A copy of the sections of Connecticut law that govern this process is attached as Appendix C to the accompanying proxy statement/prospectus.

                                          By Order of the Board of Directors,

                                          /s/ MARY J. HEALEY

                                          Vice President, General Counsel and
                                          Secretary

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................           3

SUMMARY....................................................................................................           5

  The Companies............................................................................................           5
  The Special Meeting......................................................................................           5
  Share Ownership of Management............................................................................           5
  The Merger...............................................................................................           6
  Comparative Per Share Market Price and Dividend Information..............................................           9
  NU Selected Historical Consolidated Financial Information................................................          10
  Yankee Selected Historical Consolidated Financial Information............................................          11
  NU Selected Unaudited Pro Forma Combined Condensed Financial Information.................................          11
  Unaudited Comparative Per Share Data.....................................................................          12

RISK FACTORS...............................................................................................          14

  Regulatory Issues........................................................................................          14
  Risks Inherent in the Utility Industry...................................................................          14
  Payment of Cash Consideration............................................................................          14
  Uncertainties in Integrating the Companies...............................................................          15
  Environmental Matters....................................................................................          15
  New Hampshire Restructuring..............................................................................          15

THE COMPANIES..............................................................................................          16

  Northeast Utilities......................................................................................          16
  Merger Sub...............................................................................................          17
  Yankee Energy System, Inc................................................................................          17

THE SPECIAL MEETING........................................................................................          18

  Record Date; Voting Power; Vote Required.................................................................          18
  Ownership of Voting Stock by Management..................................................................          18
  Voting of Proxies........................................................................................          18
  Revocability of Proxies..................................................................................          19
  Solicitation of Proxies..................................................................................          19

THE MERGER.................................................................................................          20

  General Description of the Merger........................................................................          20
  Background...............................................................................................          20
  Yankee's Reasons for the Merger..........................................................................          24
  Opinion of the Financial Advisor to the Yankee Board.....................................................          25
  Effective Time...........................................................................................          30
  Certificate of Incorporation and By-Laws.................................................................          30
  Directors and Officers...................................................................................          30
  Accounting Treatment.....................................................................................          31
  Regulatory Approvals.....................................................................................          31
  Injunctions..............................................................................................          32
  Listing of the NU Common Shares on the New York Stock Exchange...........................................          32
  Resale of the NU Common Shares Issued in the Merger; Yankee Affiliates...................................          33
  Interests of Certain Persons in the Merger...............................................................          33
  Material Federal Income Tax Consequences of the Merger...................................................          38

THE MERGER AGREEMENT.......................................................................................          43

  General..................................................................................................          43

                                                                                                                PAGE
                                                                                                                -----
  Corporate Governance Matters.............................................................................          43
  Conversion of Shares of Yankee Common Stock..............................................................          43
  Representations and Warranties...........................................................................          47
  Covenants................................................................................................          48
  Additional Agreements....................................................................................          51
  Conditions...............................................................................................          54
  Termination, Amendment and Waiver........................................................................          55

DISSENTERS' RIGHTS OF APPRAISAL OF YANKEE SHAREHOLDERS.....................................................          58

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS................................................          61

NU UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.............................................          63

  Notes to Unaudited Pro Forma Combined Condensed Financial Statements.....................................          67

COMPARATIVE RIGHTS OF YANKEE SHAREHOLDERS AND NU SHAREHOLDERS..............................................          69

  General..................................................................................................          69
  Authorized Capital Stock.................................................................................          69
  Issuance of Capital Stock................................................................................          69
  Voting Rights............................................................................................          69
  Preemptive Rights........................................................................................          70
  Dividends and Other Distributions........................................................................          70
  Trustee/Director Vacancies and Removal...................................................................          71
  Meetings of Shareholders.................................................................................          71
  Shareholder Action Without A Meeting.....................................................................          72
  Amendment of Declaration of Trust/Certificate of Incorporation and By-laws...............................          72
  Sale of Assets, Merger and Consolidation.................................................................          73
  Business Combination Statute.............................................................................          74
  Classification of Trustees/Directors.....................................................................          75
  Limitations on Dissenters' Appraisal Rights..............................................................          75
  Liquidation Preference...................................................................................          76
  Interested Party Transactions............................................................................          76
  Limitation on Trustees'/Directors' Liability.............................................................          76
  Indemnification of Officers and Trustees/Directors.......................................................          77

LEGAL MATTERS..............................................................................................          78

EXPERTS....................................................................................................          78

INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................          78

OTHER MATTERS..............................................................................................          78

SHAREHOLDER PROPOSALS......................................................................................          79

CERTAIN PROXY CARD MATTERS.................................................................................          79

WHERE YOU CAN FIND MORE INFORMATION........................................................................          79

                                                       APPENDICES

APPENDIX A:      Agreement and Plan of Merger, dated as of June 14, 1999

APPENDIX B:      Opinion of SG Barr Devlin

APPENDIX C:      Part XIII of the Connecticut Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A. Yankee Energy System, Inc. ("Yankee") will merge into Merger Sub, a wholly-owned subsidiary of Northeast Utilities ("NU") that will be formed solely for the purpose of completing the merger. As a result, Yankee will become a direct subsidiary of NU.

Q.  WHY HAS YANKEE DECIDED TO MERGE?

A. The board of directors believes that a combination of Yankee and NU is a more favorable strategic alternative for Yankee than continuing as a small-sized independent gas distribution company. The price NU will pay for Yankee shares represents a substantial premium over what the board of directors believes would be the likely values to shareholders of potential alternatives other than a sale of Yankee. The terms of the merger agreement also provide significant protection to shareholders in the event that the closing of the merger is delayed or prevented by regulators.

    Please read the more detailed description of Yankee's reasons for the merger on pages 24 to 25.

Q.  WHAT WILL YOU RECEIVE?

A. In exchange for each share of Yankee common stock you own, you will have the right to receive:

    (i) $45 in cash;

    (ii) $45 worth of NU common shares; or

    (iii) a combination of cash and NU common shares worth $45.

    You may elect any of these options for your Yankee shares. The precise number of NU shares to be exchanged for each Yankee share will be equal to $45 divided by the average of the closing prices of NU's shares on the New York Stock Exchange for a defined period prior to completion of the merger.

    Please read the more detailed description of the consideration to be issued in the merger on pages 43 to 44.

Q.  WILL I RECEIVE THE SPECIFIC AMOUNTS OF CASH AND STOCK THAT I ELECT TO
    RECEIVE?

A. It is uncertain at this time whether you will receive cash and stock in the specific amounts you elect to receive. Because the merger agreement requires that 55% of Yankee shares be exchanged for cash and 45% be exchanged for NU shares, the amounts of cash or stock you receive (relative to what you elected to receive) could rise or fall, depending on the number of other shareholders who have made similar elections. For example, if shareholders owning more than 55% of Yankee shares elect to receive cash, the amount of cash they will receive will be reduced on a pro rata basis, with the shortfall to be paid in NU shares.

    For tax reasons that are explained on pages 44 and 45, NU might have to increase the number of Yankee shares converted into NU shares and decrease the number of Yankee shares converted into cash.

    NU will not issue any fractional shares in the merger. Instead, you will get cash for any fractional shares that you would otherwise receive.

    Please read the more detailed description of the allocation procedures on page 44.

Q.  HOW WILL THE MERGER AFFECT MY FUTURE DIVIDENDS?

A. You will continue to receive dividends on your Yankee shares until the closing of the merger. NU currently does not pay a dividend on its common shares, but plans to review its dividend policy again in the fall of 1999 as part of a comprehensive review of the company's cash flows.

    Please read the more detailed description of the companies' comparative dividend information on pages 9, 70 and 71.

Q.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS?

A. The federal income tax consequences to you will depend on the form of consideration you receive in the merger. As a Yankee shareholder, you will recognize neither a gain nor a loss to the extent you receive solely NU shares in the merger. In general, however, you may recognize taxable gain or loss if you receive cash in the merger (including cash received in lieu of fractional shares).

    Please read the more detailed description of federal income tax consequences on pages 38 to 42.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q.  WHAT DO I NEED TO DO NOW?

A. After you carefully read this document, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your Yankee shares can be represented at the Special Meeting of Shareholders to be held at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut, on Tuesday, October 12, 1999 at 10:00 a.m.

    If you own shares but do not have certificates for them, for example, through participation in the Yankee 401(k) Employee Stock Ownership Plan, the Employee Stock Purchase Plan or the Dividend Reinvestment Plan, your proxy card covers both plan (uncertificated) shares and certificated shares unless the registration names are different. If you have registrations in different names, you will receive a separate proxy card for each name registration. If a broker holds your shares as nominee, you will receive a voter information form from your broker.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. Keep your stock certificates until we send you an election form that you can use to indicate the form of payment you would like to receive in the merger. You will receive this form after the Special Meeting has taken place, but at least 30 days prior to the completion of the merger. At that time, you will be given instructions about sending in your certificates.

    If you hold Yankee shares in uncertificated form, for example, through the Yankee 401(k) Stock Ownership Plan, the Employee Stock Purchase Plan or the Dividend Reinvestment Plan, or if a broker holds your shares as nominee, you do not need to request that certificates be issued. After the merger is completed, you will receive written information on the exchange of these shares.

Q.  WHO MUST APPROVE THE MERGER?

A. - Yankee's board of directors (already approved);

   - NU's board of trustees (already approved);

   - The board of directors of Merger Sub; and

   - Two-thirds of the votes entitled to be cast by all holders of Yankee common stock.

    We must also obtain some regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 31 to 32.

    Yankee and NU cannot complete the merger unless two-thirds of the votes entitled to be cast by all holders of Yankee shares approve the merger agreement. Your vote is very important.

    THE YANKEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE MERGER AGREEMENT.

Q.  DO NU SHAREHOLDERS VOTE ON THE MERGER?

A. No. Only Yankee shareholders vote on the merger.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working to complete all aspects of the merger as quickly as possible. Currently, we expect to complete the merger by late 1999 or early 2000.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER OR IF I ABSTAIN FROM VOTING?

A. If a broker holds your Yankee shares as nominee, he will not be able to vote them without instructions from you. You will receive a voter information form from your broker.

    If you mark your proxy "Abstain" or do not instruct your broker on how to vote, this will have the effect of voting your shares AGAINST the merger agreement.

    If you hold shares through a Yankee stock plan such as the Yankee 401(k) Stock Ownership Plan, the Employee Stock Purchase Plan or the Dividend Reinvestment Plan, you are allowed to vote the Yankee shares allocated to your account to approve or disapprove the merger agreement. If you fail to vote, the plan trustee will vote your shares in the same proportions as the plan shares that were actually voted by the other plan participants.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

A. Yes. You may revoke your proxy in writing at any time before the vote has been taken at the Special Meeting by delivering a written revocation to the Secretary of Yankee. You may also revoke your proxy by delivering a proxy bearing a later date. We will count only the most recently dated proxy at the Special Meeting. You should send these to the attention of Thomas D. Dorsey, Director of Investor Relations of Yankee at Yankee Energy System, Inc., 599 Research Parkway, Meriden, Connecticut 06450-1030. Additional proxy cards are available from the Director of Investor Relations of Yankee. You may also attend the Special Meeting in person and revoke your proxy orally before the vote takes place.

Q.  ON WHAT OTHER MATTERS WILL I VOTE AT THE SPECIAL MEETING?

A. It is unlikely that you will be asked to vote on any other matters at the Special Meeting, except possibly procedural items relating to the conduct of the Special Meeting.

Q. ASSUMING I RECEIVE NU SHARES IN THE MERGER, WILL MY RIGHTS AS A SHAREHOLDER CHANGE AS A RESULT OF THE MERGER?

A. Yes. For a summary of differences between the rights of Yankee shareholders and the rights of NU shareholders, see pages 69 to 77 of this document.

Q.  WHO CAN ADDRESS ANY ADDITIONAL QUESTIONS I HAVE?

A. Thomas D. Dorsey, Director of Investor Relations of Yankee Energy System, Inc., 599 Research Parkway, Meriden, Connecticut 06450-1030.
    Telephone: (203) 639-4643
    Email: dorseyt@yankeegas.com

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT NU AND YANKEE?

A. Various sources described under "Where You Can Find More Information" on pages 79 to 80 of this document provide further information.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This document contains forward-looking statements that are subject to risks and uncertainties. These statements may be in this document or may be "incorporated by reference" to other documents. These statements relate to the financial condition, results of operations and businesses of NU and Yankee. They may also relate to the period after the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following are some of the factors that may cause actual results to differ from the results indicated in the forward-looking statements:

        - these statements are based on preliminary information that may be reviewed and adjusted;

        - the risk of significant delay in the completion of the merger;

        - the risk of unexpected consequences resulting from the merger;

        - the highly competitive nature of the electric, natural gas and energy marketing industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which NU, Yankee or the combined company operates;

        - the risk that changing energy prices may affect revenues;

        - the risk that government authorities may impose unfavorable terms as a condition of the merger;

        - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

        - potential Year 2000 computer problems which may hinder normal business activities or operations;

        - the risks associated with abnormal weather conditions;

        - the risks associated with changes in customer demographics in the service territories of the combined company;

        - the risks associated with the pursuit of new markets;

        - other considerations that may be disclosed at various times in publicly issued documents or filings of NU or Yankee;

        - regulatory issues, including the recovery of NU's stranded costs and rate reductions which may be required as part of the deregulation process;

        - economic conditions, including inflation, the value of currencies, and changes in capital markets; and

        - exposure to environmental issues and liabilities, as well as potential changes in environmental regulations.

    Do not rely unduly on the forward-looking statements that speak only for a particular point in time. Neither NU nor Yankee is obligated to update any of the forward-looking statements in this document.

    The cautionary statements in this section expressly qualify all subsequent forward-looking statements made by NU, Yankee or any person acting on their behalf.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT, THE DOCUMENTS INCORPORATED BY REFERENCE AND THE OTHER DOCUMENTS TO WHICH IT REFERS, BEFORE YOU DECIDE HOW TO VOTE. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 79 OF THIS DOCUMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFERS TO YANKEE ENERGY SYSTEM, INC.)

THE COMPANIES

NORTHEAST UTILITIES (SEE PAGES 16 TO 17)
174 Brush Hill Avenue
West Springfield, Massachusetts
01090-2010
(413) 785-5871

    Northeast Utilities ("NU") is the parent of a number of companies comprising the NU system. The NU system business includes franchised retail electric service in Connecticut, New Hampshire and western Massachusetts, wholesale electric service and a variety of unregulated energy-related and telecommunications activities, including retail and wholesale electric and gas sales in competitive markets. The NU system serves approximately 30% of New England's electric needs and is the 24th largest electric utility system in the United States as measured by revenues.

YANKEE ENERGY SYSTEM, INC. (SEE PAGE 17)
599 Research Parkway
Meriden, Connecticut 06450-1030
(203) 639-4000

    Yankee Energy System, Inc. ("Yankee") is a public utility holding company incorporated in Connecticut. Its principal operating subsidiaries are Yankee Gas Services Company ("Yankee Gas"), Yankee Energy Services Company ("YESCo") and R.M. Services, Inc. Yankee Gas is a natural gas distribution company that provides service to more than 185,000 customers in the Connecticut region. YESCo provides energy-related services including the engineering, installation and maintenance of building control systems. It also provides heating, ventilating and air conditioning, boiler and refrigeration equipment services and installation. R.M. Services, Inc. provides consumer collection services for companies throughout the United States. Other Yankee subsidiaries such as Yankee Energy Financial Services Company and NorConn Properties, Inc. support the operations of Yankee Gas and YESCo.

MERGER SUB (SEE PAGE 17)

    Merger Sub will be a wholly-owned, special purpose subsidiary of NU, which will be formed under the laws of the State of Connecticut solely for the purpose of completing the merger with Yankee. It will be formed once the SEC approves its creation by NU.

THE SPECIAL MEETING (SEE PAGES 18 TO 19)

    The Special Meeting of Yankee shareholders will be held at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut on October 12, 1999, at 10:00 a.m. local time.

    At the Special Meeting, we will ask you to approve the merger agreement. For the merger to proceed, at least two-thirds of the votes entitled to be cast by all holders of Yankee common stock must approve the merger agreement.

    Only the Yankee shareholders at the close of business on the record date, August 6, 1999, will be entitled to notice of the Special Meeting and only these shareholders may vote.

    Each share of Yankee common stock carries one vote. On August 6, 1999, 10,633,666 votes were eligible to be cast at the Special Meeting.

SHARE OWNERSHIP OF MANAGEMENT (SEE PAGES 61 TO 62)

    On August 6, 1999, directors and executive officers of Yankee and their affiliates beneficially owned less than 1% of the outstanding shares of Yankee common stock. We expect that all of these directors and executive officers will vote their shares FOR the approval of the merger agreement.

THE MERGER

    Under the merger agreement, Yankee will merge with and into Merger Sub, a Connecticut corporation that NU will form as a wholly-owned subsidiary of NU prior to completing the merger. Merger Sub will be the surviving company and will change its name to "Yankee Energy System, Inc."

    The merger agreement is attached as Appendix A to this document. We encourage you to read it carefully. It is the legal document that governs the merger.

CONVERSION OF YANKEE SHARES (SEE PAGES 43 TO 44)

    In the merger, Yankee shareholders will have the option to elect to receive cash, NU common shares or a combination of the two in return for their shares, subject to limitations on the overall number of shares which may be exchanged for cash.

    Specifically, in exchange for each of their Yankee shares, Yankee shareholders will have the right to receive (i) $45 in cash, (ii) $45 worth of NU shares or (iii) a combination of cash and NU common shares worth $45. The number of NU shares to be exchanged for each Yankee share will be arrived at by dividing $45 by the average closing price of NU shares on the New York Stock Exchange for a defined period prior to the time the merger is completed.

    Under the merger agreement, 55% of Yankee shares will be exchanged for cash, and 45% will be exchanged for NU common shares. Therefore, if Yankee shareholders owning more than 55% of the Yankee shares elect to receive cash, the amount of cash those shareholders will receive will be reduced on a pro rata basis, with the shortfall to be paid in NU common shares. Similar principles will apply if Yankee shareholders owning more than 45% of the Yankee shares elect to receive NU common shares. In this case, the shareholders receive less NU common shares, with the shortfall paid in cash.
    If we do not complete the merger within six months of the date on which Yankee shareholders approve the merger agreement, the value of the consideration you will receive in exchange for each Yankee share you own will increase at a rate of $0.005 for each day the merger is delayed past the end of this six-month period until the termination dates specified in the merger agreement.

SURRENDER OF CERTIFICATES AND PAYMENT FOR SHARES (SEE PAGES 45 TO 46)

    After the merger, you will no longer have your usual rights as a Yankee shareholder. Your sole right in any Yankee shares you held immediately before the merger will be to receive either an amount in cash or a number of NU common shares (or a combination of both). We will send you letters of transmittal for use in surrendering stock certificates and obtaining payment for surrendered shares promptly after the merger is completed. Do not surrender any certificates until you receive the letter of transmittal and instructions.

REASONS FOR AND BACKGROUND OF THE MERGER (SEE PAGES 20 TO 25)

    You should review the factors that the Yankee board of directors considered when deciding whether to approve the merger.

RECOMMENDATION TO SHAREHOLDERS

    The Yankee board of directors has determined that the merger is in the best interests of the Yankee shareholders and unanimously recommends that you vote to approve the merger agreement at the Special Meeting.

FAIRNESS OPINION (SEE PAGES 25 TO 30)

    In deciding to approve the merger, the Yankee board of directors considered, among other things, the opinion of SG Barr Devlin, its financial advisor, as to the fairness, from a financial point of view, of the consideration that Yankee shareholders will receive. This opinion is attached as Appendix B to this document. We encourage you to read this opinion.

CONDITIONS TO THE MERGER (SEE PAGES 54 TO 55)

    We will complete the merger only if we satisfy several conditions, including the following:

    - the Yankee shareholders approve the merger agreement;

    - no legal restraints or prohibitions exist that prevent the consummation of the merger; and

    - we comply with the regulatory requirements set forth below under "Regulatory Approvals."

REGULATORY APPROVALS (SEE PAGES 31 TO 32)

    To complete the merger, we must obtain approvals from various federal and state regulatory agencies, including the Connecticut Department of Public Utility Control, the SEC under the Public Utility Holding Company Act of 1935, and the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

CERTAIN COVENANTS (SEE PAGES 48 TO 51)

    Yankee has agreed not to solicit or encourage any proposal from any person to acquire Yankee or its assets, but it may respond, in certain circumstances, to unsolicited proposals that it receives.

TERMINATION (SEE PAGES 55 TO 57)

    Under certain circumstances, the parties may terminate the merger agreement prior to completing the merger. If termination occurs because Yankee's board of directors decides to pursue an alternative acquisition proposal, Yankee would be required to pay NU a termination fee of $19 million, plus reimbursement of expenses of up to $5 million. If termination occurs because NU fails to receive approval for the merger under the Public Utility Holding Company Act of 1935, NU would be required to pay Yankee a termination fee of $10.625 million.

ACCOUNTING TREATMENT (SEE PAGE 31)
    The merger will be accounted for as an acquisition of Yankee by NU under the purchase method of accounting in accordance with generally accepted accounting principles.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGES 38 TO 42)

    The U.S. federal income tax consequences of the merger to you will depend on the form of consideration you receive in the merger.

    If you receive solely NU shares for your Yankee shares, you will not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash received instead of fractional shares).

    If you receive part cash and part NU shares, and your adjusted tax basis in your Yankee shares is less than the sum of the amount of cash and the fair market value (at the date of the merger) of the NU shares you receive, you will recognize a gain. However, if your adjusted tax basis in your Yankee shares is greater than the sum of the amount of cash and the fair market value (at the date of the merger) of the NU shares you receive, you will not be able to currently recognize the loss.

    If you receive solely cash, you will recognize a gain or loss to the extent of the difference between the amount of cash you receive and your adjusted tax basis in your Yankee shares.

    The consequences described above assume, as expected, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. We have conditioned the merger on our receipt of a legal opinion that this is the case.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 33 TO 38)

    When you consider the board's recommendations, you should realize that some board members and executives will receive benefits or have interests that may be different from yours as a shareholder. For example, Charles E. Gooley, current president and chief executive officer of Yankee, will become president and chief executive officer of the surviving company in the merger (which will be a subsidiary of NU). In addition, two of the outside directors of Yankee will become directors of NU and three will be appointed directors of the surviving company which will assume the operations of Yankee.

    The members of the Yankee board of directors were aware of these additional interests and considered them when they approved the merger agreement.

DISSENTERS' RIGHTS OF SHAREHOLDERS (SEE PAGES 58 TO 60)

    You have the right to demand appraisal of your Yankee shares and to receive, instead of what NU is offering in the merger, an amount that a court decides is the "fair value" of your Yankee shares. This amount may be more or less than the value of what you would otherwise receive in the merger.

    To exercise your dissenters' rights, you must not vote in favor of the merger agreement and must follow the procedures required by Connecticut law.

EFFECTS OF THE MERGER ON THE RIGHTS OF YANKEE SHAREHOLDERS (SEE PAGES 69 TO 77)

    If you receive NU shares in the merger, your rights as an NU shareholder will be governed by Massachusetts law and by NU's declaration of trust. These rights differ in certain respects from your current rights as a Yankee shareholder, which are governed by Connecticut law and Yankee's certificate of incorporation and by-laws.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    NU shares are listed and traded on the New York Stock Exchange under the symbol "NU." Yankee shares are listed and traded on the New York Stock Exchange under the symbol "YES."

    The following table provides trading and dividend information for NU and Yankee shares for the periods indicated based on a calendar year. All of the prices set forth in this section are as reported on the New York Stock Exchange Composite Transaction Tape, based on published financial sources.

                                                                       YANKEE                               NU
                                                          ---------------------------------  ---------------------------------
                                                                           PRICE RANGE                        PRICE RANGE
                                                           DIVIDENDS   --------------------   DIVIDENDS   --------------------
                                                           DECLARED      HIGH        LOW      DECLARED      HIGH        LOW
                                                          -----------  ---------  ---------  -----------  ---------  ---------
1997
First Quarter...........................................   $   0.325   $  23.875  $  21.125   $    0.25   $  14.250  $   7.625
Second Quarter..........................................       0.335      25.000     20.750        0.00       9.875      7.750
Third Quarter...........................................       0.335      24.625     22.750        0.00      10.188      9.000
Fourth Quarter..........................................       0.335      27.063     22.500        0.00      13.938      9.500
1998
First Quarter...........................................   $   0.335   $  26.625  $  24.125   $    0.00   $  14.313  $  11.688
Second Quarter..........................................       0.345      24.875     22.500        0.00      17.000     13.625
Third Quarter...........................................       0.345      26.250     23.250        0.00      17.063     14.375
Fourth Quarter..........................................       0.345      31.438     26.000        0.00      17.250     15.438
1999
First Quarter...........................................   $   0.345   $  29.375  $  22.438   $    0.00   $  16.438  $  13.750
Second Quarter..........................................       0.355      40.438     23.000        0.00      18.313     13.563
Third Quarter to 8/18/99)...............................       0.355      40.875     39.500        0.00      19.000     17.375

    NU DIVIDENDS

    As a result of the extended outages at Millstone and restructuring issues in New Hampshire, NU suspended the quarterly dividend on its common shares, beginning the second quarter of 1997. NU has begun considering whether to resume payment of a common dividend and will likely review its dividend policy again in the fall of 1999 as part of a comprehensive review of the company's cash flows. Depending on such review, the company's current philosophy would be to resume payment of a dividend at a modest level that can be increased steadily over a number of years.

    YANKEE DIVIDENDS

    The merger agreement places some restrictions on the ability of Yankee and its subsidiaries to declare or pay dividends prior to completion of the merger. However, the merger agreement does not restrict Yankee's ability to declare and pay its regular quarterly dividends and to increase the annualized amount of these dividends by up to $.04 per share at the regular meeting of Yankee's board of directors in June 2000.

    The table below shows the closing prices for Yankee and NU shares on June 14, 1999, the last full trading day before the public announcement of the proposed transactions, and on August 18, 1999, the most recent date for which quotations were available prior to the printing of this document.

                                                                    YANKEE                               NU
                                                       ---------------------------------  --------------------------------
DATE                                                     HIGH        LOW        CLOSE       HIGH        LOW       CLOSE
-----------------------------------------------------  ---------  ----------  ----------  ---------  ---------  ----------
June 14, 1999........................................  $  33.000  $  32.1875  $  32.5000  $  17.375  $  16.875  $  17.3125
August 18, 1999......................................  $  40.875  $  40.7500  $  40.8125  $  18.000  $  17.500  $  17.6875

    We urge you to obtain current market quotations for NU shares and Yankee shares.

NU SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    In the table on the following page, we provide you with selected historical financial data of NU and its subsidiaries.

    The data for each of the five fiscal years ended December 31, 1994 through 1998 have been derived from NU's audited financial statements.

    The data as of and for the six months ended June 30, 1999 and June 30, 1998 have been derived from NU's unaudited financial statements. In the opinion of management, these data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such periods.

    Due to the effect of seasonal fluctuations and other factors on the operations of NU, financial results for the six-month period ended June 30, 1999 are not necessarily indicative of results for the year ending December 31, 1999. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of NU incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information" on page 79.

                                                                                                      (UNAUDITED)
                                                                                                 SIX MONTHS ENDED JUNE
                                                      YEAR ENDED DECEMBER 31,                             30,
       THOUSANDS OF DOLLARS,         ----------------------------------------------------------  ---------------------
       EXCEPT PER SHARE DATA            1998        1997        1996        1995        1994        1999       1998
-----------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ---------
Operating revenues.................  $3,767,714  $3,834,806  $3,792,148  $3,750,560  $3,642,742  $2,081,976  $1,833,714
Net income/(loss)..................  $ (146,753) $ (129,962) $   38,929  $  282,434  $  286,874  $   18,672  $ (11,676)
Basic and diluted earnings/(loss)
  per common share.................  $    (1.12) $    (1.01) $     0.30  $     2.24  $     2.30  $     0.14  $   (0.09)
Total assets.......................  $10,387,381 $10,414,412 $10,741,748 $10,559,574 $10,584,880 $10,348,526 $9,558,420
Long-term debt.....................  $3,282,138  $3,645,659  $3,613,681  $3,705,215  $3,942,005  $3,151,013  $3,364,622
Dividends per share................  $       --  $     0.25  $     1.38  $     1.76  $     1.76  $       --  $      --
Book value per share...............  $    15.63  $    16.67  $    18.01  $    19.08  $    18.47  $    15.78  $   16.60

YANKEE SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    In the table below, we provide you with selected historical consolidated financial data of Yankee.

    The data as of September 30, 1998 and for each year in the five-year period ended September 30, 1998 have been derived from Yankee's audited financial statements.

    The data as of and for the nine months ended June 30, 1999 and June 30, 1998 have been derived from its unaudited financial statements. In the opinion of management, these data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such periods.

    Due to the effect of seasonal fluctuations and other factors on the operations of Yankee, financial results for the nine-month period ended June 30, 1999, are not necessarily indicative of results for the year ending September 30, 1999. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Yankee incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes thereto presented elsewhere in this document. See "Where You Can Find More Information" on page 79.

                                                                                                         (UNAUDITED)
                                                                                                    NINE MONTHS ENDED JUNE
                                                         YEAR ENDED SEPTEMBER 30,                            30,
        THOUSANDS OF DOLLARS,           ----------------------------------------------------------  ----------------------
        EXCEPT PER SHARE DATA              1998        1997        1996        1995        1994        1999        1998
--------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating revenues....................  $  314,767  $  325,041  $  339,940  $  294,022  $  317,298  $  258,666  $  270,115
Net income............................  $   10,883  $   16,957  $   21,919  $   12,358  $   18,605  $   17,188  $   17,999
Basic earnings per average common
  share...............................  $     1.04  $     1.62  $     2.10  $     1.20  $     1.81  $     1.62  $     1.72
Diluted earnings per average common
  share...............................  $     1.04  $     1.62  $     2.10  $     1.20  $     1.81  $     1.62  $     1.72
Total assets..........................  $  535,284  $  500,364  $  478,749  $  479,301  $  481,518  $  522,581  $  535,284
Long-term obligations.................  $  135,265  $  139,282  $  143,299  $  146,966  $  153,633  $  184,615  $  135,265
Dividends per share...................  $     1.36  $     1.32  $     1.28  $     1.24  $     1.19  $    1.045  $    1.015
Book value per share..................  $    15.65  $    15.85  $    15.51  $    14.60  $    14.54  $    16.29  $    16.64

NU SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    In the following table, we attempt to illustrate the financial results that might have occurred for each of the periods specified below, if the merger had been completed on (i) June 30, 1999 and December 31, 1998 of each respective period, for purposes of the balance sheet items, and (ii) on January 1, 1999 and January 1, 1998 of each respective period, for purposes of the income statement items.

    It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the merger had been completed on that date. It is also important to remember that this information does not necessarily reflect future financial performance if the merger actually occurs. See "NU Unaudited Pro Forma Combined Condensed Financial Statements." The pro forma earnings per share are based on 143,283,142 average shares outstanding for the six months ended June 30, 1999 and 142,618,711 average shares outstanding for the fiscal year ended December 31, 1998, assuming a conversion of 45% of the Yankee shares into NU shares.

                                                                                FISCAL YEAR
                                                                 SIX MONTHS        ENDED
                                                                   ENDED       DECEMBER 31,
                                                                JUNE 30,1999       1998
                                                               --------------  -------------
                                                                   THOUSANDS OF DOLLARS,
                                                                   EXCEPT PER SHARE DATA
Operating revenues...........................................   $  2,255,641    $ 4,082,481
Net income/(loss)............................................   $     17,699    $  (156,500)
Basic and diluted earnings/loss per common share.............   $       0.12    $     (1.10)
Total assets.................................................   $ 11,187,263    $11,238,821
Long-term debt...............................................   $  3,578,686    $ 3,681,076
Dividends per share..........................................   $         --    $        --
Book value per share.........................................   $      15.95    $     15.67

UNAUDITED COMPARATIVE PER SHARE DATA

    In the table below, we have summarized information concerning earnings, cash dividends and book value per share for:

    - Yankee and NU on a historical basis;

    - for the combined company on a pro forma combined basis; and

    - for Yankee on a per share equivalent pro forma basis.

    We have derived the pro forma combined earnings per share from the unaudited pro forma combined financial statements presented on pages 63 to 68 in this document. Book value per share for the pro forma combined presentation is based upon outstanding NU shares, adjusted to include the estimated number of NU shares to be issued in the merger. In determining the number of NU shares to be issued to Yankee shareholders, it was assumed that 45% of the merger consideration would be paid in NU shares. It was also assumed that the NU price per share was $17.875 which was the closing price on June 30, 1999.

    The per share equivalent pro forma combined data for Yankee shares and the book value per share data for the pro forma combined presentation are based on the assumed conversion of 45% of the outstanding shares of Yankee into 2.5 NU shares per Yankee share. We calculated the exchange ratio by dividing $45 by $17.875, the closing price on the New York Stock Exchange Composite Transaction Tape for NU shares on June 30, 1999. See "The Merger Agreement--Conversion of Shares of Yankee Common Stock" on pages 43 to 46.

    You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of NU and Yankee incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes thereto presented on pages 63 to 68 in this document. See "Where You Can Find More Information" on page 79.

                                                                              SIX MONTHS ENDED     FISCAL YEAR ENDED
                                                                                JUNE 30, 1999      DECEMBER 31, 1998
                                                                             -------------------  -------------------
NU--HISTORICAL
  Earnings per share, basic and diluted....................................            0.14                (1.12)
  Cash dividends declared per share........................................            0.00                 0.00
  Book value per share at period end.......................................           15.78                15.63

                                                                              SIX MONTHS ENDED     FISCAL YEAR ENDED
                                                                                JUNE 30, 1999     SEPTEMBER 30, 1998
                                                                             -------------------  -------------------
YANKEE--HISTORICAL
  Earnings per share, basic and diluted....................................            0.88                 1.04
  Cash dividends declared per share........................................            0.70                 1.36
  Book value per share at period end.......................................           16.43                15.65

                                                                              SIX MONTHS ENDED     FISCAL YEAR ENDED
                                                                                JUNE 30, 1999      DECEMBER 31, 1998
                                                                             -------------------  -------------------
COMBINATION OF NU & YANKEE--PRO FORMA
  Earnings per share, basic and diluted....................................            0.12                (1.10)
  Cash dividends declared per share........................................            0.00                 0.00
  Book value per share at period end.......................................           15.95                15.67

                                                                              SIX MONTHS ENDED     FISCAL YEAR ENDED
                                                                                JUNE 30, 1999      DECEMBER 31, 1998
                                                                             -------------------  -------------------
YANKEE--PER SHARE EQUIVALENT BASED ON COMBINATION OF NU & YANKEE
  Earnings per share, basic and diluted....................................            0.30                (2.75)
  Cash dividends declared per share........................................            0.00                 0.00
  Book value per share at period end.......................................           39.88                39.18

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND WHETHER TO ELECT TO RECEIVE NU SHARES OR CASH FOR YOUR YANKEE SHARES, YOU SHOULD CONSIDER ALL THE INFORMATION WE HAVE INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES. YOU SHOULD ALSO CONSIDER THE INFORMATION INCLUDED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS RELATED TO THE MERGER AND TO NU. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON THE COMBINED COMPANY THAT WILL RESULT FROM THE MERGER.

REGULATORY ISSUES

    The consummation of the merger is conditioned upon receiving approval from various governmental regulatory authorities. These include:

       - approval of the merger by the Connecticut Department of Public Utility Control;

       - approval by the SEC under the Public Utilities Holding Company Act of 1935; and

       - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

    Other regulatory filings and approvals are also necessary. Yankee and NU are seeking to obtain all required approvals and consents.

    We cannot be certain that all of the required approvals and consents will be obtained, nor can we be certain that they will be obtained within the time frame contemplated by the merger agreement. A delay in obtaining the required approvals and consents will delay and possibly prevent the completion of the merger. In addition, we may obtain the required approvals and consents, but with restrictions on the combined company that may have a material adverse effect on NU or Yankee. Under such circumstances, Yankee or NU could choose to terminate the merger agreement.

    For additional information on the required regulatory approvals, see "The Merger--Regulatory Approvals" on pages 31 to 32.

RISKS INHERENT IN THE UTILITY INDUSTRY

    Yankee investors who choose to receive shares in NU will still be subject to the competitive pressures and regulatory conditions of the utility industry.

    The merger will combine two companies that to a large extent share a common regulatory environment. They are also currently affected by a number of other similar factors, including deregulation and increased competition. The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and local gas distribution companies. Increased competition may create greater risks to the stability of utility earnings generally, and may in the future reduce NU's earnings from retail electric and natural gas sales.

PAYMENT OF CASH CONSIDERATION

    NU expects to finance the cash consideration to be paid to Yankee shareholders from cash-on-hand, receipts from a debt offering by NU and proceeds from restructuring in Connecticut, Massachusetts and New Hampshire. If NU does not receive these proceeds in time to pay the cash consideration to the Yankee shareholders, then it may need to obtain bridge financing from commercial banks.

    Management believes that NU will have access to sufficient short-term and long-term capital financing at reasonable rates to enable it to pay the cash consideration. However, the terms of these financings may contain covenants that limit the financial and operational flexibility of the combined company until repayment.

UNCERTAINTIES IN INTEGRATING THE COMPANIES

    We expect that the merger will bring certain benefits and operating efficiencies to the combined company. See "The Merger--Yankee's Reasons for the Merger" on pages 24 to 25. This depends, however, on obtaining timely and favorable regulatory approvals. It also depends on the successful integration of the businesses of Yankee and NU. Unfortunately, we cannot assure you that this will occur.

    Management will have to dedicate substantial time and efforts to the consolidation of operations. Any unexpected difficulties encountered in the transition and integration process could adversely affect the levels of expenses and operating results of the combined company. We cannot assure you that the combined company will realize any of the benefits sought in the merger.

ENVIRONMENTAL MATTERS

    Yankee's and NU's utility subsidiaries are regulated by federal, state and local authorities with regard to air and water quality control and other environmental matters. While we do not believe that combining the operations of the companies will materially increase their exposure to environmental liabilities, we cannot estimate precisely the future liabilities of the combined company.

NEW HAMPSHIRE RESTRUCTURING

    NU and its wholly-owned subsidiary, Public Service Company of New Hampshire, have been involved in various disputes with the State of New Hampshire and the New Hampshire Public Utilities Commission (the "NHPUC") over the past several years regarding the implementation of restructuring in that state. On June 14, 1999, the interested parties signed a Memorandum of Understanding intended to settle these disputes, including a number of pending regulatory and court proceedings. A final agreement was filed with the NHPUC on August 2, 1999.

    The agreement is contingent upon the enactment of securitization legislation by the New Hampshire Legislature and other approvals required from various federal and state regulatory agencies and financial lenders. NU anticipates that the plan will become effective in early 2000, but if the necessary approvals are not obtained and the agreement is not implemented as intended, this could have a material adverse effect on NU.

                                 THE COMPANIES

NORTHEAST UTILITIES
174 Brush Hill Avenue
West Springfield, Massachusetts 01090-2010
(413) 785-5871

    Northeast Utilities ("NU") is the parent of a number of companies comprising the NU system and is not itself an operating company. NU is a registered holding company under the Public Utility Holding Company Act of 1935.

    The NU system furnishes franchised retail electric service in Connecticut, New Hampshire and western Massachusetts through three wholly-owned subsidiaries of NU:

       - The Connecticut Light and Power Company;

       - Public Service Company of New Hampshire; and

       - Western Massachusetts Electric Company.

    It also furnishes retail electric service to a limited number of customers through another wholly-owned subsidiary, Holyoke Water Power Company. In addition, these companies together furnish wholesale electric service to various municipalities and other utilities. The NU system serves approximately 30% of New England's electric needs and is the 24th largest electric utility system in the country as measured by revenues.

    NU Enterprises, Inc., a direct subsidiary of NU, is the holding company for the NU system's unregulated businesses, including:

       - Northeast Generation Company;

       - Northeast Generation Services Company;

       - Select Energy, Inc.;

       - Select Energy Portland Pipeline, Inc.;

       - HEC Inc.; and

       - Mode 1 Communications, Inc.

    These companies engage, either directly or through subsidiaries, in a variety of energy-related and telecommunications activities, including retail and wholesale electric and gas sales in competitive markets.

    North Atlantic Energy Corporation is a special-purpose operating subsidiary of NU that owns a 35.98% interest in the Seabrook nuclear generating facility in Seabrook, New Hampshire. It sells its share of the capacity and output from the Seabrook plant to Public Service Company of New Hampshire under two life-of-unit, full-cost recovery contracts.

    Several wholly-owned subsidiaries of NU provide support systems for the NU system companies and, in some cases, for other New England utilities:

       - Northeast Utilities Service Company provides centralized accounting, administrative, information resources, engineering, financial, legal, operational, planning, purchasing and other systems to the NU system companies;

       - North Atlantic Energy Service Corporation has operational responsibility for the Seabrook nuclear plant;

       - Northeast Nuclear Energy Company acts as agent for certain NU system companies and other New England utilities in operating the Millstone nuclear generating facilities in Waterford, Connecticut.

    Three other subsidiaries construct, acquire or lease some of the property and facilities used by the NU system companies.

    As of December 31, 1998, NU system companies had 9,077 full- and part-time employees on their payrolls.

MERGER SUB

    Merger Sub will be a wholly-owned, special-purpose subsidiary of NU. It will be formed under the laws of the State of Connecticut once regulatory approval from the SEC is received. It will be formed solely for the purpose of completing the merger with Yankee Energy System, Inc.

YANKEE ENERGY SYSTEM, INC.
599 Research Parkway
Meriden, Connecticut 06450-1030

    Yankee Energy System, Inc. ("Yankee") is not itself an operating company. It is a public utility holding company incorporated in Connecticut in 1988 and is exempt from registration under the Public Utility Holding Company Act of 1935.

    Yankee is primarily engaged in the retail distribution of natural gas through its wholly-owned subsidiary, Yankee Gas Services Company ("Yankee Gas"), a Connecticut public service company. Yankee Gas serves approximately 185,000 residential, commercial and industrial customers in 69 cities and towns in Connecticut.

    Yankee has four additional wholly-owned operating subsidiaries which support Yankee's core natural gas distribution business or allow Yankee to position itself in the marketplace as a provider of a full range of energy-related services to commercial, industrial and institutional customers:

       - Yankee Energy Services Company ("YESCo") provides comprehensive energy-related services through two principal divisions.

         -- YESCo Controls provides building automation services, including engineering, installing, and maintaining building control systems;

         -- YESCo Mechanical Services provides comprehensive heating ventilation and air-conditioning, boiler and refrigeration equipment services and installation;

       - R.M. Services, Inc., both directly and under contract with Dun and Bradstreet Receivables Management Services, provides residential collection services for companies throughout the United States;

       - Yankee Energy Financial Services Company provides a full range of equipment and home improvement financing services through various programs such as the Hometown Energy Loan Program; and

       - NorConn Properties, Inc. owns real estate and leases it to Yankee Gas.

                              THE SPECIAL MEETING

    The board of directors of Yankee is soliciting proxies in the accompanying form for use at the Special Meeting of Yankee shareholders to be held on October 12, 1999 at 10:00 a.m. at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut (and at any adjournment or postponement of that meeting).

    The purpose of the Special Meeting is to vote upon the proposal to approve the merger agreement. Under the merger agreement, Yankee will become a subsidiary of NU and each Yankee shareholder, other than those who have exercised dissenters' appraisal rights, will receive their share of the consideration being paid by NU for Yankee shares.

RECORD DATE; VOTING POWER; VOTE REQUIRED

    Only holders of record of Yankee shares at the close of business (5:00 p.m.) on August 6, 1999 (the record date) will be entitled to vote at the Special Meeting. At the close of business on the record date, 10,633,666 shares of Yankee common stock were issued and outstanding and entitled to vote at the Special Meeting. Each Yankee share is entitled to one vote on any matter that may properly come before the Special Meeting. Votes may be cast at the Special Meeting in person or by proxy. See "Voting of Proxies" below.

    The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the outstanding Yankee shares entitled to vote shall constitute a quorum. If a quorum is not present at the Special Meeting, Yankee management will adjourn or postpone the meeting in order to solicit additional proxies.

    The affirmative vote of the holders of at least two-thirds of the outstanding Yankee shares is required to approve the merger agreement. Abstentions and properly-executed broker non-votes (I.E., shares held by brokers as nominees for shareholders who have not instructed their broker how to vote and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum. They will not, however, be counted for the purposes of determining whether the merger agreement has been approved. Abstentions and properly executed broker non-votes will therefore have the same effect as a vote against the merger agreement.

OWNERSHIP OF VOTING STOCK BY MANAGEMENT

    At the close of business on August 6, 1999, Yankee's directors and executive officers and their affiliates beneficially owned 68,382 shares of Yankee common stock, which represents less than 1% of the shares of Yankee common stock issued and outstanding. We expect that all directors and executive officers of Yankee will vote their Yankee shares to approve the merger agreement.

VOTING OF PROXIES

    Shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted in accordance with the instructions on the proxy card. If your proxy is properly signed and dated but does not contain voting instructions, your proxy will be voted for the approval of the merger agreement. Your proxy also confers discretionary authority on the proxies to vote on any other matter not currently known to management that may properly come before the Special Meeting. We do not expect that any matter other than the approval of the merger agreement will be brought before the Special Meeting. The grant of a proxy on the enclosed proxy card does not preclude you from voting in person.

    If you own shares but do not have certificates for them (for example through Yankee's 401(k) Stock Ownership Plan, the Employee Stock Purchase Plan or the Dividend Reinvestment Plan), your proxy card represents both:

    (a) the number of shares of Yankee common stock certificated in your name;
       and

    (b) the number of full shares of Yankee common stock credited to your account;

unless the registrations are in different names. If you have shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

REVOCABILITY OF PROXIES

    You may revoke a proxy at any time before it has been exercised by:

       - notifying in writing the Secretary of Yankee at 599 Research Parkway, Meriden, Connecticut 06450-1030;

       - completing a later-dated proxy and returning it to the attention of Thomas D. Dorsey, Director of Investor Relations of Yankee; or

       - appearing in person and voting at the Special Meeting.

    Additional proxy cards are available from the Director of Investor Relations of Yankee.

    Merely attending the Special Meeting will not by itself revoke a proxy. If you attend the Special Meeting you may revoke your proxy and vote in person by informing any of the persons named on the enclosed proxy card that you wish to revoke a previously-submitted proxy.

    We do not expect to adjourn the Special Meeting for a period long enough to require setting a new record date for the Special Meeting. If an adjournment occurs, it will have no effect on the ability of the Yankee shareholders of record as of the record date either to exercise their voting rights or to revoke any previously-submitted proxies.

SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies from Yankee shareholders, except for the costs associated with the printing and filing of this proxy statement/prospectus, which NU and Yankee intend to equally share.

    In addition to solicitation by mail, the directors, officers and employees of Yankee and its subsidiaries may solicit proxies from Yankee shareholders either by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies.

    Arrangements will also be made with banks, brokers or other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Yankee common stock held of record by these persons. Yankee will reimburse theses parties for reasonable out-of-pocket expenses incurred in forwarding the solicitation materials.

    We have retained Chase Mellon Shareholder Services to help solicit proxies. Chase Mellon Shareholder Services will receive a fee that we expect will not exceed $12,500 as compensation for its basic solicitation services, plus additional charges for any telephone solicitation services and reimbursement of its out-of-pocket expenses. Yankee has agreed to indemnify Chase Mellon Shareholder Services against certain liabilities arising from its engagement.

    YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS.

    NO VOTE REQUIRED FOR NU SHAREHOLDERS. Under Massachusetts law, NU shareholders need not approve the merger agreement. Thus, no one is soliciting proxies from NU shareholders.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS, AS WELL AS THE NEXT SECTION ENTITLED "THE MERGER AGREEMENT," DESCRIBE CERTAIN ASPECTS OF THE PROPOSED MERGER. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE MERGER AND THE MERGER AGREEMENT, BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT YOU WOULD LIKE TO KNOW. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE URGE YOU TO READ IT IN ITS ENTIRETY.

GENERAL DESCRIPTION OF THE MERGER

    Under the merger agreement, Yankee will merge into Merger Sub, which will be formed prior to the merger as a wholly-owned subsidiary of NU. Merger Sub will be the surviving company, will change its name to "Yankee Energy System, Inc.", and will continue to conduct Yankee's businesses as a direct, wholly-owned subsidiary of NU.

    Yankee shareholders (unless they have dissented) will have the right to receive cash or NU shares in exchange for their Yankee shares. They can elect to convert some of their Yankee shares into cash and others into NU shares. However, this election is subject to proration and an adjustment driven by tax considerations. Under the merger agreement, 55% of all issued and outstanding Yankee shares will be exchanged for cash, and 45% will be exchanged for NU shares.

    The per share cash consideration amounts to $45 in cash (as may be adjusted upwards). The per share stock consideration will be derived by dividing $45 by the average closing price of NU shares on the New York Stock Exchange for a defined period prior to completion of the merger. For a more thorough discussion of how the consideration to be received by Yankee shareholders will be calculated, see "The Merger Agreement--Conversion of Shares of Yankee Common Stock" on pages 43 to 46.

    The total value of the consideration that Yankee shareholders will receive in the merger is approximately $478 million. NU anticipates funding the cash portion of this figure from cash-on-hand, receipts from a debt offering and proceeds from restructuring in Connecticut, Massachusetts and New Hampshire.

BACKGROUND

    For the last several years, Yankee's board of directors regularly reviewed strategic options for increasing shareholder value. Among the options considered during this time were:

       - remaining an independent and small-sized company primarily engaged in the business of gas distribution in Connecticut;

       - growing the company through increased emphasis on diversification into non-regulated businesses;

       - looking for a merger partner of similar size; and

       - looking for a merger partner of larger size.

    Prior to the third quarter of 1998, management's efforts were directed primarily to diversification activities through the establishment of YESCo and R.M. Services, Inc. (See page 17 for a description of these companies.) Discussions regarding a potential combination with either of the other two local gas distribution companies in Connecticut also took place but did not result in serious negotiations or due diligence activities.

    The previous chief executive officer of Yankee resigned in late September 1998 following discussions with the board of directors that focused on two developments.

    1. While the R.M. Services, Inc. business was showing strong potential, Yankee's diversification efforts through YESCo had not yielded the earnings growth that was necessary to justify further substantial investment by Yankee in non-regulated businesses, given Yankee's size.

    2. The pace of consolidation within the gas industry had picked up. Electric utility companies were showing increased interest in acquiring gas utilities due to the perceived advantage of being able to offer customers multiple energy products and services, utilizing both electricity and natural gas, in a growing competitive environment.

    After the election of Charles E. Gooley as chief executive officer, and further discussions of these developments by the board of directors, Yankee's financial advisors, SG Barr Devlin, who had been retained in March 1998, gave several updates to the board of directors regarding business combination activities in the electric and gas utility industries. These updates included information on the significant premiums being paid by acquirors for medium- and small-sized distribution companies.

    The board of directors also continued to review the prospects for earnings growth and total return to shareholders if Yankee were to remain independent. In the period October 1998 through February 1999, Yankee received some expressions of interest from other companies in exploring possible business combinations.

    At a meeting on March 23, 1999, SG Barr Devlin made a presentation to the board of directors on prospective counterparties to business combinations with Yankee and the potential value to Yankee shareholders of a sale of the company or a merger of equals. In this presentation, SG Barr Devlin also gave a description of how the negotiation process would run, and the typical time frame involved. At this meeting, the board of directors authorized management and SG Barr Devlin to distribute a confidential information memorandum concerning Yankee to a limited number of companies for the purpose of gauging their interest in pursuing a business combination with Yankee. Following the execution of confidentiality and standstill agreements, four companies received the confidential information memorandum in early April 1999.

    On April 16, 1999, the executive committee of the board of directors met via teleconference and discussed with SG Barr Devlin and counsel to Yankee the various forms and components of consideration to Yankee's shareholders which might be negotiated in any business combination transaction. The discussion centered on the pros and cons of cash and stock components of consideration, including tax impacts, dividends, the effects of earnings accretion and dilution and the use of contractual "collar" mechanisms.

    At its regularly scheduled meeting on May 11, 1999, the board of directors received a report from management and SG Barr Devlin as to the preliminary indications of interest submitted by the companies that received the confidential information memorandum. The discussion focused on the preliminary price indications as well as proposed corporate structures, dividend policies, potential issues in obtaining regulatory approvals and mitigation of the risk of price declines where stock was proposed as part of the consideration. Following this discussion, the board of directors concurred with the recommendation of management and SG Barr Devlin that three of the companies that submitted preliminary non-binding proposals be invited to conduct in-depth due diligence concerning Yankee and submit a second round of proposals.

    During the period from May 17 through May 22, 1999, two of the three companies reviewed material in a data room established by Yankee and received presentations from management concerning Yankee's business and prospects. The third company decided not to participate further in the process. Yankee directed its counsel to distribute a proposed form of merger agreement to the companies' counsel. During this period, management and SG Barr Devlin also responded to numerous supplemental data requests from the companies. The two companies made management presentations to certain Yankee officers, and management reviewed SEC filings and other information concerning the potential acquirors. Mr. Gooley also met with the chief executive officers of both companies to discuss, among other things, opportunities for Yankee's employees in any combined organization.

    On June 4, 1999, the board of directors met in order to consider revised proposals submitted by the two companies that participated in the due diligence process. SG Barr Devlin reviewed and compared selected terms of the two proposals, including, among other terms:

       - the amount and form of consideration offered;

       - the tax treatment to Yankee's shareholders;

       - the type of contractual price protection offered as to the stock component of one of the offers; and

       - the corporate and management structures proposed.

    Yankee's counsel summarized the changes proposed by both companies in mark-ups of the draft merger agreement, which mark-ups had been sent to the directors. The board of directors then discussed the historical stock performance of the two companies, the ability of the companies to receive timely regulatory approvals for the proposed combinations, and other qualitative factors.

    After this discussion, the board of directors directed management and Yankee's financial and legal advisors to meet with one of the companies ("Company A") to ascertain whether a satisfactory merger agreement could be negotiated between Company A and Yankee. On June 6, 1999, a conference call between Yankee and Company A and their legal and financial advisors occurred to discuss the principal legal and business issues. The parties met on June 7, 1999 to further discuss these issues. Three of the six members of Yankee's board of directors participated in the conference call and meeting. On June 7, 1999, Mr. Gooley and the chief executive officer of Company A also met to discuss the proposed terms of employment of Mr. Gooley in the post-merger organization.

    Following the June 7 meeting, a number of issues remained unresolved in the negotiations with Company A. Chief among these issues were:

       - concerns over the ability of Company A to obtain necessary regulatory approvals on a timely basis in light of other pending and proposed utility company acquisitions by Company A;

       - terms of the merger agreement proposed by Company A which would have exposed Yankee to the risk of termination of the transaction under certain circumstances if regulators would not permit all of the combinations to proceed;

       - the limited downside protection afforded by the proposed terms of the transaction in the event of a decline in Company A's stock price prior to the closing; and

       - the ability of Company A's management to complete multiple pending transactions on a timely basis.

    After discussion of these and other issues in telephone conference calls on June 7 and June 8, 1999, the board of directors determined to explore further the possibility of a combination with NU.

    On June 9, 1999, members of the board of directors participated in a conference call with management and Yankee's legal and financial advisors to plan for potential negotiations with NU. SG Barr Devlin reviewed with the board the increases NU had previously made in the price it was offering for Yankee shares. At the time revised proposals were originally submitted, NU had offered $43 in cash per Yankee share. NU had subsequently increased this amount to $44 per share by the time of the June 4 board meeting. On June 5, 1999, SG Barr Devlin was notified that NU was increasing its price to $44.50 per Yankee share.

    The board of directors then established additional terms, not reflected in NU's previous proposals, on which Yankee would be prepared to undertake negotiations with NU. These terms included:

       - the addition to the purchase price of a daily accretion factor if the closing date does not occur within six months following the date Yankee's shareholders approve the merger agreement;

       - a termination fee payable by NU to Yankee under certain circumstances if the merger agreement is terminated because approval of the SEC under the Public Utility Holding Company Act of 1935 is not obtained;

       - the retention in the merger agreement of a covenant proposed by Yankee that restricts NU from undertaking additional business combination transactions that could reasonably be expected to significantly increase the risk of a regulatory approval required for the merger not being received, or to materially delay completion of the merger; and

       - satisfactory terms of employment for those members of Yankee's senior management team whom NU proposed to employ in the post-merger organization.

    On June 10, 1999, counsel for Yankee communicated these issues to counsel for NU. On June 11, 1999, Yankee and its financial and legal advisors met with NU and its legal advisors. Five of the six members of the board of directors of Yankee attended the meeting. NU's chief executive officer, Mr. Morris, and its chief financial officer, Mr. Forsgren, attended part of the meeting and made a presentation concerning NU's business and prospects and its plans for integration of Yankee's business into NU's operations. At the conclusion of this presentation, Yankee's representatives at the meeting met separately to discuss the NU presentation and the outstanding issues relating to the merger agreement. Yankee directed SG Barr Devlin to seek NU's agreement to a combination stock-and-cash transaction, rather than an all-cash offer, with the stock portion not being subject to any contractual "collar" provision. SG Barr Devlin was also directed to seek a further increase in the price being offered by NU.

    Following this session, the legal and financial representatives of the parties negotiated the merger agreement. NU also presented to Mr. Gooley a proposed draft of an employment agreement to be effective following the merger, and the general terms of offers of employment to other members of Yankee's senior management team were discussed. On June 12, 1999, Yankee's counsel circulated a revised draft of the merger agreement.

    On June 13, 1999, a conference telephone call was held among Yankee officers, its legal and financial advisors and four members of the board of directors in order to review the progress of negotiations with NU. On the same day, further negotiations concerning the merger agreement took place between representatives of Yankee and NU.

    On June 14, 1999, the board of directors held a meeting to review and consider the NU proposal. Prior to the commencement of the meeting, Yankee received notification from NU that it was increasing its proposed price for Yankee shares to $45 per share, payable in cash or NU common shares but subject to proration if Yankee shareholders owning more than 55% of Yankee shares elect to receive cash or if Yankee shareholders owning more than 45% of Yankee shares elect to receive NU common shares. Mr. Gooley and Yankee's legal and financial advisors explained the NU proposal to the board of directors. The board discussed and analyzed the NU proposal, comparing it to other available alternatives, including the continuing interest of Company A as evidenced by its revised cash-and-stock offer at a 3.3% higher price than the NU offer. After such discussion, the board of directors unanimously determined that, for the reasons set out in the following paragraphs, it was in the best interests of Yankee's shareholders, its employees and its customers for Yankee to enter into a business combination with NU. The board of directors then approved the merger agreement and authorized Yankee to enter into it. Later that day, Yankee and NU executed and delivered the merger agreement.

YANKEE'S REASONS FOR THE MERGER

    At a meeting held on June 14, 1999, after determining that the merger is fair to and in the best interests of Yankee's shareholders, its employees and its customers, the Yankee board of directors unanimously approved the merger agreement. In approving the merger agreement and in reaching its recommendation, the Yankee board of directors consulted with and relied upon information and reports prepared or presented by Yankee's management and Yankee's legal and financial advisors. The following are the material factors that the Yankee board of directors considered:

    1. The board of directors' review and analysis of Yankee's business, current and future financial condition, current earnings and earnings prospects, as well as the competitive business environment and changing regulatory environment facing a relatively small company such as Yankee;

    2.  Historical market prices of Yankee shares;

    3.  A review of the possible alternatives to a sale of Yankee, including:

       - the prospects of continuing to operate as a small-sized independent gas distribution company or attempting to acquire other smaller distribution companies in the New England region;

       - the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives; and

       - the possibility that Yankee's future performance might lead to a share price having a lower value than the consideration being offered in the merger;

    4. The per share consideration of $45 to be paid in the merger represents a premium for the Yankee shares of approximately 38% over the per share price of the Yankee shares on June 14, 1999, the last trading day before the announcement of the merger, and a premium of approximately 79% over the per share price for the Yankee shares on April 22, 1999, the last trading day before the announcement of the acquisition of another Connecticut gas distribution company began affecting Yankee's share price;

    5. The agreement of NU not to subject the portion of the merger consideration payable in NU shares to a customary contractual "collar" mechanism, with the result that Yankee shareholders have essentially complete protection against any potential decrease in the trading price of NU shares in the period between the date of the merger agreement and the second trading day prior to the closing date;

    6. The potential upward adjustment in the merger consideration by $0.005 for each day the completion of the merger is delayed past the end of the six-month period after the date on which Yankee shareholders approve the merger agreement;

    7. The provision of a termination fee payable to Yankee under certain circumstances if the merger agreement is terminated due to the failure of NU to receive all necessary approvals under the Public Utility Holding Company Act of 1935. The board of directors believes that both this feature and the potential price adjustment provide strong protection against the risks to Yankee shareholders of a delay in receiving, or the non-receipt of, this approval;

    8. The board of directors' assessment of NU's future prospects and business strategy; the potential for appreciation in trading prices of NU shares following the closing date; and the ability of Yankee shareholders to select either cash or NU shares, subject to proration;

    9. The financial presentation of SG Barr Devlin, including its opinion dated June 14, 1999 to the board of directors as to the fairness of the merger consideration from a financial point of view to the Yankee shareholders, as described below in "Opinion of the Financial Advisor to the Yankee Board";

    10. The terms of the merger agreement, including the covenant regarding future acquisition activities of NU described above under "Background" and the right of the board of directors under certain circumstances to terminate the merger agreement prior to its approval by the Yankee shareholders in the exercise of its fiduciary duty in connection with receipt by Yankee of a proposal superior to that given by NU; and

    11. The likelihood of consummation of the merger, including an assessment of the risks associated with obtaining necessary federal and state regulatory approvals on a timely basis compared to the board's view of such risks in the context of Company A's proposal.

    In determining to recommend the approval of the merger agreement, the board of directors also considered that the merger, which would result in the creation of a combined NU and Yankee system, was in the best interests of Yankee's employees, customers and the communities that Yankee serves. Yankee's residential, commercial, industrial and municipal customers will have the convenience and efficiency of their electric and gas needs being supplied by a single energy services company with reduced transaction costs incurred in gathering and analyzing information, contacting energy suppliers, negotiating terms of services and paying bills. The board of directors also took into account synergy-related cost savings which are expected to be realized over the longer term that would not be available to the separate companies absent the merger. The board of directors believes that these factors will help the combined company maintain competitive gas and electric rates for their customers.

    In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. The board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. While the foregoing discussion of the information and factors considered by the board of directors is not intended to be all-inclusive, it does constitute a summary of all material information considered by the board of directors in determining to recommend approval of the merger agreement.

OPINION OF THE FINANCIAL ADVISOR TO THE YANKEE BOARD

    On March 30, 1998, Yankee hired SG Barr Devlin to act as Yankee's financial and strategic advisor in developing and implementing future strategic and financial courses of action, including a potential business combination. SG Barr Devlin delivered its written opinion to the Yankee board of directors dated June 14, 1999 that, as of the date of the opinion, the merger consideration was fair from a financial point of view to holders of shares of Yankee common stock.

    A COPY OF SG BARR DEVLIN'S OPINION IS ATTACHED AS APPENDIX B AND INCORPORATED IN THIS DOCUMENT BY REFERENCE. YOU SHOULD READ THE ATTACHED OPINION CAREFULLY AND IN ITS ENTIRETY.

    In connection with rendering its opinion, SG Barr Devlin reviewed and relied upon:

       - the annual reports, Forms 10-K and selected other public filings of Yankee for the three years ended September 30, 1998 and the Forms 10-Q and related unaudited financial information for the quarterly periods ended December 31, 1998 and March 31, 1999;

       - the annual reports, Forms 10-K, and selected other public filings of NU for the three years ended December 31, 1998 and the Form 10-Q and related unaudited financial information for the quarterly period ended March 31, 1999;

       - certain internal information (including financial forecasts) provided by Yankee;

       - the merger agreement; and

       - other materials deemed by SG Barr Devlin to be necessary or appropriate.

    SG Barr Devlin also:

       - conducted discussions with members of senior management of Yankee and NU about their businesses, regulatory environments, prospects and strategic objectives;

       - reviewed the historical market prices and trading activity for Yankee shares and NU shares;

       - compared certain financial and operational information for Yankee with similar information for certain other companies;

       - compared the proposed financial terms of the merger with similar information from certain utility industry business combinations;

       - analyzed the valuation of Yankee shares using a variety of valuation methods; and

       - performed other studies and analyses as it deemed appropriate.

    SG Barr Devlin relied upon the accuracy and completeness of all financial and other information provided to it by Yankee and NU, and upon the assurances of management of Yankee and NU that they were not aware of any facts that would make that information inaccurate or misleading. SG Barr Devlin also relied upon the assurances of management of Yankee that all financial projections were reasonably prepared and reflected the best then-available estimates and judgments regarding future financial performance and the projected outcomes of legal, regulatory and other contingencies. These projections and estimates do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than projected or estimated.

    SG Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities of Yankee or NU, nor did it make any physical inspection of the properties or assets of Yankee or NU.

    SG Barr Devlin assumed that the merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that Yankee shareholders who exchange their shares for NU common shares will recognize no gain or loss for federal income tax purposes as a result of the merger. SG Barr Devlin assumed that the merger will be accounted for by the purchase method of accounting. SG Barr Devlin's opinion is necessarily based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it as of the date of the opinion.

    SG Barr Devlin's opinion is directed to the Yankee board of directors and the fairness, from a financial point of view, of the merger consideration taken as a whole (and not to the fairness of the amount of cash consideration, the stock consideration or the mixed consideration (where Yankee shareholders receive a combination of cash and stock) individually, as to which SG Barr Devlin is expressing no opinion). It does not address any other aspect of the merger and does not constitute a recommendation to you as to how you should act with respect to the merger. The merger consideration itself was determined by Yankee and NU through arm's-length negotiations. Yankee did not place any limitations upon SG Barr Devlin regarding the procedures followed or factors considered by SG Barr Devlin in rendering its opinion.

    In rendering its fairness opinion and making its presentations to the Yankee board of directors, SG Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors. While the material analyses and factors are summarized below, this summary is not a complete description. Furthermore, SG Barr Devlin did not attribute any particular weight to any analysis or factor; rather, SG Barr Devlin made its determination on the basis of qualitative judgments regarding the significance and relevance of each analysis and factor. Accordingly, SG Barr Devlin believes that its analyses must be considered as a whole, and that only considering portions of these analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The results of these analyses were discussed with the Yankee board of directors at its meeting on June 14, 1999.

    STOCK TRADING HISTORY.

    SG Barr Devlin reviewed the historical prices and trading activity of Yankee shares and NU shares and compared them to:

    (i) the Standard and Poor's Utility Index; and

    (ii) an index of common stock prices of selected natural gas distribution utilities (or their holding companies).

    This comparison provided perspective on the current and historical stock price performance of Yankee and NU relative to one another and to the selected indices. SG Barr Devlin used this analysis to provide historical background regarding the manner in which the public trading market had valued Yankee and NU in absolute terms and relative to each other.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS.

    SG Barr Devlin compared selected financial information and ratios for Yankee with the corresponding financial information and ratios for a group of publicly traded natural gas distribution utilities (or their holding companies) which SG Barr Devlin deemed to be comparable to Yankee. These comparable companies were selected on the basis of being companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Yankee operates. The following table lists the comparable companies that were used.

    AGL Resources, Inc.
    Atmos Energy Corporation
    Cascade Natural Gas Corporation
    CTG Resources, Inc.
    Indiana Energy, Inc.
    Laclede Gas Company
    New Jersey Resources Corporation
    NICOR Inc.
    Northwest Natural Gas Company

NUI Corporation
ONEOK, Inc.
Peoples Energy Corporation
Piedmont Natural Gas Company
Providence Energy Corporation
SEMCO Energy, Inc.
South Jersey Industries, Inc.
Washington Gas Light Company

    SG Barr Devlin determined ranges of multiples for the comparable companies based on the following financial ratios:

       - common stock market value as a multiple of

         -- net income for the 12-month period ended March 31, 1999;

         -- projected net income for the 12-month period ended December 31, 1999;

         -- projected net income for the 12-month period ended December 31, 2000;

         -- book value for the period ended March 31, 1999;

       - aggregate market value (defined as the sum of the common stock market value, plus any preferred stock, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of

         -- earnings before interest and taxes for the 12-month period ended
            March 31, 1999; and

         -- earnings before interest, taxes, depreciation and amortization for the 12-month period ended March 31, 1999.

    Applying such multiples to the corresponding data for Yankee (as reported and also on a weather normalized basis), this analysis produced reference values of $17.66 to $31.62 per share of Yankee common stock with a weighted average value of $25.21.

    Because of the inherent differences between the operations of Yankee and the comparable companies, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable company analysis also involves qualitative judgments concerning differences between the characteristics of the comparable companies and Yankee. Moreover, SG Barr Devlin believes that the comparable company analysis by itself does not reflect the potential incremental value to NU of a controlling interest in Yankee.

    DISCOUNTED CASH FLOW ANALYSIS.

    SG Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow analyses for Yankee, assuming that Yankee performed according to the operating and financial projections provided by its management for the period 1999 through 2003. The purpose of the discounted cash flow analysis was to estimate a range of reference values for the stock of Yankee. To calculate these values, Yankee's projected cash flows during each year of the projections, together with the estimated value of Yankee at the end of 2003, were discounted to the present using discount rates that ranged from 6.0% to 7.0%. SG Barr Devlin estimated values at the end of 2003 for Yankee by applying the following multiples that were derived from those of certain comparable public companies:

Earnings before interest and taxes.............................  10.7x--12.0x
Earnings before interest, taxes, depreciation and
  amortization.................................................  7.2x-- 8.2x
Book value.....................................................  1.44x--1.88x
Net income.....................................................  13.9x--15.9x

    This analysis produced reference values of $23.69 to $41.06 per share of Yankee common stock, with a weighted average value of $33.14.

    COMPARABLE TRANSACTION ANALYSIS.

    SG Barr Devlin reviewed certain comparable transactions involving acquisitions of natural gas distribution utilities (or their holding companies). These comparable transactions were selected because they were strategic combinations of companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Yankee operates. The comparable transactions included:

       - Pennsylvania Enterprises/Southern Union Company;

       - Southwest Gas Corporation/ONEOK, Inc.;

       - Connecticut Energy Corporation/Energy East Corporation;

       - Public Service Company of North Carolina/SCANA Corporation;

       - North Carolina Natural Gas Corporation/Carolina Power & Light Company;

       - Colonial Gas Company/Eastern Enterprises;

       - Essex County Gas Company/Eastern Enterprises; and

       - Bay State Gas Company/NIPSCO Industries, Inc.

    SG Barr Devlin determined implied ranges of multiples from the comparable transactions based on the following financial ratios:

       - implied consideration to be received by the smaller company's shareholders as a multiple of its

         -- net income for the most recent 12-month period available;

         -- projected net income for the current fiscal year;

         -- projected net income for the next fiscal year; and

         -- book value for the most recent period available;

       - implied aggregate consideration (defined as the sum of the implied consideration, plus any preferred stock, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) to be paid by the larger company as a multiple of the smaller company's

         -- earnings before interest and taxes for the most recent 12-month period available; and

         -- earnings before interest, taxes, depreciation and amortization for the most recent 12-month period available.

    SG Barr Devlin also calculated the implied percentage premium to the smaller company's shareholders by dividing the offer price over the one-day and one-month unaffected stock market prices for their shares.

    Applying such multiples and premiums to the corresponding data for Yankee (as reported and also on a weather normalized basis), this analysis produced reference values of $25.43 to $46.63 per share of Yankee common stock, with a weighted average value of $36.53.

    Because the reasons for and circumstances surrounding each of the comparable transactions were diverse and because of the inherent differences between the operations of Yankee and the companies in the selected transactions, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable transaction analysis also involves qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the value of Yankee.

    PRO FORMA MERGER ANALYSIS.

    SG Barr Devlin analyzed certain pro forma effects of the merger to Yankee shareholders for the period 2001 through 2003. This analysis was based upon earnings estimates for Yankee and NU from First Call Corporation as of June 11, 1999, without giving effect to possible benefits which might be realized following the merger. For Yankee shareholders who receive NU common shares in the merger, the analysis showed substantial improvement in earnings per share, with a slight improvement in expected dividends per share.

    SG Barr Devlin was selected as Yankee's financial advisor because SG Barr Devlin and principals of SG Barr Devlin have significant experience in the investment banking and electric and gas utility industries. SG Barr Devlin is a division of SG Cowen Securities Corporation specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, SG Barr Devlin and principals of SG Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in these industries.

    Yankee has agreed to pay SG Barr Devlin for its services related to the merger:

       - a transaction fee, based on the aggregate value to be received by Yankee shareholders at the time of closing, which would range from 0.80% of this value (if the value were $400,000,000) to 0.72% of this value (if the value were $500,000,000). The transaction fee is payable in three installments:

         -- one-third upon execution of the merger agreement;

         -- one-third upon approval of the merger agreement by Yankee shareholders; and

         -- one-third at the time of closing, less a credit for all financial advisory retainer fees previously paid.

    Yankee has agreed to reimburse SG Barr Devlin for its out-of-pocket expenses (including fees and expenses of legal counsel and other advisors engaged with the consent of Yankee) and to indemnify SG Barr Devlin against certain liabilities (including liabilities under the federal securities laws) relating to or arising out of its engagement. SG Barr Devlin has rendered from time to time various investment banking and other financial advisory services to Yankee and NU for which SG Barr Devlin has earned compensation, from Yankee and NU, with respect to such services, of approximately $360,000 and $375,000, respectively.

EFFECTIVE TIME

    The merger will become effective when the parties to the merger agreement file a Certificate of Merger with the Secretary of the State of Connecticut in accordance with the Connecticut Business Corporation Act, or at a later time that NU and Yankee may specify in the Certificate of Merger.

    The merger can not become effective before the date of the Special Meeting of Yankee shareholders. If the merger agreement is approved at the Special Meeting, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of regulatory approvals.

CERTIFICATE OF INCORPORATION AND BY-LAWS

    The certificate of incorporation of Merger Sub in effect immediately prior to the effective time will become the certificate of incorporation of the surviving company until it is amended, except that the name of the surviving company will be "Yankee Energy System, Inc." The by-laws of Merger Sub in effect immediately prior to the effective time will be the by-laws of the surviving company, until they are amended.

DIRECTORS AND OFFICERS

    DIRECTORS.

    After the merger becomes effective, the board of directors of the surviving company will consist of three of the current non-employee directors of Yankee and four other directors. All directors will be designated by NU. The chairman of the board will also be designated by NU. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, pursuant to the merger agreement, NU will add two members to the NU board of trustees. These seats will be filled by two directors of Yankee, as designated by NU and reasonably acceptable to Yankee.

    OFFICERS.

    Once the merger becomes effective, Charles E. Gooley will be the president and chief executive officer of the surviving company (which will be a subsidiary of NU). The other officers of the surviving company will be the same individuals who hold officer positions in Yankee immediately prior to the effective time. All officers will hold their positions until their successors are duly elected or appointed and qualified.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of Yankee by NU under the purchase method of accounting in accordance with generally accepted accounting principles. The purchase price will be allocated to utility assets and liabilities as well as to nonutility assets and liabilities of Yankee based on their estimated fair market values at the date of acquisition. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as plant acquisition adjustment (for the regulated businesses) and goodwill (for the unregulated businesses) on the consolidated balance sheet.

REGULATORY APPROVALS

    The parties must comply with federal and state regulatory requirements before they can complete the merger. Although there can be no guarantee that the parties will obtain the requisite consents or approvals on a timely basis, or at all, we believe that the necessary approvals can be obtained by early 2000.

    CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL.

    The Connecticut Department of Public Utility Control has jurisdiction over Yankee Gas, as a Connecticut public service company. Yankee Gas is a public service company under Connecticut law because it is a gas company distributing gas for heat or power within the public rights of way in Connecticut. NU and Yankee intend to file an application with the Department. The application will request approval for NU to directly control Yankee. The Department will consider whether NU is financially, technologically and managerially suitable to control Yankee Gas as well as the ability of Yankee Gas to continue to provide safe, adequate and reliable service to the public through its plant, equipment, and manner of operation were the application to be approved.

    NU and Yankee believe that their application to the Department will fully comply with the requirements of Connecticut law. They will include information in their application intended to demonstrate this. Nonetheless, opposition to the application is possible. The Connecticut Office of Consumer Counsel has the statutory authority to appear in and participate in the proceeding. We expect it to be named as a party in the Department hearings. The parties to the proceeding will be entitled to conduct discovery. This will likely consist of interrogatories addressed to NU and Yankee by Department staff, by the Office of Consumer Counsel, and possibly by other intervening parties.

    NU and Yankee can give no assurance that the necessary Department approvals will be obtained in a timely manner or at all. Moreover, it is possible that the Department approvals will include conditions that, if accepted, would result in a material adverse effect on NU or Yankee. If so, the parties will not be obligated to complete the merger.

    PUBLIC UTILITY HOLDING COMPANY ACT.

    The Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), imposes a number of restrictions on the operations of registered holding company systems. Among these restrictions are requirements that certain securities acquisitions and issuances, sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business must be authorized by the SEC.

    NU must obtain SEC approval under Section 9(a)(1) of the 1935 Act to acquire the outstanding shares of Yankee common stock. Section 9(a)(1) requires approval of the SEC under the standards of Section 10 of the 1935 Act before a registered holding company such as NU can acquire, directly or indirectly, "any securities or utility assets or any other interest in any business."

    Under the applicable standards of the 1935 Act, the SEC is directed to approve the acquisition unless it finds that:

    (1) the transaction would tend toward detrimental interlocking relations or a detrimental concentration of control;

    (2) the consideration is unreasonable; or

    (3) the transaction would unduly complicate the capital structure of the resulting holding company system or otherwise be detrimental to the public interest or the protection of investors or consumers or the proper functioning of the holding company system.

    Before approving the acquisition, the SEC must find further that the acquisition would comply with applicable state law, tend toward the development of an integrated public utility system, and otherwise conform to the 1935 Act's simplification and integration standards.

    The 1935 Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations, and regulates the purchase and sale of goods and services among holding company affiliates. The SEC may review the question of whether the NU system can include both gas and electric utility operations. The gas distribution business of Yankee Gas was originally part of the NU system, and was divested by NU in 1989 in anticipation of its acquisition of the Public Service Company of New Hampshire to avoid possible regulatory issues, including under the 1935 Act, which could have delayed that merger. Based on recent orders issued by the SEC under the 1935 Act, Yankee believes that post-acquisition NU will continue to satisfy the SEC's requirements for a registered holding company system.

    ANTITRUST.

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), and the rules promulgated under it by the U.S. Federal Trade Commission, we cannot complete the merger until we have notified and furnished certain information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and satisfied specified waiting period requirements. NU and Yankee will file notification and report forms under the Hart-Scott Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. Even after the waiting period expires or is terminated, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice may still challenge the merger on antitrust grounds, either before or after the merger is completed.

    OBLIGATIONS TO OBTAIN REGULATORY APPROVALS.

    Under the merger agreement, both NU and Yankee have agreed to use all commercially reasonable efforts to obtain all regulatory and governmental approvals necessary or advisable to complete the merger.

INJUNCTIONS

    NU's and Yankee's obligation to complete the merger is subject to the condition that there is no law, regulation or injunction in effect that would prohibit the completion of the merger.

LISTING OF THE NU COMMON SHARES ON THE NEW YORK STOCK EXCHANGE

    It is a condition to the obligations of NU and Yankee to complete the merger that the NU shares to be issued pursuant to the merger agreement be approved for listing on the New York Stock Exchange.

RESALE OF THE NU COMMON SHARES ISSUED IN THE MERGER; YANKEE AFFILIATES

    NU shares issued to Yankee shareholders in the merger will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for NU shares issued to any person deemed to be an "affiliate" of Yankee (for the purposes of Rule 145 promulgated under the Securities Act) at the time of the Special Meeting. These affiliates may not sell their NU shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such NU shares, or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Under the merger agreement, Yankee has delivered to NU a letter identifying all persons who were "affiliates" of Yankee (as that term is used in Rule 145) at the time of the letter, and all those who, to Yankee's best knowledge, will be "affiliates" at the completion of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When you consider the recommendations of the board of directors, you should realize that some board members and officers of Yankee have interests that may conflict with your own interests as a shareholder. The board of directors was aware of these interests and considered them along with other matters in recommending that you vote to approve the merger agreement.

    NU BOARD OF TRUSTEES.

    NU will add two trustees to the NU board of trustees. These seats will be filled by two of the directors of Yankee, chosen by NU and reasonably acceptable to Yankee. These trustees will not be employees of the surviving company. See "The Merger Agreement--Corporate Governance Matters" at page 43.

    SURVIVING COMPANY DIRECTORS AND OFFICERS.

    Three current non-employee directors of Yankee will be appointed directors of the surviving company. In addition, the officers of Yankee will become the officers of the surviving company (which will be a subsidiary of NU). See "The Merger Agreement--Corporate Governance Matters" at page 43.

    EMPLOYMENT AGREEMENTS.

    NU and Yankee have entered into an employment agreement with Charles E. Gooley. In addition, NU has agreed to offer to enter into binding employment arrangements with J. Kingsley Fink, Mary J. Healey, Thomas J. Houde, Steven P. Laden, James M. Sepanski and Murry K. Staples. NU will enter into these binding employment arrangements on the closing date with those persons who have accepted the offers. At the effective time, these employment arrangements will replace each executive's existing agreement with Yankee.

    Under the terms of Mr. Gooley's employment agreement with NU and Yankee, NU will employ Mr. Gooley as president and chief executive officer (or in a similar capacity) of the surviving company after the merger on terms which include the following:

       - employment for a term of at least three years;

       - annual base salary not less than his Yankee salary prior to the merger;

       - entitlement to participate in all employee pension, retirement and welfare plans and programs, and any short-term and long-term incentive compensation programs made available by NU to its senior executives;

       - upon termination, entitlement to various benefits depending on the circumstances of his termination. If the surviving company terminates his employment without cause and he delivers a written release of any claims against the surviving company, NU and other related parties, Mr. Gooley will receive a severance package which includes:

         -- a cash payment equal to his then yearly salary as liquidated damages for the surviving company's failure to continue his employment;

         -- a cash payment equal to his then yearly salary as consideration for the non-competition and non-solicitation covenants contained in his employment agreement;

         -- continued coverage under any welfare plans and programs for a two-year period following termination;

         -- any other benefits under any other applicable plans and programs of NU; and

         -- all stock options and restricted shares granted to Mr. Gooley vesting and becoming exercisable within 36 months of his termination.

    The employment agreement also provides for the payment of certain benefits to Mr. Gooley in the event his employment is terminated upon a "change in control" of NU.

    The proposed employment arrangements with the other named officers offer them compensation and benefits not less than what they receive from Yankee immediately prior to the effective time, subject to upward review to match the standard terms for officers of NU subsidiaries generally.

    CHANGE IN CONTROL AGREEMENTS.

    Yankee and some of its subsidiaries have entered into Change in Control Executive Severance Agreements with J. Kingsley Fink, Charles E. Gooley, Mary J. Healey, Thomas J. Houde, Steven P. Laden, James M. Sepanski and Murry K. Staples. The intent of these agreements is to assure continuity in the management of Yankee's operations in the event of a "change in control." The merger qualifies as a change in control under these agreements. They provide that the executive officer is entitled to a severance payment if their employment is terminated within two years of a change in control either:

    (i) by Yankee for reasons other than for disability, death or cause; or

    (ii) by the executive officer due to a material diminution in status, position, duties or responsibilities, a reduction in total compensation, or assignment to a location more than 50 miles from the executive officer's current place of employment.

    If their employment is terminated under these circumstances, the executive officer's severance package includes:

       - a payment which is twice the executive officer's annual base salary at the date of the change in control; plus

       - the average annual incentive compensation paid to the executive officer in the two previous full fiscal years.

    In addition, for two years, the executive officer shall be entitled to participate in all benefit plans in which they participated before termination. If the executive officer is age 55 or older on the date of termination, they shall be entitled to receive service and compensation credit under Yankee's pension plans until their normal retirement date.

    ACCELERATION OF VESTING.

    Under Yankee's 1996 Long-Term Incentive Compensation Plan, some officers, executives and managerial employees of Yankee and its subsidiaries have been awarded:

       - restricted and/or unrestricted shares of Yankee common stock;

       - options to purchase shares of Yankee common stock;

       - stock appreciation rights; and

       - other incentive awards such as annual incentive awards and long-term incentive awards.

    When these persons exercise their stock appreciation rights, the Yankee board of directors decides whether they receive cash, shares of Yankee common stock or a combination of the two. When they receive annual incentive awards, the officers themselves can choose to receive either cash or restricted shares of Yankee common stock. Long-term incentive awards are payable in restricted and unrestricted shares of Yankee common stock.

    Unless Yankee's board of directors expressly says otherwise, upon a "change in control" (which will be deemed to have occurred upon completion of the merger):

    (i) all restrictions and conditions applicable to any outstanding shares of Yankee common stock awarded to these persons under the 1996 plan will be deemed satisfied;

    (ii) all options to purchase shares of Yankee common stock granted to these persons under the plan at least six months prior to a change in control will become exercisable; and

   (iii) any stock appreciation rights granted to these persons under the 1996 plan and exercised upon or after a change in control must be paid in cash.

    Yankee's board of directors intends to allow all outstanding options to purchase shares of Yankee common stock to become exercisable prior to the effective time. Individuals who do not exercise their Yankee stock options prior to the effective time will receive replacement options to acquire NU common shares. See also "The Merger Agreement--Additional Agreements--Yankee Stock Plans" at page 53.

    Under Yankee's Annual Incentive Plan and its Executive Long-Term Incentive Plan, restricted shares of Yankee common stock have been awarded to officers and other employees. Unless Yankee's Organization and Compensation Committee or another committee designated by Yankee's board of directors decides otherwise (which is not contemplated), upon a "change in control" (which will be deemed to have occurred upon completion of the merger), all restrictions and conditions applicable to any outstanding shares of Yankee common stock granted under these plans will be deemed satisfied.

    The following table lists:

       - the names and positions of each of the current executive officers and directors who received options and other grants and awards under the 1996 plan, the Annual Incentive Plan and the Executive Long-Term Incentive Plan;

       - the number of options and awards received; and

       - the number of those options and awards that are expected to vest upon completion of the merger.

                  TOTAL STOCK OPTIONS ISSUED/AVAILABLE TO DATE
                              AS OF AUGUST 6, 1999

                                              1994 STOCK OPTION AWARD   1996 STOCK OPTION AWARD   1997 STOCK OPTION AWARD
                                              ------------------------  ------------------------  ------------------------
            OFFICER AND POSITION                OPTIONS       TOTAL       OPTIONS       TOTAL       OPTIONS       TOTAL
--------------------------------------------    STRIKE      AVAILABLE     STRIKE      AVAILABLE     STRIKE      AVAILABLE
               (YANKEE UNLESS                    PRICE         FOR         PRICE         FOR         PRICE         FOR
              OTHERWISE NOTED)                  $21.63      EXERCISE      $23.69      EXERCISE      $23.72      EXERCISE
--------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Fink, J. Kingsley V.P., Yankee Gas..........           0            0            0            0            0            0
Gooley, Charles E. President and C.E.O......       7,500            0        6,400        6,400        4,500        4,500
Healey, Mary J. V.P., General Counsel and
  Secretary.................................       2,100        2,100        4,300        4,300        1,300        1,300
Houde, Thomas J. V.P........................       2,500        2,500        4,100        4,100        1,200        1,200
Laden, Steven P. V.P........................           0            0            0            0        1,900        1,900
Sepanski, James M., V.P., C.F.O. and
  Treasurer.................................           0            0            0            0        1,100        1,100
Totals......................................       4,600        4,600       14,800       14,800       10,000       10,000

                                              1998 STOCK OPTION AWARD   1999 STOCK OPTION AWARD
                                              ------------------------  ------------------------
            OFFICER AND POSITION                OPTIONS       TOTAL       OPTIONS       TOTAL                       TOTAL
--------------------------------------------    STRIKE      AVAILABLE     STRIKE      AVAILABLE    TOTAL STOCK    AVAILABLE
               (YANKEE UNLESS                    PRICE         FOR         PRICE         FOR         OPTIONS         FOR
              OTHERWISE NOTED)                  $23.13      EXERCISE      $29.31      EXERCISE       ISSUED       EXERCISE
--------------------------------------------  -----------  -----------  -----------  -----------  -------------  -----------
Fink, J. Kingsley V.P., Yankee Gas..........         600          600        1,700        1,700         2,300         2,300
Gooley, Charles E. President and C.E.O......       1,500        1,500        5,200        5,200        25,100        17,600
Healey, Mary J. V.P., General Counsel and
  Secretary.................................         500          500        1,000        1,000         9,200         9,200
Houde, Thomas J. V.P........................         500          500        1,000        1,000         9,300         9,300
Laden, Steven P. V.P........................         600          600        1,100        1,100         3,600         3,600
Sepanski, James M., V.P., C.F.O. and
  Treasurer.................................         700          700        2,100        2,100         3,900         3,900
Totals......................................       4,400        4,400       12,100       12,100        53,400        45,900

    Under the Non-Employee Directors' Stock Compensation Plan, each non-employee director, upon election or re-election to the board of directors, receives an award of 450 restricted shares of Yankee common stock. One-third of these shares vests each year at subsequent annual meetings of shareholders. These shares are subject to the plan's provisions on forfeiture and restrictions on dispositions until vesting. Upon a "change in control" (which will be deemed to have occurred upon completion of the merger), all restrictions and conditions applicable to the shares awarded under this plan will be deemed satisfied and all the shares not already vested will vest. The following table shows the number of restricted, non-vested shares of Yankee common stock awarded under the plan to non-employee directors that would vest if the merger were completed on the date of this mailing:

                                                                 NON-EMPLOYEE
                                                                   DIRECTOR
                                                                  RESTRICTED
                                                                     STOCK
                                                                ---------------
                                                                  RESTRICTED
                                                                 STOCK TO VEST
                                                                ---------------
Olcott, Emery G...............................................           150
Cloud Jr., Sanford............................................           225
Kraus, Eileen S...............................................           300
Rando, John J.................................................           450
Worthy, Patricia M............................................           300
                                                                       -----
                                                                       1,425*
                                                                       -----
                                                                       -----

------------------------

* As of the January 2000 annual meeting, 150 shares of restricted stock included in each of the above totals are expected to vest for each of these non-employee directors. Furthermore, if Mr. Olcott is re-elected at such time, he would be awarded an additional 450 shares of restricted stock.

    ACCELERATION OF FUNDING.

    Under the Non-Employee Director Deferred Compensation Plan, non-employee directors have elected to defer receipt of any fees payable to them for their service on Yankee's board of directors. Included in these are fees payable in the form of Yankee shares and any shares issued to them pursuant to the Non-Employee Directors' Stock Compensation Plan. Under the terms of the deferred compensation plan, the non-employee director can elect to have some of the amounts that are deferred and credited to their account paid to them in the form of shares of Yankee common stock.

    Upon a "change in control" (which will be deemed to have occurred upon completion of the merger), Yankee must pay an amount into the trust established in connection with the deferred compensation plan. This amount must be sufficient to pay each plan participant or their beneficiaries the benefits to which they would be entitled under the terms of the plan at the time the change in control occurred. The following table lists the number of Yankee shares deferred in the Stock Unit Accounts of the following participants in the deferred compensation plan:

                                                       NON-EMPLOYEE DIRECTOR
                                                       DEFERRED COMPENSATION
                                                   -----------------------------
                                                      NUMBER OF YANKEE SHARES
                                                             DEFERRED
                                                    IN STOCK UNIT ACCOUNT AS OF
                                                          AUGUST 6, 1999
                                                   -----------------------------
Lowther, Frederick M.*...........................                3,114
Olcott, Emery G..................................                1,166
Cloud Jr., Sanford...............................                   97
Kraus, Eileen S..................................                6,154
Rando, John J....................................                2,588
Worthy, Patricia M...............................                2,377

------------------------

*   Mr. Lowther resigned as a director of Yankee effective September 2, 1998.

    RETENTION BONUSES.

    Yankee and Yankee Gas have entered into Stay Bonus Agreements with Nicholas
A. Rinaldi, Controller of Yankee and Yankee Gas, and Robert J. Bourne, Assistant General Counsel and Assistant Secretary of Yankee and Yankee Gas. In these agreements, the officers will receive a lump sum cash bonus equivalent to six months' salary if they remain employees of Yankee and Yankee Gas at least until the effective time.

    INDEMNIFICATION.

    From the effective time onwards, NU and the surviving company will ensure that those individuals who were officers, directors or employees of Yankee or any of its subsidiaries at any time before the effective time are indemnified, defended and held harmless (to the fullest extent permitted by applicable law) for the following:

    (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if NU provided written consent to the settlement) arising out of events that occurred at or before the effective time and are (at least in part) based on the fact that the individual served as a director, officer or employee of Yankee or one of its subsidiaries; and

    (ii) those losses in (i) above to the extent they are based on or pertain to the merger transactions.

    In addition, for six years after the effective time, NU will either:

    (i) maintain policies of liability insurance for the benefit of those directors and officers of Yankee or its subsidiaries who are currently covered; or

    (ii) provide tail coverage (to cover claims received after the policy period) for those officers and directors.

    In either case, the terms of the coverage will be at least as favorable as the terms of the insurance coverage currently provided by Yankee. In any year, however, NU will not be required to pay more than twice the annual aggregate premiums that Yankee currently pays.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    We have set out below some of the material U.S. federal income tax consequences of the merger to Yankee shareholders. This discussion is for general information only. It does not purport to consider all aspects of U.S. federal income taxation that may be relevant to you. This discussion is based upon the provisions of the Internal Revenue Code, existing regulations, and administrative and judicial interpretations of the Internal Revenue Code in effect at the date of this document. Please remember that these are subject to change, possibly with retroactive effect.

    This discussion applies only to Yankee shareholders who hold their Yankee shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not apply to the following:

       - shareholders who received their Yankee shares pursuant to the exercise of employee stock options or similar securities or otherwise as compensation;

       - shareholders who hold their Yankee shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

       - shareholders (including financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities and shareholders subject to the alternative minimum tax) who may be subject to special rules;

       - shareholders whose functional currency is not the U.S. dollar; or

       - shareholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts.

    This discussion does not consider the effect of any foreign, state or local laws or any U.S. federal laws other than those pertaining to income tax.

    YOUR INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES TO YOU OF THE MERGER. THE PARTICULAR FACTS OR CIRCUMSTANCES THAT MAY AFFECT THE CONSEQUENCES TO YOU ARE NOT DISCUSSED HERE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS TO DETERMINE THE TAX EFFECT TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, U.S. FEDERAL, STATE, LOCAL OR OTHER TAX LAWS.

    For the merger to be completed, both NU and Yankee must receive an opinion from their respective attorneys to the effect that the merger will be treated as a reorganization within the meaning Section 368(a) of the Internal Revenue Code.

    The opinions will be based upon customary assumptions and representations of fact, including representations of fact contained in certificates of officers of NU, Yankee and others. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain such contest.

    The following discussion assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. As discussed below, the U.S. federal income tax consequences of the merger to you depend on the form of consideration you receive.

    SHAREHOLDERS WHO RECEIVE SOLELY NU COMMON SHARES.

    If you exchange your Yankee shares solely for NU shares you will not recognize any gain or loss on that exchange, except to the extent you receive cash in lieu of fractional shares of NU (as discussed below). The aggregate adjusted tax basis of the NU shares you receive will equal your aggregate adjusted tax basis in the Yankee shares surrendered (reduced by the adjusted tax basis allocable to any fractional shares of NU received in the merger). The holding period of the NU shares you receive in the merger will include the holding period of the Yankee shares surrendered.

    SHAREHOLDERS WHO RECEIVE CASH AND NU COMMON SHARES.

    If you receive part cash and part NU shares in the merger and your adjusted tax basis in the Yankee shares surrendered is less than the sum of the fair market value (at the date of the merger) of the NU shares and the amount of cash you receive, then you will recognize a gain. This recognized gain will equal the lesser of:

    (1) the sum of the amount of cash and the fair market value (at the date of the merger) of the NU shares received, minus the adjusted tax basis of the Yankee shares surrendered in the exchange; and

    (2) the amount of cash you receive in the exchange.

    However, if your adjusted tax basis in the Yankee shares surrendered is greater than the sum of the amount of cash and the fair market value of the NU shares received, your loss will not be currently allowed or recognized for U.S. federal income tax purposes.

    If you recognize a gain in the exchange and the exchange sufficiently reduces your proportionate stock interest (as discussed below), the gain will be characterized as a capital gain. If the exchange does not sufficiently reduce your proportionate stock interest, the gain will be taxable as a dividend to the extent of your ratable share of available earnings and profits (and the remainder, if any, of the recognized gain will be capital gain).

    Whether the exchange sufficiently reduces your proportionate stock interest is determined in accordance with Section 302 of the Internal Revenue Code, taking into account the stock ownership attribution rules of Section 318 of the Internal Revenue Code. Under those rules, for the purposes of determining whether the exchange sufficiently reduces your proportionate stock interest, you are treated as if:

    (1) all your Yankee shares were first exchanged in the merger for NU shares; and

    (2) a portion of those NU shares were then redeemed for the cash actually received in the merger.

    Your hypothetical stock interest in NU (both actual and constructive) after hypothetical step (2) is compared to your hypothetical stock interest in NU (both actual and constructive) after hypothetical step (1). Dividend treatment will apply unless:

       - your stock interest in NU has been completely terminated; or

       - there has been a "substantially disproportionate" reduction in your stock interest in NU (I.E., such interest after hypothetical step (2) is less than 80% of the interest after hypothetical step (1)); or

       - the exchange is not "essentially equivalent to a dividend."

    The determination is based on your particular facts and circumstances. However, the Internal Revenue Service has indicated in published rulings that a distribution is not "essentially equivalent to a dividend" (and will therefore result in capital gain treatment) if the distribution results in any actual reduction in your stock interest if you are an extremely small minority shareholder in a publicly held corporation and you exercise no control with respect to corporate affairs.

    Because the determination of whether a payment will be treated as having the effect of the distribution of a dividend generally will depend upon your individual facts and circumstances, you are strongly advised to consult your own tax advisors regarding the tax treatment of cash received in the merger, including the application of the constructive ownership rules of the Internal Revenue Code and the effect of any transactions in NU shares or Yankee shares by you.

    If you receive cash and NU shares in the merger, your adjusted tax basis in the NU shares you receive will equal your adjusted tax basis in your Yankee shares increased by any gain recognized as a result of the merger and reduced by the amount of cash received in the merger. The holding period of the NU shares received will include the holding period of the Yankee shares surrendered.

    SHAREHOLDERS WHO RECEIVE SOLELY CASH.

    The exchange of Yankee shares solely for cash generally will result in recognition of gain or loss by you in an amount equal to the difference between the amount of cash received and your adjusted tax basis in the Yankee shares surrendered. The gain or loss recognized will be long-term capital gain or loss if your holding period for the Yankee shares surrendered exceeds one year. There are limitations on the extent to which you may deduct capital losses from ordinary income.

    If you receive only cash in exchange for all of your Yankee shares and:

       - you constructively own Yankee shares before the merger; or

       - you actually or constructively own NU shares after the merger (as the result of the merger or otherwise);

some or all of the cash you receive may be taxed as a dividend. You should consult your tax advisors to determine the amount and character of the income recognized in connection with the merger.

    CASH RECEIVED IN LIEU OF FRACTIONAL SHARES.

    If you receive cash in lieu of a fractional NU share, you will be treated as having first received the fractional NU share in the merger and then as having received cash in exchange for that fractional share interest. Thus, you generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional NU share and the portion of the adjusted tax basis in the Yankee shares allocable to that fractional interest.

    SPECIAL RULES FOR SHAREHOLDERS THAT ARE CORPORATIONS.

    To the extent that cash received in exchange for Yankee shares is taxable as a dividend (as described above) to a Yankee shareholder that is a corporation for U.S. federal income tax purposes, that shareholder will be:

    (1) eligible for a dividends received deduction (subject to applicable limitations); and

    (2) subject to the "extraordinary dividend" provisions of the Internal Revenue Code.

    Under legislation recently enacted, any cash that is taxable as a dividend to a corporate shareholder will constitute an extraordinary dividend. Consequently, the nontaxed portion of that dividend will reduce the adjusted tax basis of a Yankee shareholder that is a corporation in the NU shares it receives in the merger, but not below zero, and will thereafter be taxable as capital gain.

    INCOME TAX RATES.

    Capital gain recognized in the merger by individuals and certain other non-corporate Yankee shareholders who have held their Yankee shares for more than one year generally will be subject to a maximum U.S. federal income tax rate of 20%. Gain or dividend income otherwise recognized by Yankee shareholders generally will be subject to:

    (1) a maximum 39.6% U.S. federal income tax rate for individuals and certain other non-corporate shareholders; or

    (2) a maximum 35% U.S. federal income tax rate for corporations.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO NU, YANKEE AND MERGER SUB.

    Assuming the merger is treated as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, none of NU, Yankee or Merger Sub will recognize gain or loss as a result of the merger.

    BACKUP WITHHOLDING.

    Payments to Yankee shareholders in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless they:

    (1) provide a correct taxpayer identification number (which, for an individual shareholder, is the shareholder's social security number) and any other required information to the paying agent in the merger (described below in the next section on "The Merger Agreement"); or

    (2) are a corporation or come within certain exempt categories and, when required, demonstrate that fact and otherwise comply with applicable requirements of the backup withholding rules.

    If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your U.S. federal income tax liability. You should consult with your own tax advisors as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

    YOU MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN YOU SUBMIT YOUR YANKEE SHARE CERTIFICATES.

                              THE MERGER AGREEMENT

    The following description of the merger agreement is only a summary. We urge you to read the actual merger agreement, a copy of which is attached as Appendix A to this proxy statement/ prospectus.

GENERAL

    The merger agreement provides that Yankee will merge into Merger Sub. Merger Sub will be formed prior to the merger as a wholly-owned subsidiary of NU. Merger Sub will be the surviving company, will change its name to "Yankee Energy System, Inc.", and will continue to conduct Yankee's businesses as a direct, wholly-owned subsidiary of NU.

    The closing of the merger will occur on the second business day after the date upon which all conditions to the merger have been satisfied or waived, or at such other time as Yankee and NU agree. On the date of the closing, Yankee and NU will deliver a certificate of merger to the Secretary of the State of Connecticut for filing. The merger will become effective upon filing this certificate or at a later time specified in the certificate. We expect that the closing date will occur in late 1999 or early 2000.

CORPORATE GOVERNANCE MATTERS

    DIRECTORS.

    After the effective time, the board of directors of the surviving company will consist of three current non-employee directors of Yankee and four other directors. All directors will be designated by NU. The chairman of the board will also be designated by NU. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, NU will add two members to its board of trustees. These seats will be filled by two directors of Yankee, designated by NU and reasonably acceptable to Yankee.

    OFFICERS.

    After the effective time, Charles E. Gooley will be the president and chief executive officer of the surviving company (which will be a subsidiary of NU). The other officers of the surviving company will be the same individuals who hold the officer positions of Yankee immediately prior to the effective time. All officers will hold their positions until their successors are duly elected or appointed and qualified.

CONVERSION OF SHARES OF YANKEE COMMON STOCK

    MERGER CONSIDERATION.

    At the effective time, all shares of Yankee common stock (other than those held (i) by Yankee shareholders who have not voted in favor of the Merger and have properly demanded dissenters' rights, (ii) by Yankee as treasury stock or
(iii) by NU) will be converted into the right to receive the merger consideration. Yankee shareholders will have a right to elect the form of consideration they would like to receive. They can elect to receive cash, NU shares, or a combination of cash and NU shares. However, the proportions of cash and NU shares they actually receive may be subject to proration or adjustment based on tax considerations explained below.

    The cash consideration amounts to $45 per share, subject to adjustment (the "Cash Consideration"). Adjustments will be made if the closing date does not occur within six months of the date on which Yankee shareholders approve the merger agreement. In this case, the Cash

Consideration will be adjusted upwards at a rate of $0.005 for each day the merger is delayed past the end of this six-month period, up to and including the day before the earlier of:

       - the closing date; and

       - the "Extended Termination Date" (which is September 14, 2000, assuming that on April 14, 2000 all conditions to closing were fulfilled or capable of being fulfilled, other than the condition relating to governmental regulatory and other consents and approvals).

    The per share stock consideration is a number of NU shares equal to the Cash Consideration divided by the average of the closing prices of NU shares on the New York Stock Exchange for a defined period before the effective time (specifically, the 20 trading days prior to the second trading day before the effective time).

    From the effective time onwards, no Yankee shares will be outstanding. They will all be automatically canceled and retired. Yankee shareholders will cease to have any rights as such. The only rights attaching to their Yankee shares will be the right to either receive the merger consideration (cash, NU shares or a combination of the two) or dissent. If they have properly demanded dissenters' rights, they will have those rights that are granted by Connecticut law.

    OVERSUBSCRIPTION OF CASH OR STOCK.

    Yankee shareholders, as a group, may submit elections to convert more than 55% of the outstanding Yankee shares into cash or more than 45% into NU shares. If either cash or NU shares is oversubscribed, then an equitable pro rata adjustment will be made to ensure that 55% of the outstanding Yankee shares are converted into cash and 45% are converted into NU shares. For example, if cash is oversubscribed, each Yankee share as to which an election was submitted to be converted into the $45 in cash will, instead, be converted into an amount of cash that is less than $45 and a number of NU shares to make up the difference. Similarly, if NU shares are oversubscribed, each Yankee share as to which an election was submitted to be converted into a certain number of NU shares will, instead, be converted into fewer NU shares and an amount of cash to cover the difference.

    NO FRACTIONAL SHARES.

    No fractional NU shares will be issued in the merger. Yankee shareholders will receive a cash payment in lieu of fractional NU shares. This cash will come from an exchange agent's open-market sales of the aggregate fractional NU shares.

    ADJUSTMENT TO PER SHARE NU SHARE AMOUNT.

    If NU changes the number of NU shares issued and outstanding prior to the effective time through a stock split, stock dividend, reclassification or other similar transaction, or pays an extraordinary dividend, and in any of these instances the record date is prior to the effective time, then the calculation of the number of NU shares to be received in the merger will be adjusted to reflect this transaction. If NU enters into a merger or consolidation whereby NU shares are converted into or exchanged for the shares of another company, Yankee shareholders entitled to receive NU shares under the merger agreement will be entitled to receive an amount of the replacement securities (in the new merger or consolidation) of equivalent value.

    TAX ADJUSTMENT.

    NU and Yankee intend the merger to be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and, therefore, tax-free for those Yankee shareholders who receive only NU shares in the transaction. Under the Internal Revenue Code, however, the merger might not be a reorganization if, at the closing date, the total value of the NU shares that Yankee shareholders receive is less than 45% of the value of the total consideration that Yankee shareholders (including shareholders who exercise dissenters' rights) receive in connection with the merger. For these purposes, the total consideration received includes not only NU shares and cash, but also any other amounts treated as consideration in connection with the merger for purposes of the Internal Revenue Code. To prevent this from happening, the value of the NU shares received will be fixed at 45% of the value of the total consideration and the amount of cash received will be fixed at 55% of the value of the total consideration.

    EXCHANGE AGENT.

    The surviving company will deposit with an exchange agent an amount of cash and certificates representing the NU shares required to convert the Yankee shares into NU shares and cash.

    ELECTION PROCEDURE; EXCHANGE OF CERTIFICATES.

    NU and Yankee will use their best efforts to have forms of election mailed to record holders of Yankee shares not less than 30 days before the effective time. They will also use their best efforts to make forms of election available to persons who become record holders after this mailing but not later than seven business days before the effective time. To be effective, a form of election must be:

       - properly completed, signed and submitted to NU's transfer agent and registrar, as paying agent (the "Paying Agent");

       - accompanied by the Yankee share certificates as to which the election is being made (or an appropriate guarantee of delivery of such certificates as provided in the merger agreement); and

       - received by the Paying Agent by the election deadline, which is 5:00 p.m., New York City Time, on the second day after the effective time.

    NU has the right to determine whether a Yankee shareholder has properly completed, signed, and submitted (or revoked) a form of election and to disregard immaterial defects in the form of election. NU may delegate this right to the Paying Agent. Neither NU nor the Paying Agent is under any obligation to notify any person of any defect in a form of election submitted to the Paying Agent. The Paying Agent will also make all computations that the merger agreement requires, and all such computations will be conclusive and binding on Yankee shareholders. Forms of election may be revoked in writing prior to the election deadline.

    A Yankee shareholder who submits an untimely or improper form of election will be deemed not to have made an election. In this case, Yankee can decide whether to treat that shareholder's shares as shares that the shareholder elected to exchange for cash or shares they elected to exchange for NU shares.

    EXCHANGE AND PAYMENT PROCEDURES.

    Promptly after the effective time, the Paying Agent will mail to each record holder of a certificate or certificates representing Yankee shares that have been converted into the right to receive the merger consideration:

       - a letter of transmittal for use in submitting stock certificates to the Paying Agent; and

       - instructions explaining what the shareholders must do to effect the surrender of the Yankee stock certificates and receive the merger consideration to which they are entitled.

    After a shareholder submits their stock certificates, a letter of transmittal and other documents that may be required, they will have the right to receive cash, a certificate representing NU shares, or both.

    The merger consideration may be delivered to someone who is not listed in Yankee's transfer records if they present a Yankee share certificate to the Paying Agent along with all documents required to prove that the certificate has been transferred to them and any applicable stock transfer taxes have been paid.

    Until surrendered, each certificate (other than those representing those shares to be canceled which are held by Yankee as treasury stock or by NU) will be deemed at any time after the effective time to represent only the right to receive the merger consideration upon surrender. No interest will be paid on any cash payable to those surrendering certificates.

    PAYMENTS FOLLOWING SURRENDER.

    Until they have surrendered their certificates, holders of certificates who elect to receive NU shares will not receive:

       - dividends and other distributions with respect to NU shares to which they are entitled under the merger agreement that are declared or made with a record date after the effective time; or

       - cash payment in place of fractional NU shares.

    When they surrender their certificates, Yankee shareholders will receive the cash payable in place of fractional NU shares to which they are entitled under the merger agreement. They will also receive the dividends or other distributions (on whole NU shares to which they are entitled) that have been paid to NU shareholders if such distributions had a record date after the effective time. On the appropriate payment date, these shareholders will also be paid the amount of dividends or other distributions (on whole NU shares to which they are entitled) with a record date after the effective time (but before surrender) and a payment date after surrender.

    DISSENTERS' SHARES.

    Yankee shareholders who decide to pursue their rights to dissent under Connecticut law will lose their right to receive the merger consideration; they will have only those rights that are granted by applicable Connecticut law. If, however, after the effective time, a holder withdraws or loses their right to dissent, their Yankee shares will be treated as if they had elected to receive the Cash Consideration. Yankee will promptly notify NU if it receives any written demands for payment of the fair value of outstanding Yankee shares and withdrawals of such demands. The surviving company will make all these payments.

    WITHHOLDING RIGHTS.

    The Merger Sub and NU are entitled to withhold from payments of consideration to shareholders of Yankee such amounts as required to be deducted and withheld by federal, state, local and foreign tax laws. For purposes of the merger agreement, such withheld amounts will be treated as if they were paid to the Yankee shareholder.

    DO NOT FORWARD CERTIFICATES TO THE PAYING AGENT, NU OR YANKEE UNTIL YOU HAVE RECEIVED A FORM OF ELECTION. DO NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, NU SHARES OR A COMBINATION OF CASH AND NU SHARES WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER BEFORE THE CLOSING DATE, WHICH IS CURRENTLY EXPECTED TO BE IN LATE 1999 OR EARLY 2000.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, Yankee and NU make representations and warranties about themselves and their businesses.

    Both parties make representations and warranties about the following:

       - proper organization, good standing and qualification to do business in various states;

       - validity of their subsidiaries' stock and their ownership rights;

       - capital structure;

       - authority to enter into and enforceability of the merger agreement;

       - compliance with organizational documents, agreements and applicable laws;

       - required third party consents and governmental approvals;

       - filing of all required reports and financial statements and the accuracy of information used in their preparation;

       - absence of certain adverse changes or events;

       - litigation;

       - accuracy of information supplied for use in this proxy statement;

       - environmental compliance and liability;

       - regulation as a utility; and

       - ownership of shares in the other party.

    Yankee makes additional representations and warranties concerning the following:

       - tax matters;

       - employee matters and the Employee Retirement Income Security Act of 1974, as amended;

       - the requirement of shareholder approval;

       - opinion of financial advisor;

       - the non-applicability of takeover laws

       - the non-triggering of rights under the Rights Agreement dated as of November 20, 1989 between Yankee and Mellon Bank, N.A. as Rights Agent;

       - insurance coverage;

       - ownership of intellectual property;

       - Year 2000 issues; and

       - commodity derivatives and credit exposure.

    NU additionally represents and warrants as to the availability of financing to pay the consideration required by the merger agreement.

    The representations and warranties made in the merger agreement will not apply past the completion of the merger, but they form the basis of conditions to the obligations of NU and Yankee.

COVENANTS

    MUTUAL COVENANTS.

    The parties have agreed to comply with the following covenants until the effective time or until the merger agreement is terminated, unless they are permitted to do otherwise in the merger agreement or by the written consent of the other party:

       - they will cooperate prior to the closing date, so that Yankee shareholders will not be adversely affected because of the timing of record, declaration or payment dates;

       - they and their subsidiaries will not amend their certificates of incorporation, by-laws or other organizational documents, or do anything that would reasonably be expected to prevent, materially impede or interfere with the merger;

       - they will not do anything that would be reasonably likely to affect adversely the status of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; in fact, each party has agreed to use all reasonable efforts to obtain this status;

       - they will confer regularly and frequently with representatives of the other party to discuss, subject to applicable law, material operational and business matters;

       - they will promptly notify the other party of any significant changes in their business, properties, assets, condition, results of operations or prospects;

       - they will advise the other party of any change or event that has had or is reasonably likely to result in a material adverse effect on them;

       - they will promptly provide the other party with copies of all filings with governmental authorities in connection with the merger agreement;

       - they and their subsidiaries will use commercially reasonable efforts to obtain all necessary consents to complete the merger, promptly notify the other party of any failure or likely failure to obtain these consents, and, if requested by the other party, provide copies of all the consents that have been obtained;

       - they and their subsidiaries will not willfully do anything that is reasonably likely to result in a material breach of the merger agreement or in any of their representations and warranties being untrue at the closing date; and

       - they will take all necessary steps within their control to exempt (or ensure the continued exemption of) the merger from any applicable takeover law.

    COVENANTS OF YANKEE.

    Yankee has agreed that it and its subsidiaries will, until the effective time or until the merger agreement is terminated (subject to certain exceptions as stated in the schedules to the merger agreement):

       - carry on their businesses in the ordinary course;

       - preserve intact their business organizations, goodwill and relationships with customers, suppliers and others having business dealings with them;

       - keep available the services of their present officers and employees as a group (subject to prudent management of workforce needs and ongoing programs currently in force);

       - maintain their material properties and assets in as good repair and condition as present, and maintain supplies and inventories in quantities consistent with past practice;

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
       - abide by restrictions on their ability to do certain things, including the following:

         -- declare or pay any dividends or other distributions in respect of any capital stock other than:

           (A) dividends by a subsidiary to Yankee; or

           (B) Yankee's quarterly dividends that do not exceed current regular dividends (except that, Yankee may increase the annualized amount of such dividends by up to $.04 per share at its regular board of directors meeting in June 2000);

         -- split, combine or reclassify stock or issue other securities in substitution for its shares of capital stock;

         -- redeem, repurchase or otherwise acquire any shares of capital stock
            (other than those in connection with employee benefit and dividend reinvestment plans or intercompany acquisitions of capital stock);

         -- effect substantial equity and asset acquisitions and dispositions;

         -- incur capital expenditures in excess of a certain amount;

         -- incur or guarantee indebtedness;

         -- enter into or amend employee benefit plans and other employment arrangements;

         -- change their accounting method;

         -- discharge claims, liabilities or obligations;

         -- enter into, amend, terminate or renew material contracts or waive, release or assign any material rights under them; and

         -- make or rescind elections relating to taxes, settle tax claims, change their methods of reporting income or deductions for tax purposes or change their manner of filing tax returns;

       - maintain customary insurance;

       - not issue, pledge, dispose of or otherwise encumber any shares or other securities convertible into rights, warrants or options to acquire such shares or other securities other than:

         -- under outstanding stock options granted under employee benefit plans;

         -- under Yankee's dividend reinvestment plan;

         -- for issuances by subsidiaries to Yankee or another subsidiary; or

         -- as may be required by the Yankee Rights Agreement (mentioned above, see "Representations and Warranties");

       - not engage in any activities that would cause a change in their status under the Public Utility Holding Company Act of 1935, as amended;

       - use reasonable efforts to maintain in effect all existing governmental permits under which they operate, except for those permits which, if they were lost, would not have a materially adverse effect; and

       - ensure that the merger will not result in the grant of any rights to any person under any material agreement to which they are a party (other than the third party contracts, change in control agreements, incentive plans, compensation plans, stock ownership plan and retention bonus agreements disclosed in the schedules to the merger agreement).

    COVENANTS OF NU.

    NU has agreed that it will cause Merger Sub not to do anything inconsistent with the merger agreement. It has also agreed not to acquire any other company or a substantial portion of its assets without the consent of the Yankee board of directors, if doing so would be likely to endanger or delay the completion of the merger.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS.

    Yankee also agreed to certain restrictions concerning "Alternative Proposals." These are defined in the merger agreement as mergers, acquisitions, consolidations, reorganizations, share exchanges, tender offers, exchange offers or similar transactions involving Yankee or its subsidiaries, or any third party proposals or offers to acquire in any manner, directly or indirectly:

    -- 10% of Yankee common stock;

    -- any common stock of its subsidiary, Yankee Gas Services Company, or 50% of the stock of other significant subsidiaries; or

    -- a substantial portion of the assets of Yankee and its subsidiaries taken as a whole.

    Specifically, Yankee agreed that:

       - neither it nor its subsidiaries will encourage, initiate, solicit or knowingly do anything to facilitate any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, an Alternative Proposal from any person;

       - neither it nor its subsidiaries will engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal;

       - it will immediately put an end to any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and

       - it will immediately notify NU if it receives any such inquiries, offers or proposals and it will keep NU informed of their status.

    Nonetheless, Yankee may take the following steps:

       - at any time before the Yankee shareholders vote to approve the merger agreement, Yankee may engage in discussions or negotiations with a third party that seeks to initiate such discussions or negotiations, and may furnish such third party with information concerning Yankee and its business, properties and assets, but only if it complies with the following requirements:

            (i) the Yankee board of directors:

             -- concludes in good faith that the third party has made an
                Alternative Proposal that is likely to be more favorable to Yankee shareholders than the merger and has demonstrated that it will have adequate financing to carry out the Alternative Proposal; and

             -- concludes in good faith, based upon the advice of outside counsel and other relevant matters, that engaging in these discussions or negotiations with the third party are necessary for the Yankee board of directors to act in a manner consistent with its fiduciary duties to shareholders under applicable law; and

            (ii) before Yankee provides information to, or enters into discussions or negotiations with, the third party, Yankee:

             -- promptly notifies NU that it intends to furnish information to, or intends to enter into discussions or negotiations with, that third party;

             -- identifies the person or group making the Alternative Proposal and its material terms; and

             -- receives from the third party an executed confidentiality agreement on terms not materially more favorable to the third party than those provided in the confidentiality agreement between NU and Yankee except that the confidentiality agreement with the third party should not prohibit the third party from making an unsolicited Alternative Proposal to the board of directors of Yankee;

       - Yankee may state its position to its shareholders in respect of a tender or exchange offer in order to comply with Rule 14e-2 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"); or

       - Yankee may accept an Alternative Proposal from a third party, provided that it first terminates the merger agreement with NU in accordance with its terms of the merger agreement.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, the parties have also agreed on the following matters:

    ACCESS TO INFORMATION.

    Until the effective time, upon reasonable notice and during normal business hours, each party will provide the other side reasonable access to all of its properties, books, contracts, commitments and records. Each will provide access:

       - to the extent it is legally allowed to do so;

       - to the extent this access does not constitute a waiver of the attorney-client privilege; and

       - to the extent it does not unreasonably interfere with its business and operations.

    In addition, the parties will provide to each other:

       - access to each material report, schedule and other document that they or their subsidiaries filed or received under federal or state securities laws or filed with or sent to the SEC, the Federal Energy Regulatory Commission, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any other U.S. federal or state regulatory agency or commission; and

       - access to all information concerning themselves, their subsidiaries, directors, trustees, officers and shareholders, and other matters that the other party may reasonably request in connection with any filings, applications, or approvals required under the merger agreement.

    Each party will hold in strict confidence all information furnished to it in connection with the merger.

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
    REGULATORY MATTERS.

    Yankee and NU will cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain required governmental consents by April 14, 2000.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

    See "The Merger--Interests of Certain Persons in the
Merger--Indemnification," at page 38.

    PUBLIC ANNOUNCEMENTS.

    Subject to their legal obligations to disclose information, Yankee and NU will cooperate with each other in the development and distribution of all news releases and other public information disclosures about the merger agreement and the merger. In addition, they will not issue any public announcement or statement concerning the merger without the consent (which cannot be unreasonably withheld) of the other party.

    EMPLOYEE AGREEMENTS.

    Except as provided below, NU, the surviving company and its subsidiaries will honor, without modification, all existing contracts, agreements, collective bargaining agreements and commitments of Yankee that were entered into before June 14, 1999, which apply to current or former employees and directors of Yankee.

    NU or the surviving company may also enforce such employment agreements in accordance with their terms, including any reserved rights of amendment, modification, suspension, revocation or termination. Any workforce reductions affecting Yankee employees in the year following the merger will be done in accordance with the merger agreement, the recommendations of the Transition Steering Team (described below) and all applicable collective bargaining agreements and applicable law.

    TRANSITION STEERING TEAM.

    Yankee and NU will set up a transition steering team made up of representatives of Yankee and NU that will develop recommendations concerning the future structure and operations of Yankee. The transition steering team will be jointly chaired by the chief executive officers of Yankee and NU.

    EMPLOYEE BENEFIT PLANS.

    NU must, directly or indirectly, provide the following employee benefits to the non-union individuals of Yankee or its subsidiaries, who continue to be employees of the surviving company, NU or their respective subsidiaries:

       - for the twelve months immediately after the closing date, compensation, benefits and coverage that are no less favorable in the aggregate than those benefits provided immediately before the closing date;

       - a severance benefit package for employees that are terminated within twelve months of the closing date that is equivalent to the severance benefit package that would have been provided under the current Yankee Severance Pay Plan;

       - full credit for years of service with Yankee or its subsidiaries for the purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements of NU or the surviving company in effect as of the closing

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
         date to the same extent recognized by Yankee or its subsidiaries immediately prior to the closing date;

       - waiver of all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any welfare benefit plan established to replace any Yankee welfare benefit plans after the closing date, other than limitations or waiting periods that are already in effect and that have not been satisfied by the closing date; and

       - credit for any copayments and deductibles paid prior to the closing date in satisfying any applicable deductible or out-of pocket requirements under any welfare plans that are participated in after the closing date.

    YANKEE STOCK PLANS.

    For each Yankee plan that provides benefits to employees and directors in the form of shares of Yankee common stock, both NU and Yankee will do everything necessary to:

       - have NU shares, rather than Yankee shares, issued or purchased in the open market under those plans, and to make any changes in the Yankee plans that are necessary to reflect the merger agreement and the merger;

       - obtain the approval of Yankee shareholders with respect to the Yankee plans whenever their approval is required to comply with Rule 16b-3 promulgated under the Exchange Act, the Internal Revenue Code or any other applicable law;

       - provide a sufficient number of NU shares for delivery upon payment of benefits, grant of awards, or exercise of options under the Yankee plans; and

       - file the registration statements and amendments that are necessary to register the NU shares that are subject to the Yankee plans. NU will use its best efforts to keep these registration statements effective and current as long as benefits and grants remain payable and related options remain outstanding. For those individuals who will be subject to the reporting requirements under Section 16(a) of the Exchange Act following the merger, Yankee will administer its plans in a manner that complies with the Exchange Act.

    Individuals who do not exercise their Yankee stock options prior to the effective time will, following the effective time, have their vested options replaced with fully exercisable options to acquire NU shares. The replacement NU stock options will preserve the economic value of the Yankee stock options as of the effective time.

    EXPENSES.

    Except for the expense of printing and filing this proxy statement/prospectus (which Yankee and NU will share equally) and except as described under "Termination, Amendment, and Waiver" below, Yankee and NU will pay their own costs and expenses incurred in connection with the merger.

    FURTHER ASSURANCES.

    Each party and its subsidiaries will execute additional documents if necessary, and do everything that another party may reasonably request in order to complete the merger in accordance with the merger agreement.

    EMPLOYMENT CONTRACTS.

    See "The Merger--Interests of Certain Persons in the Merger--Employment Agreements" on pages 33 to 34.

    CONVEYANCE TAXES.

    The parties will cooperate in preparing and filing returns or other documents regarding conveyance taxes or any similar taxes which will become payable in connection with the merger. Yankee will pay, on behalf of its shareholders, without deduction or withholding (except where required by law) from any amounts payable to its shareholders, those taxes payable in connection with the merger.

CONDITIONS

    MUTUAL CONDITIONS.

    Before either Yankee or NU will be obligated to complete the merger, the following conditions must have been met:

       - Yankee shareholders must have approved the merger agreement;

       - Any waiting period applicable to the merger under the Hart-Scott Act must have expired or been terminated;

       - No laws remain in effect, and no restraints issued by a U.S. court (federal or state) remain in effect which would prohibit completion of the merger;

       - The registration statement pertaining to the NU shares to be issued in connection with the merger must have become effective, and no stop order suspending its effectiveness will have been issued which remains in effect;

       - The New York Stock Exchange must have approved the NU shares to be issued in the merger for listing;

       - Yankee and NU must have obtained the necessary governmental approvals by the effective time and all applicable waiting periods must have expired. No governmental authority may have imposed terms or conditions that could be expected to have a material adverse effect on either Yankee or NU.

    CONDITIONS TO OBLIGATIONS OF NU.

    Before NU will be obligated to complete the merger, the following conditions must have been met, or waived by NU:

       - Yankee must have performed in all material respects the agreements and covenants required by the merger agreement;

       - The representations and warranties of Yankee in the merger agreement must be true on the closing date, unless the representation and warranty speaks of a specified date. In that case, the representation and warranty must be true on the date specified. The representations and warranties may contain inaccuracies if they would not reasonably be expected to have a material adverse effect on Yankee;

       - Yankee must have provided NU with a certificate, dated the closing date and signed by Yankee's chief executive officer or chief financial officer stating that the above two conditions have been satisfied;

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
       - Yankee may not have suffered a material adverse effect, and there is no fact or circumstance, other than those disclosed in the schedules to the merger agreement or in Yankee's public documents filed prior to June 14, 1999, that is reasonably likely to have a material adverse effect on Yankee;

       - Yankee must have obtained the necessary third party consents, unless the failure to obtain those consents would not have a material adverse effect on Yankee;

       - Each "affiliate" (as that term is used in Rule 145 under the Securities
         Act) of Yankee must have signed an agreement stating that the affiliate will not sell the NU shares that it receives in the merger, except in accordance with Rule 145;

       - Attorneys for NU must have furnished it with an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    CONDITIONS TO OBLIGATIONS OF YANKEE.

    Before Yankee is obligated to complete the merger, the following conditions must have been met, or waived by Yankee:

       - NU must have performed in all material respects the agreements and covenants required by the merger agreement;

       - The representations and warranties of Yankee in the merger agreement must be true on the closing date, unless the representation and warranty speaks for a specified date. In that case, the representation and warranty must be true on the date specified. The representations and warranties may contain inaccuracies if they would not reasonably be expected to have a material adverse effect on Yankee;

       - NU must have provided Yankee with a certificate, dated the closing date and signed by NU's chief executive officer or chief financial officer stating that the above two conditions have been satisfied;

       - NU may not have suffered a material adverse effect, and there is no fact or circumstance, other than those disclosed in the schedules to the merger agreement or in NU's public documents filed prior to June 14, 1999, that is reasonably likely to have a material adverse effect on NU.

       - NU must have obtained the necessary third party consents, unless the failure to obtain those consents would not have a material adverse effect on NU.

       - Attorneys for Yankee must have furnished it with an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION.

    The merger agreement may be terminated and the other transactions contemplated in the merger agreement may be abandoned at any time before the effective time, regardless of approval by the shareholders of Yankee:

       - by mutual written consent of the Yankee board of directors and the NU board of trustees;

       - by either Yankee or NU, if the closing date has not occurred by April 14, 2000 (the "Initial Termination Date") so long as the party seeking termination has not caused the delay by failing to fulfill its obligations under the merger agreement. However, if certain governmental, regulatory and other consents and approvals have not yet been obtained by the Initial Termination Date, the Initial Termination Date shall be extended to September 14, 2000 (the "Extended Termination Date");

       - by either Yankee or NU, if the Yankee shareholders have not approved the merger agreement at the Special Meeting or any adjournments of the Special Meeting;

       - by either Yankee or NU, if any state or federal law prohibits the merger (this determination must be supported by the written opinion of outside counsel) or if any state or federal court of competent jurisdiction issues a final and nonappealable decision that permanently prohibits the merger from being completed. Yankee or NU may not seek termination if they have not defended the lawsuit or proceeding which prohibits the merger;

       - by Yankee, if Yankee's board of directors determines in good faith that termination of the merger agreement is necessary for it to act in a manner consistent with its fiduciary duties to shareholders under applicable law by reason of an unsolicited alternative business combination proposal meeting certain requirements. However, Yankee must first give ten days' prior notice to NU. It must also enter into further negotiations with NU to adjust the terms and conditions of the merger agreement in a way which would allow Yankee to proceed with the merger or related transactions on these adjusted terms;

       - by either party, if there has been any material breach of any representation or warranty, covenant or agreement of the other party, and this breach has not been remedied within 20 days of receiving written notice of the breach;

       - by NU, if the Yankee board of directors:

         -- withdraws or modifies in any manner materially adverse to NU its approval or recommendation of the merger;

         -- approves or recommends an Alternative Proposal; or

         -- resolves to take any of these actions.

    EFFECT OF TERMINATION.

    Yankee and NU have agreed that, if either of them terminates the merger agreement for any reason outlined above, the merger agreement will become null and void, without any liability on the part of NU or Yankee or their officers, directors or trustees. Even in this case, however, the provisions concerning expenses, termination fees, the confidentiality agreement between the parties, waiver of jury trial and enforcement of the merger agreement will remain in effect.

    TERMINATION FEES.

    If the merger agreement is terminated because of a material breach by NU or Yankee of their representations, warranties, agreements or covenants, they will pay up to $5 million cash to the other party for reimbursement of all documented out-of-pocket expenses and fees incurred by the other party. This amount is not a limit on the right of either party to sue for additional damages in the event of a willful breach.

    Yankee will pay NU a termination fee of $19 million plus up to $5 million for reimbursement of documented out-of-pocket expenses:

       - if Yankee terminates the merger agreement because it desires to pursue a third party Alternative Proposal, and Yankee's board of directors determined in good faith based upon the advice of outside counsel with respect to its fiduciary duties, that termination was necessary for the board of directors to act consistently with its fiduciary duties to shareholders under applicable law;

       - if NU terminates the merger agreement because the Yankee board of directors withdrew or modified its approval or recommendation of the merger agreement or approved or recommended an Alternative Proposal;

       - if, at a time when an Alternative Proposal is pending, the merger agreement is terminated:

            (i) by NU because the Yankee shareholders' approval was not obtained; or

            (ii) by Yankee because the closing date did not occur by the Initial
                 Termination Date (April 14, 2000) or, if applicable, the Extended Termination Date (September 14, 2000);

       and, in the case of (i) and (ii) above, Yankee enters into a definitive agreement with the party making the Alternative Proposal within two years of termination of the merger agreement.

    NU will pay Yankee a termination fee of $10.625 million if either:

            (i) NU or Yankee terminates the merger agreement because the closing date has not occurred by the Initial Termination Date, or (if applicable) the Extended Termination Date, or

            (ii) the Parties terminate the merger agreement by mutual written consent,

and, on the date the merger agreement is terminated in either (i) or (ii), the only condition to the merger which has not been satisfied or waived is the receipt by NU of all necessary approvals under the Public Utility Holding Company Act of 1935.

    AMENDMENT.

    The boards of directors and trustees of the parties may amend the merger agreement at any time before the effective time, whether before or after the Yankee shareholders have approved the agreement. However, they may only do so in writing which has been signed on behalf of each of the parties, and they may only amend the merger agreement to the extent permitted by law.

    WAIVER.

    At any time before the effective time, the parties may, to the extent permitted by law:

       - extend the time for the performing the obligations under the merger agreement;

       - waive any inaccuracies in the representations and warranties; and

       - waive compliance with any of the agreements or conditions in the merger agreement.

    The agreement of NU or Yankee to these extensions or waivers is only valid if it is in writing and is signed on behalf of that party.

                        DISSENTERS' RIGHTS OF APPRAISAL
                             OF YANKEE SHAREHOLDERS

    If you hold shares of Yankee common stock and do not wish to accept the merger consideration, then Sections 33-855 through 33-872 of the Connecticut Business Corporation Act (the "CBCA") provide you with an alternative. Under these sections, you have a right to dissent from the merger, and can choose to be paid the fair value of your shares of Yankee common stock once the merger is completed, provided you follow the procedures outlined in the statute. The complete text of these sections is included in Appendix C to this proxy statement/prospectus.

    If you wish to exercise your dissenters' rights of appraisal or to preserve the right to do so, you should carefully review Appendix C and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the CBCA, you may lose your dissenters' rights of appraisal. To exercise these rights, you must satisfy each of the following conditions:

       - you must not vote in favor of the merger agreement; and

       - you must deliver to the Secretary of Yankee BEFORE a vote on the merger agreement is taken at the Special Meeting, a written notice of your intent to demand payment of the fair value of your shares.

    You must deliver the notice of intent even if you submit a proxy or vote against the merger agreement. Merely voting against, abstaining from voting or failing to vote in favor of approval of the merger agreement will not constitute a notice of intent to exercise dissenters' rights of appraisal under the CBCA.

    If Yankee shareholders approve the merger agreement at the Special Meeting and you meet the requirements above, then Yankee will send to you, within ten days of the approval of the merger agreement, a written dissenters' notice to be used to demand payment for your shares. The dissenters' notice will:

       - state where the payment demand must be sent and when and where share certificates must be deposited;

       - inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       - supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger agreement and require that each shareholder asserting dissenters' rights certify whether or not they acquired beneficial ownership of the shares before that date;

       - set a date by which Yankee must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the written dissenters' notice is delivered by Yankee; and

       - be accompanied by a copy of Sections 33-855 through 33-872 of the CBCA (the sections that discuss dissenters' rights).

    Under Section 33-863(a) of the CBCA, if you receive a dissenters' notice and wish to exercise your dissenters' rights of appraisal, you must:

       - demand payment for your shares;

       - certify that you acquired beneficial ownership of your shares (generally, the right to vote or enter into an arrangement or agreement for the purpose of voting your shares, the right to acquire shares and the right to dispose of shares) before the date of the first announcement to the news media or to the shareholders of the terms of the merger agreement as set forth in the dissenters' notice; and

       - deposit the certificate or certificates representing your shares in accordance with the terms of the dissenters' notice.

    If you are considering seeking dissenters' rights of appraisal, you should be aware that the fair value of your shares as determined under the applicable provisions of the CBCA could be greater than, the same as or less than the merger consideration.

    After Yankee receives a valid, timely and complete payment demand, or upon completion of the merger, Yankee will pay to each dissenting shareholder the amount it estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest, as provided in Section 33-865(a) of the CBCA. That payment will be accompanied by:

       - Yankee's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

       - a statement of Yankee's estimate of the fair value of the shares;

       - an explanation of how the accrued interest was calculated;

       - a statement of the shareholders' right to demand payment under Section 33-860 of the CBCA; and

       - a copy of Sections 33-855 through 33-872 of the CBCA.

    If the merger does not take place within 60 days of the date set for demanding payment and depositing certificates representing dissenting shareholders' shares, Yankee will return the deposited certificates and release any transfer restrictions that may have been imposed on uncertificated shares. If the merger is completed after the return of the deposited shares and the release of transfer restrictions, Yankee will send a new dissenters' notice and repeat the payment-demand procedure.

    Under Section 33-868 of the CBCA, you may send to Yankee your own estimate of the fair value of your shares and the amount of any interest due, and demand payment of the difference between your estimate and the amount paid, if any, by Yankee in the following cases:

       - if you believe that the amount paid by Yankee is less than the fair value of your shares or that the interest due is incorrectly calculated;

       - if Yankee fails to make payment within 60 days of the date set in the dissenters' notice for demanding payment (except if the payment is withheld to holders of shares who acquired the shares after the announcement of the merger); or

       - if the merger is not completed, and Yankee does not return the deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days of the date set in the dissenters' notice for demanding payment.

    If you do not demand payment of the difference between your estimate of the fair value of your shares (plus interest) and the amount paid by Yankee within 30 days of Yankee making or offering to make that payment, you will lose your right to demand payment of the difference.

    Under Sections 33-871(a) and (b) of the CBCA, if your demand for payment of your estimate remains unsettled, Yankee will commence a proceeding within 60 days of receipt of your demand for payment and will petition the superior court for the judicial district where Yankee's principal office is located to determine the fair value of your shares and accrued interest. If Yankee does not timely commence this proceeding, Yankee must pay you the unsettled amount that you demanded.

    If this proceeding takes place, Yankee will make all dissenting shareholders whose demands remain unsettled (even if they are not residents of Connecticut) parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint appraisers who will receive evidence and recommend a decision on the question of fair value. If the court finds that the amount Yankee paid is less than the fair value of a dissenting shareholder's shares, plus accrued interest, the court will order Yankee to pay the difference to the dissenting shareholder.

    The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. Yankee generally will pay these costs, but the court may order the dissenting shareholders to pay some of them, in amounts the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

    If you give notice of your intent to demand dissenters' rights for your shares under the applicable provisions of the CBCA but fail to return the dissenters' notice or withdraw or lose your right to demand payment, your shares will be converted into the right to receive the Cash Consideration in the merger. See "The Merger Agreement--Conversion of Shares of Yankee Common Stock" on pages 43 to 46.

    The foregoing is only a summary of the applicable provisions of the CBCA and is qualified in its entirety by reference to the full text of these provisions, which is included in Appendix C.

    If you intend to object to the merger you should carefully review the text of the applicable provisions of the CBCA and should also consult with your attorney. THE FAILURE OF A HOLDER OF YANKEE COMMON STOCK TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN THE CBCA MAY RESULT IN A LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated with them will be furnished to holders of Yankee common stock, except as otherwise required by law.

                         SHARE OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the beneficial ownership of shares of Yankee common stock as of August 6, 1999, by:

       - each director;

       - the Chief Executive Officer and each of the other four most highly compensated executive officers of Yankee and the former Chief Executive Officer and one former executive officer (determined as of the completion of Yankee's last fiscal year); and

       - all current executive officers and directors as a group.

                NAME OF                                                                   NUMBER OF YANKEE SHARES
           BENEFICIAL OWNER                                   TITLE                       BENEFICIALLY OWNED (1)
---------------------------------------  -----------------------------------------------  -----------------------
Michael E. Bielonko (2)                  Former President of YESCo                                   2,453
Sanford Cloud, Jr.                       Director                                                    2,478
J. Kingsley Fink (3)                     Vice-President--Operations, Yankee Gas                      4,488
Charles E. Gooley (4)                    President and C.E.O.                                       24,333
Eileen S. Kraus                          Director                                                    3,780
Steven P. Laden (5)                      Vice-President                                              2,853
Emery G. Olcott                          Director                                                    7,111
Ellen J. Quinn (6)                       Former Vice-President--Administration                       1,687
John J. Rando                            Director                                                      672
James M. Sepanski (7)                    Vice-President and C.F.O.                                   6,891
Branko Terzic                            Former Chairman, President and C.E.O.                       5,241
Patricia M. Worthy                       Director                                                      450
Current Directors and Executive                                                                     68,382
  Officers As a Group (11 persons)(8)

------------------------

(1) As of August 6, 1999, each of the directors and executive officers identified above and all current directors and executive officers of Yankee as a group beneficially owned less than 1% of the outstanding common stock of Yankee. The number of shares shown includes 450 shares of restricted stock held by Mr. Rando, 300 shares of restricted stock held by Ms. Kraus and Ms. Worthy, 225 shares of restricted stock held by Mr. Cloud and 150 shares of restricted stock held by Mr. Olcott granted under Yankee's Non-Employee Directors' Stock Compensation Plan, which shares had not vested by August 6, 1999. The number of shares shown also includes 17,500 shares of restricted stock held by Mr. Gooley, 1,100 shares of restricted stock held by Mr. Fink, 379 shares of restricted stock held by Mr. Laden and 5,701 shares of restricted stock held by Mr. Sepanski granted under Yankee's 1991 and 1996 Long-Term Incentive Compensation Plan, which shares had not vested by August 6, 1999. Pursuant to the terms of each plan, such individuals have the power to vote and receive dividends with respect to such shares but do not have dispositive power with respect to such shares until such shares are vested.

(2) Includes 150 shares owned by Mr. Bielonko's children.

(3) Includes 120 shares issuable upon exercise of currently exercisable options.

(4) Includes 5,040 shares issuable upon exercise of currently exercisable options.

(5) Includes 100 shares owned by Mr. Laden's spouse and 380 shares issuable upon exercise of currently exercisable options.

(6) Ms. Quinn resigned as Vice-President, effective June 11, 1999.

(7) Includes 360 shares issuable upon exercise of currently exercisable options.

(8) Includes an aggregate of 26,498 shares of non-vested restricted stock held by current directors and executive officers and an aggregate of 16,360 shares issuable upon exercise of options that are currently exercisable.

    The above shares do not include amounts that have been credited to participating directors' stock unit accounts under Yankee's Non-Employee Director Deferred Compensation Plan. See table of shares in stock unit accounts at page 38.

                             NU UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed balance sheet as of June 30, 1999 and the unaudited pro forma combined condensed income statements for the six months ended June 30, 1999 and for the year ended December 31, 1998 combine the historical information of NU and Yankee to give effect to the merger. The merger is accounted for as an acquisition of Yankee by NU under the purchase method of accounting. For purposes of reflecting the pro forma amounts, the balance sheet gives effect to the merger as if it had occurred at the end of the period and the income statements give effect to the merger as if it had occurred at the beginning of each respective period.

    NU has not completed its review of Yankee records in order to finalize its determination of the fair value of Yankee's assets and liabilities. Therefore, the purchase price in excess of book value has been reflected as purchase price in excess of net assets acquired in the accompanying pro forma combined condensed financial statements. The actual fair values will be determined based on the financial condition of Yankee at the time of closing.

    The pro forma financial data does not give effect to the synergies arising from the merger, which are expected to occur after completion of the merger.

    The pro forma financial statements should be read in conjunction with the consolidated historical financial statements and the related notes of NU and Yankee which are incorporated by reference. See "Where You Can Find More Information" on page 79.

    The pro forma combined condensed financial data are presented solely to comply with Regulation S-X of the SEC. Regulation S-X permits only limited adjustments to historical data. Accordingly, the pro forma financial data do not purport to represent what the combined company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the combined company's financial position or results of operations for any future date or period.

                      NU COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                    (000'S)

                                                                             YANKEE
                                                               NORTHEAST     ENERGY                         PRO FORMA
                                                               UTILITIES     SYSTEM,      PRO FORMA       GIVING EFFECT
                                                                SYSTEM        INC.       ADJUSTMENTS        TO MERGER
                                                              (UNAUDITED)  (UNAUDITED)   (UNAUDITED)       (UNAUDITED)
                                                              -----------  -----------   -----------      -------------
ASSETS
Utility plant, net..........................................  $ 6,110,287   $375,441                       $  6,485,728
Other property and investments..............................      891,645     13,268                            904,913
Assets held for sale........................................           --     16,160                             16,160
Current assets:
                                                                                          $(263,673)(4)
  Cash and cash equivalents.................................      220,318      5,443        263,673(6)          225,761
  Accounts receivable, net..................................      342,518     43,485                            386,003
  Other current assets......................................      504,649     14,876                            519,525
Regulatory assets and deferred charges......................    2,279,109     53,908          2,000(6)        2,335,017
Purchase price in excess of net assets acquired.............                                314,156(5)          314,156
                                                              -----------  -----------   -----------      -------------
Total Assets................................................  $10,348,526   $522,581      $ 316,156        $ 11,187,263
                                                              -----------  -----------   -----------      -------------
                                                              -----------  -----------   -----------      -------------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common shareholder's equity...............................  $ 2,073,662   $173,250      $  42,483(7)     $  2,289,395
  Preferred stock not subject to mandatory redemption.......      136,200         --                            136,200
  Preferred stock subject to mandatory redemption...........      141,039         --                            141,039
  Long-term debt............................................    3,151,013    164,000        263,673(6)        3,578,686
                                                              -----------  -----------   -----------      -------------
Total Capitalization........................................    5,501,914    337,250        306,156           6,145,320
                                                              -----------  -----------   -----------      -------------
Minority interest in consolidated subsidiaries..............      100,000         --                            100,000
Obligations under capital leases............................       79,628         --                             79,628
Short-term debt.............................................      258,000      2,000                            260,000
Other current liabilities...................................    1,012,943     58,462         10,000(6)(8)     1,081,405
Accumulated deferred income taxes...........................    1,811,673     61,705                          1,873,378
Other deferred credits......................................    1,584,368     63,164                          1,647,532
                                                              -----------  -----------   -----------      -------------
Total Capitalization and Liabilities........................  $10,348,526   $522,581      $ 316,156        $ 11,187,263
                                                              -----------  -----------   -----------      -------------
                                                              -----------  -----------   -----------      -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                     NU COMBINED CONDENSED INCOME STATEMENT

                              ACTUAL AND PRO FORMA

                                    (000'S)

                                                               NORTHEAST        YANKEE
                                                               UTILITIES        ENERGY                           PRO FORMA
                                                                 SYSTEM      SYSTEM, INC.    PRO FORMA         GIVING EFFECT
                                                              (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS          TO MERGER
FOR THE TWELVE-MONTH PERIOD ENDED:                             (12/31/98)     (9/30/98)     (UNAUDITED)         (UNAUDITED)
------------------------------------------------------------  ------------   ------------   -----------        -------------
Operating Revenues..........................................  $  3,767,714    $   314,767                       $  4,082,481
Operating expenses:
  Operation--
    Fuel, purchase and net interchange power/gas............     1,296,480        168,755                          1,465,235
    Other...................................................       977,139         62,496                          1,039,635
Maintenance.................................................       399,165          5,978                            405,143
Nonrecurring charges........................................            --          4,436                              4,436
Depreciation................................................       332,807         19,789                            352,596
Amortization of excess of purchase price over net assets
  acquired..................................................                                 $   7,854(9)              7,854
Amortization of regulatory assets, net......................       203,132             --                            203,132
Federal and state income taxes..............................        82,332          8,320                             90,652
Taxes other than income taxes...............................       251,932         20,431                            272,363
                                                              ------------   ------------   -----------        -------------
      Total operating expenses..............................     3,542,987        290,205        7,854             3,841,046
                                                              ------------   ------------   -----------        -------------
Operating income/(loss).....................................       224,727         24,562       (7,854)              241,435

Other income/(expense)
Millstone 1--unrecovered costs..............................      (143,239)            --                           (143,239)
Interest charges, net.......................................      (269,089)       (13,853)     (21,294)(6)(10)      (304,236)
Income taxes, net...........................................        76,393             --        8,518(11)            84,911
Other, net..................................................        (9,105)           174                             (8,931)
                                                              ------------   ------------   -----------        -------------
Income/(loss) before dividends..............................      (120,313)        10,883      (20,630)             (130,060)
Preferred dividends of subsidiaries.........................        26,440             --           --                26,440
                                                              ------------   ------------   -----------        -------------
Net income/(loss)...........................................  $   (146,753)   $    10,883    $ (20,630)         $   (156,500)
                                                              ------------   ------------   -----------        -------------
                                                              ------------   ------------   -----------        -------------
Earnings/(loss) earnings per common share--basic and
  diluted...................................................        $(1.12)         $1.04                             $(1.10)
                                                              ------------   ------------                      -------------
                                                              ------------   ------------                      -------------
Common shares outstanding (average).........................   130,549,760     10,495,806    1,573,145(12)       142,618,711
                                                              ------------   ------------   -----------        -------------
                                                              ------------   ------------   -----------        -------------

(*)Derived from audited data.

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          NU COMBINED INCOME STATEMENT

                          6 MONTHS ENDED JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                              YANKEE
                                                               NORTHEAST      ENERGY                          PRO FORMA
                                                               UTILITIES      SYSTEM,     PRO FORMA         GIVING EFFECT
                                                                SYSTEMS        INC.      ADJUSTMENTS          TO MERGER
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1999                  (UNAUDITED)   (UNAUDITED)  (UNAUDITED)         (UNAUDITED)
------------------------------------------------------------  ------------  -----------  -----------        -------------
Operating revenues..........................................  $  2,081,976  $   173,665                     $   2,255,641
Operating expenses:
  Operation--
    Fuel, purchased and net interchange power/gas...........       757,820       87,473                           845,293
    Other...................................................       497,304       31,294                           528,598
Maintenance.................................................       193,508        3,004                           196,512
Merger expense..............................................                      1,382                             1,382
Depreciation................................................       167,123       10,576                           177,699
Amortization of excess of purchase price over net asset
  acquired..................................................                             $     3,927(9)             3,927
Amortization of regulatory assets, net......................       133,061           --                           133,061
Federal and state income taxes..............................        55,547       11,512                            67,059
Taxes other than income taxes...............................       131,483       11,789                           143,272
                                                              ------------  -----------  -----------        -------------
    Total operating expenses................................     1,935,846      157,030        3,927            2,096,803
                                                              ------------  -----------  -----------        -------------
Operating income/(loss).....................................       146,130       16,635       (3,927)             158,838

Other income/(expense):
Interest charges, net.......................................      (132,969)      (7,348)     (10,647)(6)(10)      (150,964)
Income taxes, net...........................................        20,439           --        4,259(11)           24,698
Other, net..................................................        (3,047)          55                            (2,992)
                                                              ------------  -----------  -----------        -------------
    Income/(expense) before dividends.......................        30,553        9,342      (10,315)              29,580

Preferred dividends of subsidiaries.........................        11,881           --           --               11,881
                                                              ------------  -----------  -----------        -------------
Net income/(loss)...........................................  $     18,672  $     9,342  $   (10,315)       $      17,699
                                                              ------------  -----------  -----------        -------------
                                                              ------------  -----------  -----------        -------------

Earnings per common share--basic and diluted................         $0.14        $0.88                             $0.12
                                                              ------------  -----------  -----------        -------------
                                                              ------------  -----------  -----------        -------------
Common shares outstanding (average).........................   131,214,191   10,627,342    1,441,609(12)      143,283,142
                                                              ------------  -----------  -----------        -------------
                                                              ------------  -----------  -----------        -------------

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999 and the unaudited pro forma combined condensed income statements for the six months ended June 30, 1999 and for the year ended December 31, 1998 combine the historical information of NU and Yankee to give effect to the merger.

NOTE 2. ACCOUNTING METHOD

    The merger is accounted for as an acquisition using the purchase method of accounting in accordance with generally accepted accounting principles.

NOTE 3. MERGER

    For purposes of reflecting the pro forma amounts, the balance sheet gives effect to the merger as if it had occurred at the end of the period and the income statements give effect to the merger as if it had occurred at the beginning of each respective period.

NOTE 4. CASH CONSIDERATION

    Based on the assumed amounts of $479 million to be paid upon completion of the merger. For each share of Yankee common stock, the shareholders of Yankee will receive consideration with an aggregate value of $45, 45% of which will be payable in NU common shares and 55% payable in cash (which may be paid from cash-on-hand, receipts from a debt offering by NU and proceeds from restructuring). NU has reflected pro forma adjustments for the issuance of debt in the event that the proceeds mentioned above are not received in time. See
Note 6.

NOTE 5. EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

    Reflects the recognition of the excess amount of the purchase price over the net assets acquired, calculated as follows:

                                                                                               (000'S)
                                                                                             -----------
Purchase price, assumed value of common stock and cash consideration (based on 10,653,457
  Yankee shares outstanding at June 30, 1999 at $45 per share).............................  $   479,406
Estimated direct costs to be incurred in consummating the merger...........................        8,000
                                                                                             -----------
                                                                                                 487,406
Net assets of Yankee.......................................................................     (173,250)
                                                                                             -----------
Excess of purchase price over net assets acquired..........................................  $   314,156
                                                                                             -----------
                                                                                             -----------

NOTE 6. LONG TERM DEBT

    Reflects the issuance of $264 million principal amount of 8% notes payable, the proceeds of which may be used to fund the cash consideration paid to Yankee shareholders.

    An estimate of $2 million of debt issuance costs has also been reflected as a pro forma adjustment related to this debt issuance.

NOTE 7. COMMON SHAREHOLDERS EQUITY

    Based on the assumed amounts to be paid upon completion of the merger. For each share of Yankee common stock, the shareholders of Yankee will receive consideration with an aggregate value of $45, 45% of which will be payable in NU common shares and 55% payable in cash.

    Reflects the issuance of 12,068,951 NU common shares at an assumed issuance cost of $17.875 per share, net of the elimination of Yankee common shareholders equity.

NOTE 8. MERGER-RELATED COSTS

    NU and Yankee will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for NU's merger-related costs of $8 million, which is included in the excess of purchase price over net assets acquired. Yankee expects to incur approximately $5 million of merger-related costs, which it will expense as incurred.

NOTE 9. AMORTIZATION OF THE EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

    Represents the amortization of the excess of purchase price over net assets acquired, which is not tax deductible, over a 40-year period.

NOTE 10. INTEREST EXPENSE, NET

    Represents the interest expense related to the issuance of $264 million principal amount of 8% notes payable and the amortization of deferred financing costs over ten years.

NOTE 11. INCOME TAXES

    Income taxes on the pro forma income statements have been based on a rate of 40%. A tax benefit has not been provided for the excess of purchase price over net assets acquired, since it is not tax deductible.

NOTE 12. EARNINGS PER SHARE

    Reflects the issuance of 12,068,951 NU common shares at an assumed issuance cost of $17.875 at June 30, 1999 and December 31, 1998, net of the elimination of Yankee shares outstanding.

                   COMPARATIVE RIGHTS OF YANKEE SHAREHOLDERS
                              AND NU SHAREHOLDERS

GENERAL

    NU is a Massachusetts business trust subject to the provisions of the Massachusetts General Law (the "MGL"). Yankee is a Connecticut corporation subject to the provisions of the Connecticut Business Corporation Act (the "CBCA").

    Upon completion of the merger, shareholders of Yankee will become shareholders of NU and their rights as shareholders of NU will be governed by the declaration of trust of NU and the MGL. Under Massachusetts law, the declaration of trust generally controls the operations of a Massachusetts business trust and the MGL generally applies only where a particular issue is not specifically addressed by the declaration of trust. The NU board of trustees is roughly the equivalent of a board of directors and the declaration of trust is roughly the equivalent of a company's certificate of incorporation and by-laws combined.

    The following is a comparison of certain provisions of the CBCA, the MGL, the certificate of incorporation and by-laws of Yankee and the declaration of trust of NU. This summary does not purport to be complete and is qualified in its entirety by reference to the CBCA and the MGL (which may change from time to time), Yankee's certificate of incorporation and by-laws and NU's declaration of trust.

AUTHORIZED CAPITAL STOCK

    NU. The authorized capital stock of NU consists of 225,000,000 common shares of which 137,120,486 shares were issued and outstanding as of the date of this proxy statement/prospectus. No NU preferred stock currently is authorized or outstanding.

    YANKEE. The authorized capital stock of Yankee consists of 20,000,000 shares of common stock of which 10,633,666 shares were issued and outstanding as of the date of this proxy statement/prospectus. No Yankee preferred stock currently is authorized or outstanding.

ISSUANCE OF CAPITAL STOCK

    NU. Under the declaration of trust, NU may authorize and issue additional common shares only upon the affirmative vote of a majority of the voting shares. The voting shares consist of:

       - all of the issued and outstanding NU common shares (currently the only voting shares); and

       - any preferred shares that may be issued and provide for the right to vote.

    Shares of preferred stock may be authorized and issued only upon:

       - the affirmative vote of two-thirds of the NU voting shares; and

       - the vote of each class of the preferred shares previously issued and outstanding as may be required by that class of preferred shares.

    YANKEE. The Yankee board of directors has the authority under the CBCA to authorize and issue additional shares of common stock and preferred stock, upon a finding by it that the consideration to be received for such shares is adequate.

VOTING RIGHTS

    NU. The declaration of trust provides that holders of NU common shares have the right to vote for the election of trustees and for all other purposes. Each NU common share entitles the holder to one vote, in person or by proxy, at each meeting of the shareholders and on each proposition before these meetings. Whether, and to what extent, a class of preferred shares will have voting rights would be determined by the particular class of those preferred shares.

    YANKEE. The CBCA provides that unless otherwise stated in the certificate of incorporation, each outstanding share, regardless of its class, is entitled to one vote on each matter voted on at a shareholders meeting. Because Yankee's certificate of incorporation is silent on this issue, the holder of each share of Yankee common stock is entitled to one vote on each matter voted on at shareholders meetings. Any new series of Yankee capital stock issued in the future would have voting rights unless otherwise specified.

PREEMPTIVE RIGHTS

    NU. When NU issues additional common shares or convertible securities, the declaration of trust provides the shareholders with preemptive rights to purchase shares or convertible securities in proportion to the number of common shares they hold, within the time and on the terms fixed by the trustees. Such preemptive rights, however, are not applicable to:

    (i) the issue of common shares, or the grant of rights or options on such shares, to trustees, directors, officers, or employees of NU or its subsidiaries; and

    (ii) the issue of common shares on the conversion of convertible securities if these securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights.

    In addition, common shares and convertible securities are not subject to preemptive rights if they are:

    (i) common shares or convertible securities offered to holders of common shares in satisfaction of their preemptive rights and were not purchased by these shareholders;

    (ii) issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

   (iii) issued in connection with a merger or consolidation, or pursuant to order of a court of competent jurisdiction unless such order otherwise provides;

    (iv) issued in a public offering or to or through underwriters who agree to make a public offering of such common shares or convertible securities;

    (v) released from such preemptive rights by the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

    (vi) held in NU's treasury.

    YANKEE. Yankee's certificate of incorporation provides that shareholders of Yankee common stock shall not have any preemptive rights.

DIVIDENDS AND OTHER DISTRIBUTIONS

    NU. Under NU's declaration of trust, the NU board of trustees has complete discretion in choosing whether and to what extent shareholders will receive dividends.

    YANKEE. Under the CBCA, a corporation may make distributions, including dividends, to its shareholders subject to restriction by its certificate of incorporation unless, after giving effect to the dividend or distribution, either of the following would happen:

       - the corporation would not be able to pay its debts as they become due in the usual course of business; or

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
       - the corporation's total assets would be less than:

         -- the sum of its total liabilities;
           plus (unless its certificate of incorporation permits otherwise)

         -- the amount that would be needed, if the corporation were to be dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to those shareholders receiving the dividend or distribution.

       - Since Yankee's certificate of incorporation and by-laws contain no restrictions on dividends and distributions and no preferential shares are outstanding, the Yankee board of directors has the discretion to pay dividends subject to the CBCA limitations.

TRUSTEE/DIRECTOR VACANCIES AND REMOVAL

    NU. Pursuant to NU's declaration of trust, a trustee shall hold office until the next annual meeting of the shareholders, unless the trustee resigns. The trustees are elected by a majority of the NU voting shares, and trustees may be re-elected to the new board by the shareholders. A vacancy on the board of trustees caused by death or resignation may be filled by a majority of trustees in office, even if the remaining trustees constitute less than a majority of the whole board. NU's declaration of trust is silent on the removal of trustees.

    YANKEE. Under the CBCA, a director may be removed by shareholders with or without cause unless the certificate of incorporation provides that directors may be removed only for cause. According to the CBCA, a director may be removed by shareholders only at a meeting called for the purpose of removing that director, and the notice calling the meeting must state that the purpose or one of the purposes of the meeting is removal of the director. Yankee's certificate of incorporation provides that a director may be removed only for cause and only by the affirmative vote of at least 80% of the voting power of the shares entitled to vote on the matter.

    Under the CBCA, unless the certificate of incorporation provides otherwise, any vacancy in a board of directors may be filled:

    (i) by the shareholders;

    (ii) by the board of directors; or

   (iii) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office.

    Yankee's certificate of incorporation provides that vacancies may be filled only by a majority vote of the directors then in office.

MEETINGS OF SHAREHOLDERS

    NU. Under NU's declaration of trust, in addition to the annual meeting, a special meeting of the shareholders may be called by the chairman of the board of trustees, the president, the board of trustees or requested by the holders of 10% of all the NU voting shares. The holders of NU voting shares having a majority of voting power shall constitute a quorum at any meeting of shareholders for the transaction of business. When a quorum is present at any shareholder meeting, the affirmative vote of the majority of the shareholders present or represented at the meeting shall be the act of the shareholders.

    YANKEE. Under the CBCA, a corporation is required to hold a special meeting of shareholders if:

       - the board of directors calls such a meeting; or

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
       - if holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting make a written demand for the meeting to the corporation's secretary describing the purpose for the proposed special meeting.

    Yankee's certificate of incorporation is consistent with the CBCA in this regard.

    Under the CBCA, unless the corporation's certificate of incorporation or the CBCA provides otherwise (which Yankee's certificate of incorporation does not), a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. The CBCA further provides that unless the CBCA or the certificate of incorporation requires a greater number of affirmative votes, if a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action.

    An exception to the CBCA under Yankee's certificate of incorporation is that a merger or consolidation with a significant shareholder (defined below) requires approval by:

       - the holders of 80% of the shares entitled to vote on the matter (voting together as a single class); and

       - the holders of two-thirds of the shares entitled to vote on the matter other than the shares held by an interested shareholder (defined below).

    A "significant shareholder" is defined as a shareholder who owns, or has owned within the immediately preceding two-year period, 5% or more of the voting shares of Yankee. An "interested shareholder" is defined as a significant shareholder whose participation in a transaction would result in a business combination. A "business combination" is defined as a combination between Yankee and any significant shareholder or affiliate of a significant shareholder including a merger, consolidation or sale of one-third or more of Yankee's assets.

SHAREHOLDER ACTION WITHOUT A MEETING

    NU. Since NU's declaration of trust does not contain any provisions concerning shareholder action without a meeting, no such action may be taken by NU shareholders.

    YANKEE. Under the CBCA, any action which may be taken by shareholders at any annual or special meeting may be taken:

    (i) without a meeting, by unanimous written consent of all the persons who would be entitled to vote upon that action at a meeting (or by their duly authorized attorneys); or

    (ii) if the corporation's certificate of incorporation so provides (which Yankee's does not), by written consent of a majority of the persons who would be entitled to vote upon that action at a meeting.

    Under Yankee's certificate of incorporation, any action which may be taken by shareholders at a meeting may be taken by written consent of all of the shareholders.

AMENDMENT OF DECLARATION OF TRUST/CERTIFICATE OF INCORPORATION AND BY-LAWS

    NU. An amendment to the declaration of trust requires the vote of approval of two-thirds of the trustees, and becomes effective only upon the approval, by affirmative vote or written consent, of two-thirds of all NU voting shares. If any preferred shares are outstanding, no amendment adversely affecting the rights of preferred shareholders can become effective without the affirmative vote or written consent of two-thirds of the class or classes of preferred shares that would be affected by the proposed amendment.

    YANKEE. Under the CBCA, a corporation's certificate of incorporation may be amended in some limited respects by the board of directors of that corporation without shareholder action. A corporation may also amend its certificate of incorporation in any respect by:

       - recommendation of the board of directors (unless the board determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment); and

       - unless the certificate of incorporation or directors require a greater vote, by approval of:

         -- a majority of the votes entitled to be cast on the amendment by each voting group, if any, with respect to which the amendment would create dissenters' rights; and

         -- a majority of the votes cast by every other voting group entitled to vote on the amendment.

    Yankee's certificate of incorporation provides that any amendments that result in a fundamental change of the company require, in addition to the affirmative votes required by law, the affirmative vote of at least 80% of the shares entitled to vote thereon. A "fundamental change" is defined in Yankee's certificate of incorporation as one which affects the following sections of Yankee's certificate of incorporation and by-laws:

       - board of directors

       - shareholder action

       - business combinations

       - amendments to by-laws and certificate

       - governance of board and director liability.

    The 80% voting approval is not required, however, for any fundamental change if no interested shareholder (defined above) then exists or if all of the members of the board are continuing directors. A continuing director is any board member who is not an interested shareholder and who was a member of the board prior to the interested shareholder becoming such, or was elected to the board by a majority of the then continuing directors.

    Under the CBCA, a corporation's board of directors may amend or repeal the by-laws unless:

       - the corporation's certificate of incorporation or the CBCA reserves this power exclusively to the shareholders in whole or in part; or

       - the shareholders, in amending or repealing a particular by-law, expressly provided that the board of directors may not amend or repeal that by-law.

    Under Yankee's by-laws, except as otherwise provided by applicable law or by Yankee's certificate of incorporation (which does restrict such amendments as aforesaid), the board of directors and the shareholders shall have power to adopt, amend or repeal Yankee's by-laws. The board of directors may take such action only by the affirmative vote of a majority of the directors then in office.

SALE OF ASSETS, MERGER AND CONSOLIDATION

    NU. NU's declaration of trust authorizes the NU board of trustees to sell, lease or otherwise dispose of any part or parts of the properties of NU to the extent permitted by law. However, under Massachusetts law, for a Massachusetts business trust to merge with another entity, its declaration of trust must explicitly authorize such a transaction. The declaration of trust currently does not authorize NU to merge with another entity. As such, prior to entering into any such transaction, NU would be required to amend its declaration of trust as set forth in the preceding section "Amendment of Declaration of Trust/Certificate of Incorporation and By-laws."

    YANKEE. Under the CBCA, for a plan of merger or exchange to be approved, the board of directors must adopt the plan of merger or exchange and recommend it to the shareholders for approval, unless the board determines that, due to a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. Under the CBCA, for corporations incorporated before January 1, 1997, including Yankee, a plan of merger must be approved by each voting group entitled to vote separately on the plan by at least two-thirds of the voting power of such voting group, unless the certificate of incorporation provides otherwise.

    Under Yankee's certificate of incorporation, a merger or consolidation with a significant shareholder (defined in Yankee's certificate of incorporation as a "business combination") requires approval by the holders of 80% of the shares entitled to vote thereon (voting together as a single class) and by the holders of two-thirds of the shares entitled to vote thereon other than the shares held by an interested shareholder. A significant shareholder is defined as a shareholder who owns or has owned within the immediately preceding two-year period 5% or more of the voting shares of Yankee. An interested shareholder is defined as a significant shareholder whose participation in a transaction would result in a business combination.

BUSINESS COMBINATION STATUTE

    NU. NU's declaration of trust is silent on business combinations. In addition, no specific provision of the MGL applies to business combinations involving a Massachusetts business trust. Thus, no such combinations directly involving NU are currently permitted absent NU voting share approval. See "Sale of Assets, Merger and Consolidation" above.

    YANKEE. CBCA sections 33-840 through 33-845 (the "CBCA Business Combination Statute") provide for limitations and prohibitions on certain business combinations. Under the CBCA Business Combination Statute, a "business combination" includes mergers, combinations, certain transfers, or issuances of equity securities to interested shareholders and their affiliates, liquidation/dissolution resolutions passed by those persons or reclassifications of securities that result in the proportionate increase of ownership of outstanding shares by those persons.

    The CBCA Business Combination Statute generally requires that in addition to any vote otherwise required by law or the certificate of incorporation, a business combination shall first be approved by the board of directors and then be approved by the affirmative vote of at least:

    (i) the holders of 80% of the voting power of the outstanding shares of the corporation; and

    (ii) the holders of two-thirds of the voting power of the outstanding shares of the corporation (other than shares held by the interested shareholder and any affiliates).

    The CBCA Business Combination Statute also generally prohibits a corporation from engaging in any business combination with any interested shareholder for a period of five years following the date that such shareholder became an interested shareholder, unless:

    (i) prior to such date the board of directors of the corporation and a majority of non-employee directors (of which there must be at least two) approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

    (ii) the business combination is otherwise excepted from the five-year prohibition by applicable provisions of the CBCA.

    Under the CBCA Business Combination Statute, an "interested shareholder" is defined as the holder of 10% of the outstanding voting stock of the corporation.

    The CBCA Business Combination Statute generally applies to Yankee, although Yankee might qualify for certain available exceptions to its application (detailed in section 33-845 of the CBCA) depending upon the nature of the transaction. Yankee's certificate of incorporation and by-laws do not conflict with any of the provisions of the CBCA Business Combination Statute.

CLASSIFICATION OF TRUSTEES/DIRECTORS

    NU. NU's declaration of trust does not provide for different classes of trustees.

    YANKEE. Yankee's certificate of incorporation provides that directors are to be classified into three classes, which are to hold office in staggered three-year terms.

LIMITATIONS ON DISSENTERS' APPRAISAL RIGHTS

    NU. NU's declaration of trust does not contain any provision entitling any dissenting NU shareholder to receive an appraisal and payment of the fair value for such dissenting shareholder's shares. In addition, no Massachusetts statutes applicable to Massachusetts business trusts provide for appraisal rights comparable to the statutory appraisal rights that the MGL provides to dissenting Massachusetts business corporation stockholders.

    Until 1991, it was widely believed that there were no common law dissenters' appraisal rights in Massachusetts. In 1991, however, the Supreme Judicial Court of Massachusetts held that common law appraisal rights similar to those provided in the MGL for Massachusetts business corporation stockholders were available to dissenting minority stockholders of a Massachusetts trust company (as opposed to a Massachusetts business trust) in connection with a reduction of capital stock of the trust company. The Court noted that the Massachusetts trust company statutes do provide statutory appraisal rights for stockholders of a trust company as to mergers and consolidations, but not as to the reduction of capital stock. In contrast, the Massachusetts business trust statutes are silent as to appraisal rights in all circumstances.

    Under present circumstances, however, it is not clear under what conditions or with respect to what possible transactions, if any, common law appraisal rights in Massachusetts might apply to a business trust such as NU.

    YANKEE. Under the CBCA, a shareholder is entitled to dissent from and receive the fair value of shares owned in the event of a plan of merger or share exchange to which the corporation is a party as the corporation whose shares will be acquired, if shareholder approval is required for the merger or the share exchange and the shareholder is entitled to vote on the transaction. See "Dissenters' Rights of Appraisal of Yankee Shareholders."

    The CBCA also provides for appraisal rights:

    (i) in the case of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the matter but not including a sale pursuant to a court order or a sale for cash all of the net proceeds of which will be distributed to shareholders within one year of the sale;

    (ii) in the case of amendments to the certificate of incorporation that materially and adversely affect rights in respect of the dissenter's shares; and

   (iii) any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, by-laws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

    Both Yankee's certificate of incorporation and by-laws are silent on appraisal and dissenters' rights.

LIQUIDATION PREFERENCE

    NU. NU currently has only one class of capital stock outstanding, the NU common shares, which have no liquidation preference upon a liquidation, dissolution or winding up of NU.

    YANKEE. Yankee currently has only one class of capital stock outstanding, the Yankee common stock, which has no liquidation preference upon a liquidation, dissolution or winding up of Yankee.

INTERESTED PARTY TRANSACTIONS

    NU. NU's declaration of trust states that no transactions involving NU and an interested trustee or officer shall be voidable either by the trustees or the shareholders. Liability for a trustee's breach of fiduciary duty to NU in such a transaction is limited, subject to certain exceptions, as set forth below in "Limitation on Trustees'/Directors' Liability."

    YANKEE. The CBCA permits transactions involving a Connecticut corporation and an interested director of that corporation so long as:

    (i) the transaction is approved by an affirmative vote of a majority, but no fewer than two, of those qualified directors (defined in the CBCA as a director who is not interested or a director who is not an affiliate of an interested director) on the board of directors or on a duly empowered committee thereof who voted on the transaction after the existence and nature of the director's conflicting interest and all facts known to the interested director respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to them;

    (ii) a majority of the votes entitled to be cast by the holders of all qualified shares (defined in the CBCA as shares that are not owned or controlled by an interested director or an affiliate of an interested director) were cast in favor of the transaction after the existence and nature of the director's conflicting interest and all facts known to the interested director respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to the holders of such shares; or

   (iii) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

    The CBCA contains no provisions explicitly treating conflict-of-interest transactions with respect to officers of a corporation. Other than the provisions dealing with business combinations (as defined in Yankee's certificate of incorporation) detailed in "Sale of Assets, Merger and Consolidation" above, Yankee's certificate of incorporation and by-laws are silent on interested director transactions.

LIMITATION ON TRUSTEES'/DIRECTORS' LIABILITY

    NU. NU's declaration of trust limits the personal liability of trustees for monetary damages for breach of fiduciary duty as a trustee. However, this provision excludes any limitation on liability:

    (i) for any breach of the trustee's duty of loyalty to NU or its shareholders;

    (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

   (iii) for any transaction from which the trustee derived an improper personal benefit.

    YANKEE. The CBCA allows a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director to an amount

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
that is not less than the compensation received by the director for serving the corporation during the year of the violation if such breach did not:

    (i) involve a knowing and culpable violation of law by the director;

    (ii) enable the director or an associate to receive an improper personal economic gain;

   (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation;

    (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or

    (v) create liability for unlawful distributions.

    Yankee's certificate of incorporation provides for the limitation of directors' liability as so permitted.

INDEMNIFICATION OF OFFICERS AND TRUSTEES/DIRECTORS

    NU. NU's declaration of trust provides that NU will indemnify its trustees and officers who were or are a party to any action, suit or proceeding by reason of the fact that he or she was a trustee or officer of NU, provided that such officers and trustees acted in good faith and in a manner they reasonably believed to be in the best interests of NU.

    YANKEE. Under the CBCA, unless the certificate of incorporation provides otherwise (which Yankee's does not), a corporation formed prior to January 1, 1997 shall indemnify its officers, directors, employees or agents against liability incurred by them in connection with proceedings, if:

    (i) they acted in good faith and, in the case of conduct in their official capacity, in a manner they reasonably believed to be in the best interests of the corporation;

    (ii) in all other cases, that their conduct was at least not opposed to the best interest of the corporation; and

   (iii) with respect to criminal proceedings, had no reasonable cause to believe that their conduct was unlawful.

    A corporation may advance expenses to its officers, directors, employees or agents prior to final adjudication, as long as they deliver to the corporation a written affirmation of their good faith belief that they have satisfied the required standard of conduct and undertake to repay the amounts advanced if it is ultimately determined that they were not entitled to be indemnified.

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                                 LEGAL MATTERS

    The validity of the NU shares to be issued in the merger will be passed upon for NU by Day, Berry & Howard LLP.

                                    EXPERTS

    The audited consolidated financial statements and schedules of NU and Yankee incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are included in this document in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited interim financial information of NU for the quarters ended March 31, 1999 and 1998, and June 30, 1999 and 1998, and Yankee for the quarters ended December 31, 1998 and 1997, March 31, 1999 and 1998, and June 30, 1999 and 1998, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report on that information states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of Arthur Andersen LLP expect to be present at the Special Meeting and will be available to respond to appropriate questions from shareholders in attendance. Although these representatives have stated that they do not intend to make any statements at the Special Meeting, they will have the opportunity to do so.

                                 OTHER MATTERS

    Pursuant to Connecticut law, the business that may be conducted at the Special Meeting is confined to the purpose described in the Notice of Special Meeting of Shareholders that accompanies this proxy statement/prospectus.

                             SHAREHOLDER PROPOSALS

    To be eligible for inclusion in the 2000 Yankee proxy statement, shareholder proposals for the 2000 Yankee annual meeting of shareholders must be received by Yankee at its principal office in Meriden, Connecticut, prior to August 20, 1999.

    With respect to shareholder proposals for the 2000 annual meeting of shareholders that are not sought to be included in the 2000 Yankee proxy statement, Yankee may exercise the discretionary voting authority granted under proxies with respect to those proposals, unless written notice of those proposals is received by Yankee at its principal office in Meriden, Connecticut on or before November 3, 1999.

    If the merger is completed prior to the time of the Yankee annual meeting, the annual meeting will not be held.

                           CERTAIN PROXY CARD MATTERS

    The proxy card for a participant in the Yankee 401(k) Employee Stock Ownership Plan, Employee Stock Purchase Plan or Dividend Reinvestment Plan includes the number of shares registered in the participant's name.

    If you participate in the Yankee 401(k) Employee Stock Ownership Plan, Employee Stock Purchase Plan or the Dividend Reinvestment Plan, your proxy card represents both the number of Yankee shares registered in your name and the number of shares credited to your account, unless the registrations are in different names. If you have shares registered in different names you will receive a separate proxy card for each registration. If your shares are held by a broker as nominee, you will receive a voter information form from your broker. All these shares will be voted in accordance with the instructions on the proxy card.

                      WHERE YOU CAN FIND MORE INFORMATION

    Yankee and NU file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything the companies file may be read and copied at the following locations at the SEC:

Public Reference Room      New York Regional Office   Chicago Regional Office
Room 1024, Judiciary       Suite 1300                 Citicorp Center
Plaza                      7 World Trade Center       Suite 1400
450 Fifth Street, N.W.     New York, New York 10048   500 West Madison Street
Washington, DC 20549                                  Chicago, Illinois
                                                      60661-2511

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Yankee's and NU's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world-wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning Yankee and NU can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where Yankee shares and NU shares are listed.

    The SEC allows Yankee and NU to "incorporate by reference" information into this document, which means that Yankee and NU can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that were previously filed with the SEC by Yankee (SEC File No. 0-10721) or NU (SEC File No. 001-05324). These documents contain important information about Yankee and NU.

    REGARDING YANKEE

       - Yankee's Annual Report on Form 10-K for the year ended September 30, 1998.

       - Yankee's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998.

       - Yankee's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

       - Yankee's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

       - Yankee's Current Report on Form 8-K dated June 14, 1999.

    REGARDING NU

       - NU's Annual Report on Form 10-K for the year ended December 31, 1998.

       - NU's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

       - NU's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

       - NU's Current Report on Form 8-K dated January 28, 1999.

       - NU's Current Report on Form 8-K dated February 23, 1999.

       - NU's Current Report on Form 8-K dated April 27, 1999.

       - NU's Current Report on Form 8-K dated May 7, 1999.

       - NU's Current Report on Form 8-K dated June 14, 1999.

       - NU's Current Report on Form 8-K dated July 6, 1999.

    The SEC may require Yankee and NU to file other documents pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time this document is sent and the date the Special Meeting is held. These other documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the SEC.

    If you are a Yankee shareholder, we may have already sent you some of the documents incorporated by reference. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world-wide web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

     YANKEE ENERGY SYSTEM, INC.                 NORTHEAST UTILITIES
        599 RESEARCH PARKWAY                   SHAREHOLDERS SERVICES
       MERIDEN, CT 06450-1030                       PO BOX 5006
                                              HARTFORD, CT 06102-5006

    If you would like to request documents from Yankee or NU, please do so promptly in order to receive them before the Special Meeting.

    Yankee has provided all information contained in or incorporated by reference in this document with respect to Yankee. NU has provided all information contained in or incorporated by reference in this document with respect to NU. Neither Yankee nor NU assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED AUGUST 19, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE. NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                   APPENDIX A








                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                           YANKEE ENERGY SYSTEM, INC.


                                       AND


                               NORTHEAST UTILITIES






                            dated as of June 14, 1999

         AGREEMENT AND PLAN OF MERGER, dated as of June 14, 1999 (this "Agreement"), between Yankee Energy System, Inc., a Connecticut corporation (the "Company") and Northeast Utilities, a Massachusetts business trust ("Parent").

         WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

         WHEREAS, the Board of Directors of the Company and the Board of Trustees of Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of the Company with and into Merger Sub, a Connecticut corporation to be formed by Parent prior to Closing (as defined below) as a wholly-owned subsidiary of Parent ("Merger Sub"); and

         WHEREAS, it is intended that the Merger (as defined below) shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.01 THE MERGER. Upon the terms and subject to the conditions of this Agreement:

         At the Effective Time (as defined in Section 1.03), the Company shall be merged with and into Merger Sub (the "Merger") in accordance with the laws of the State of Connecticut. Merger Sub shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Connecticut. The effects and the consequences of the Merger shall be as set forth in Section 1.02. Throughout this Agreement, the term "Merger Sub" shall refer to Merger Sub prior to the Merger and the term "Surviving Corporation" shall refer to Merger Sub in its capacity as the surviving corporation in the Merger.

         Section 1.02 EFFECTS OF THE MERGER. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, except that the name of the Surviving Corporation shall be "Yankee Energy System, Inc.," and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Merger shall be as provided in Section 33-820 of the Connecticut Business
Corporation Act (the "CBCA").

         Section 1.03 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.01), with respect to the Merger, a certificate of merger complying with Section 33-819 of the CBCA (the "Certificate of Merger") shall be delivered to the Secretary of the State of Connecticut for filing. The Merger shall become effective upon the filing of the Certificate of Merger, or at such later date and time as may be set forth in the Certificate of Merger (the "Effective Time").

         Section 1.04 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time and those persons listed in Section 1.04(a) of the Parent Disclosure Schedule (as defined in Section 7.06(i)) shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA. In addition, in accordance with the Declaration of Trust of Parent (the "Declaration of Trust"), the Board of Trustees of Parent shall take such action as may be necessary to cause, at the next regularly scheduled annual meeting of the shareholders of Parent, an increase of at least two in the number of trustees authorized to serve as trustees on the Board of Trustees of Parent and shall, as soon as practicable after the Effective Time, elect as trustees, two directors of the Company designated by the Parent and reasonably acceptable to the Company.

         Section 1.05 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of, and shall hold the same positions with, the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA.

         Section 1.06 MERGER SUB. Parent shall cause Merger Sub to be formed prior to the Closing Date as a wholly-owned subsidiary of Parent and to fulfill the obligations of Merger Sub provided herein.


                                   ARTICLE II

                               TREATMENT OF SHARES

         Section 2.01 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

                  (a) SHARES OF MERGER SUB STOCK. Each share of common stock, no par value, of Merger Sub (the "Merger Sub Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                  (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $5.00 per share, of the Company (the "Company Common Stock") that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this Section 2.01, each share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.01(n)) and shares canceled pursuant to Section 2.01(b), issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company) shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $45.00 in cash (as such amount may be adjusted in accordance with Section 2.01(o) hereof, the "Cash Consideration") or
(ii) a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (as defined below) (the "Stock Consideration") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section (the "Mixed Consideration"). The "Exchange Ratio" shall be equal to the Cash Consideration divided by the Parent Share Price (as defined below). The "Parent Share Price" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

                  (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "Cash Election"). Notwithstanding the foregoing and subject to Section 2.01(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "Cash Election Number") will be 55% of the total number of shares of Company Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

                  (e) CASH ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product of (a) the Exchange Ratio and
(b) a fraction equal to one minus the Cash Fraction.

                  (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "Stock Election"). Notwithstanding the foregoing and subject to Section 2.01(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger (the "Stock Election Number") shall be 45% of the total number of shares of Company Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

                  (g) STOCK ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (a) the Exchange Ratio and (b) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
(ii) an amount in cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction equal to one minus the Stock Fraction.

                  (h) MIXED ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common Stock (the "Mixed Election" and, collectively with Stock Election and Cash Election, the "Election"). Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.01(d), (e) and (l), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 2.01(f), (g) and (l).

                  (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent (the "Paying Agent"), and accompanied by the certificates representing the shares of Company Common Stock ("Company Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 2.01, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

                  (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 2.01(k)) (the "No Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares may be treated by the Company, in its sole discretion, as Cash Election Shares or Stock Election Shares.

                  (k) ELECTION DEADLINE. Parent and the Company shall each use its best efforts to cause copies of the Form of Election to be mailed to the record holders of Company Common Stock not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Common Stock subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the second day after the Effective Time, unless extended by the Company (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

                  (l) ADJUSTMENT PER TAX OPINION. Notwithstanding anything in this Article II to the contrary (other than the last sentence of Section 2.01(m)), the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall be not less than that number which would cause the ratio of (i) the closing price per share of Parent Common Stock on the Closing Date times the aggregate number of shares of Parent Common Stock to be issued as Stock Consideration pursuant to Section 2.01(c), to (ii) the sum of (v) the amount set forth in the preceding clause (i) plus (w) the aggregate Cash Consideration to be issued pursuant to Section 2.01(c) plus (x) the number of Dissenting Shares times the per share fair value of such shares determined pursuant to Section 2.01(n) of this Agreement or, if such fair value has not been determined as of the date the calculation required by this Section 2.01(l) is required to be made, then times the per share Cash Consideration, plus (y) any other amounts paid by the Company (or any affiliate thereof) to, or on behalf of, any Company shareholder in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) plus (z) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e), to be 45%. To the extent the application of this Section 2.01(l) results in the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be decreased.

                  (m) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration (as defined in Section 2.02(b)) shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock and (subject to the satisfaction of the condition set forth in Section 8.03(f)) the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

                  (n) DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration (as defined below), and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the Business Corporation Law of the State of Connecticut, shall be deemed to be converted into, as of the Effective Time, the right to receive cash pursuant to Section 2.01(c) in the same manner as if such shares were Cash Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

                  (o) ADJUSTMENT IN AMOUNT OF CASH CONSIDERATION. In the event that the Closing Date shall not have occurred on or prior to the date that is the six (6) month anniversary of the date on which the Company Shareholders' Approval (as defined in Section 4.13) is obtained (the "Adjustment Date"), the Cash Consideration shall be increased, for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date or the Extended Termination Date (as defined in Section 9.01(b)), by an amount equal to $0.005.

         Section 2.02 EXCHANGE OF CERTIFICATES. (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company an amount of cash and certificates representing shares of Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash in accordance with Section 2.01(c).

                  (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a certificate or certificates representing shares of Company Common Stock (the "Certificates") that have been converted pursuant to Section 2.01: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 2.01. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Parent

Common Stock (the "Parent Shares") into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with Section 2.01(c), (ii) the cash to which such holder is entitled in accordance with Section 2.01(c), and (iii) the cash in lieu of fractional Parent Shares to which such holder has the right to receive pursuant to
Section 2.02(d) (the shares of Parent Common Stock and cash described in clauses (i), (ii) and (iii) above being referred to collectively as the "Merger Consideration"). In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

                  (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by

Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Parent Common Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Parent Common Shares at the prevailing prices on the New York Stock Exchange (the "NYSE"); provided, however, that neither Parent nor any person related to Parent within the meaning of Treasury Regulations Section 1.368-1(c)(2) shall be permitted to acquire, directly or indirectly, any such Excess Parent Common Shares. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                  (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares and the appropriate amount of cash as provided in Section 2.01 and in this Section 2.02.

                  (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.02(a) and not exchanged within six months after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

                  (g) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of the Agreement as having been paid to the holder of the shares of
Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.


                                   ARTICLE III

                                   THE CLOSING

         Section 3.01 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, Stamford, Connecticut, at 10:00 a.m., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent as follows:

         Section 4.01 ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 4.01 of the Company Disclosure Schedule (as defined in Section 7.06(ii)), the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations or prospects of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

         Section 4.02 SUBSIDIARIES. Section 4.02 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all material subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. As of the date hereof, the Company is an exempt holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.02 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

         Section 4.03 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the close of business on June 11, 1999 there were issued and outstanding 10,625,886 shares of Company Common Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.03 of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

         Section 4.04 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE. (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.04(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligations of the Company enforceable against it in accordance with their terms.

                  (b) NON-CONTRAVENTION. Except as set forth in Section 4.04(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of the Company or any of its subsidiaries (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the articles of organization, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.04(c)) applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.04(b) of the Company Disclosure Schedule (the "Company Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                  (c) STATUTORY APPROVALS. Except as described in Section 4.04(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire, if any, as are necessary to avoid a violation of law.

                  (d) COMPLIANCE. Except as set forth in Section 4.04(d) or
Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.05) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor (to the best of its knowledge) any of its joint ventures is in violation of or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.11(f)(ii)) of any Governmental Authority except for violations that, in the aggregate, are not reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.04(d) of the Company Disclosure Schedule or in
Section 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, the Company and its subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.04(d) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its certificate of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

                  (e) Except as set forth in Section 4.04(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar consensual contract or agreement that restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

         Section 4.05 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since September 30, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Federal Power Act, as amended (the "Power Act") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, exhibits and amendments appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since September 30, 1996 (as such documents have since the time of their filing been amended, the "Company SEC

Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True and complete copies of the articles of organization and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

         Section 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.06 of the Company Disclosure Schedule, since September 30, 1998, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which has or could reasonably be expected to have, a Company Material Adverse Effect.

         Section 4.07 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.07, Section 4.09 or
Section 4.11 of the Company Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.08 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form (the "Proxy Statement"), relating to the Company Special Meeting (as defined below) shall, at the dates mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Registration Statement and the Proxy Statement, insofar as they relate to the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 4.09 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries, on the one hand, or Parent or any of its subsidiaries, on the other hand.

         Except as disclosed in Section 4.09 of the Company Disclosure Schedule:

                  (a) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there has been filed on its behalf) within the time prescribed by law all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

                  (b) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                  (c) TAX RESERVES. The Company and its subsidiaries have established on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with GAAP.

                  (d) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither the Company nor any of its subsidiaries have requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

                  (e) WAIVERS OF STATUTE OF LIMITATIONS. Neither the Company nor any of its subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

                  (f) EXPIRATION OF STATUTE OF LIMITATIONS. The federal and state income Tax Returns of the Company and each of its subsidiaries either have been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations for all years through and including 1994, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries that has not been resolved and paid in full except for those contested in good faith and for which adequate reserves have been established.

                  (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No material audits or other administrative proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries and no currently pending issue has been raised in writing by any Tax authority in connection with any Tax or Tax Return (other than those being contested in good faith and for which adequate reserves have been established).

                  (h) TAX RULINGS. Neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  (i) AVAILABILITY OF TAX RETURNS. The Company has provided or made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1993, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1993, (iii) any Closing Agreements entered into by the Company or any of its subsidiaries with any taxing authority since December 31, 1993 and
(iv) any Tax Ruling received by the Company or any of its subsidiaries from any taxing authority since December 31, 1993.

                  (j) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of Taxes.

                  (k) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (l) CODE SECTION 481 ADJUSTMENTS. Neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to Code Section

481(a) by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries for any tax year, and, to the knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method for any tax year for which the statute of limitations remains open.

                  (m) INDEBTEDNESS. No indebtedness of the Company or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Code
Section 279(b).

                  (n) INTERCOMPANY TRANSACTIONS. Neither the Company nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

                  (o) CODE SECTION 897. To the best knowledge of the Company, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (p) CODE SECTION 355. Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past 24 month period or in a distribution which could otherwise constitute part of a "plan" or a series of "related transactions" (within the meaning of Code
Section 355(e)).

         Section 4.10 EMPLOYEE MATTERS; ERISA. (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, severance, change in control, deferred compensation, share option or other written agreement, plan, commitment or arrangement relating to employment or fringe benefits for employees, former employees, officers, trustees or directors of the Company or any of its subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees or directors of the Company or pursuant to which the Company or any of its subsidiaries has or could reasonably be expected to have any liability (collectively, the "Company Employee Benefit Plans") is listed in Schedule 4.10(a) of the Company Disclosure Schedule, is in material compliance with applicable law, and has been administered and operated in all material respects in accordance with its terms. Each Company Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

                  (b) Complete and correct copies of the following documents have been made available to Parent as of the date of this Agreement: (i) all Company Employee Benefit Plans and any related trust agreements or insurance contracts or funding agreement, (ii) the most current summary descriptions and summary of material modifications of each Company Employee Benefit Plan subject to ERISA, (iii) the three most recent Form 5500s and Schedules thereto for each Company Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the IRS with respect to the qualified status of each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, (v) the most recent accountings with respect to each Company Employee Benefit Plan funded through a trust and (vi) the most recent actuarial report of the qualified actuary of each Company Employee Benefit Plan with respect to which actuarial valuations are conducted.

                  (c) Each Company Employee Benefit Plan subject to the requirements of Section 601 of ERISA has been operated in material compliance therewith. The Company has not contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no person under common control with the Company within the meaning of Section 414 of the Code ("ERISA Affiliate") has incurred a tax liability under Code Section 5000(a) that is or could reasonably be expected to be a liability of the Company.

                  (d) Except as set forth in Schedule 4.10(d) of the Company Disclosure Schedule, each Company Employee Benefit Plan covers only employees who are employed by the Company or a subsidiary (or former employees or beneficiaries with respect to service with the Company or a subsidiary).

                  (e) Except as set forth in Schedule 4.10(e) of the Company Disclosure Schedule, neither the Company, any subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

                  (f) No event has occurred, and there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan, under which the Company or any subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could be subject to any liability under
Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code except for instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  (g) Neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") under
Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. As of the date of this Agreement, no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Company Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

                  (h) Except as set forth in Schedule 4.10(h) of the Company Disclosure Schedule, no employer securities, employer real property or other employer property is included in the assets of any Company Employee Benefit Plan.

                  (i) Except as set forth in Section 4.10(i) of the Company Disclosure Schedule, full payment has been made of all material amounts which the Company or any affiliate thereof was required under the terms of Company Employee Benefit Plans to have paid as contributions to such plans on or prior to the Effective Time (excluding any amounts not yet due) and no Company Employee Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of
Section 302 of ERISA or Section 412 of the Code, whether or not waived.

                  (j) Except as set forth in Schedule 4.10(j) of the Company Disclosure Schedule, no material amounts payable under any Company Employee Benefit Plan or other agreement, contract, or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code. Except as set forth in Schedule 4.10(j), the transactions contemplated by this Agreement will not result in accelerated vesting or accelerated payment of benefits under any Company Employee Benefit Plan.

                  (k) Except as set forth in Section 4.10(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. The Company has delivered or otherwise made available to Parent true, correct and complete copies of the collective bargaining agreements listed in Section 4.10(k) of the Company Disclosure Schedule, together with all amendments, modifications or supplements thereto. Except as set forth in Schedule 4.10(k) of the Company Disclosure Schedule, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor practice charges or disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries which could reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except for non-compliances which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section
4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

                  (a) COMPLIANCE. The Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)) except where the failure to be in such compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws.

                  (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained or has applied for all permits, consents, licenses, variances, certificates, exemptions, orders, franchises, authorizations and approvals necessary under any Environmental Laws (collectively, the "Environmental Permits") for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or to be in such compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (c) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in Section 4.11(f)(i)) pending (i) against the Company or any of its subsidiaries, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                  (d) RELEASES. Except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(f)(iv)) of any Hazardous Material (as defined in Section 4.11(f)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries.

                  (e) PREDECESSORS. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                  (f) As used in this Agreement:

                        (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of their respective subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or
         (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                       (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                      (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or joint ventures operates or has stored, treated or disposed of Hazardous Materials.

                       (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         Section 4.12 REGULATION AS A UTILITY. Except as set forth in Section
4.12 of the Company Disclosure Schedule, neither the Company nor (in the case of clauses (ii), (iii) and (iv)) any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is (i) registered, or required to be registered, under the 1935 Act, (ii) subject to regulation as a "public utility" under the Federal Power Act, (iii) subject to regulation as a "natural-gas company" under the Natural Gas Act, or (iv) subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than Connecticut or by any foreign country.

         Section 4.13 VOTE REQUIRED. The approval of the Merger by two-thirds of the votes entitled to be cast by all holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

         Section 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of SG Barr Devlin to the effect that, as of June 14, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

         Section 4.15 OWNERSHIP OF PARENT COMMON STOCK. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Capital Stock.

         Section 4.16 TAKEOVER PROVISIONS; RIGHTS PLANS. (a) The Company has taken (and will take) all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from (i) the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Connecticut, including Sections 33-841 and 33-844 of the CBCA, and (ii) the provisions of
Section 1 of Article VII of the Restated Certificate of Incorporation of the Company.

                  (b) The Company has taken all action necessary so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Rights under the Rights Agreement, dated as of November 20, 1989, between the Company and Mellon Bank, N.A., as Rights Agent, as amended (the "Company Rights Agreement") or enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable.

                  (c) No "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Plan) has occurred.

         Section 4.17 INSURANCE. Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, the Company and each of its subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and each of its subsidiaries during such time period. Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of its subsidiaries. The insurance policies of the Company and each of its subsidiaries are valid and enforceable policies in all material respects.

         Section 4.18 INTELLECTUAL PROPERTY. The Company and each of its subsidiaries own or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "Company Intellectual Property"). Except as set forth in Section 4.18(a) of the Company Disclosure Schedule, all of the Company Intellectual Property owned by the Company or any of its subsidiaries is free and clear of any and all encumbrances, and neither the Company nor any of its subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, except as set forth in Section 4.18(b) of the Company Disclosure Schedule, the use of the Company Intellectual Property by the Company or any of its subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither the Company nor any of its subsidiaries has received written notice of any claim that any of the Company Intellectual Property is invalid or infringes the asserted rights of any other person, and, to the knowledge of the Company, the Company Intellectual Property owned by the Company has not been used or enforced or has failed to be used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any of such Company Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 4.19 YEAR 2000. The computer software, hardware and firmware (including microprocessors) operated or used by the Company or any of its subsidiaries which is used in the conduct of their business (in both information technology and other applications) is, or by September 30, 1999 will be, capable of providing or being adapted (i) to allow the conduct of the business of the Company and its subsidiaries as currently conducted and (ii) to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software, hardware and firmware records, stores, processes and presents such calendar dates falling on or before December 31, 1999 ("Year 2000 Compliance") other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; provided, however, that the Company makes no representation or warranty with respect to Year 2000 Compliance of any supplier, third-party vendor or governmental body, agency or instrumentality. The Company reasonably believes as of the date hereof that the remaining cost of adaptations referred to in the foregoing sentence will not materially exceed the amounts reflected in the Form 10-Q filed by the Company for the quarter ended March 31, 1999.

         Section 4.20 COMMODITY DERIVATIVES AND CREDIT EXPOSURE MATTERS. Except as set forth in Section 4.20 of the Company Disclosure Schedule, the Company and each of its subsidiaries do not in the aggregate have (quantified on a market-to-market basis and calculated with respect to physical and financial positions exposure): (a) natural gas forward price exposure exceeding $1 million, (b) on-system pipeline transportation (basis) exposure exceeding $1 million or (c) off-system pipeline transportation (basis) exposure exceeding $1 million.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         Section 5.01 ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 5.01 of Parent Disclosure Schedule, Parent and each of its subsidiaries is a Massachusetts business trust or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Parent Material Adverse Effect").

         Section 5.02 SUBSIDIARIES. Section 5.02 of Parent Disclosure Schedule sets forth a description as of the date hereof of all material subsidiaries and joint ventures of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, Parent's interest therein, and a brief description of the principal line or lines of business conducted by each such entity. As of the date hereof,

Parent is a registered holding company under the 1935 Act. Except as set forth in Section 5.02 of Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Parent subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment; except for any of the foregoing that could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.03 CAPITALIZATION. (a) Except as set forth in Section 5.03 of Parent Disclosure Schedule, the authorized capital stock of Parent consists of 225,000,000 shares of Parent Common Stock. As of the close of business on June 11, 1999, there were issued and outstanding 137,116,862 shares of Parent Common Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and, except as set forth in the Declaration of Trust, free of preemptive rights. Except as set forth in Section 5.03 of Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating Parent to grant, extend or enter into any such agreement or commitment.

                  (b) The authorized capital stock of Merger Sub, when formed, will consist of not less than 1,000 shares of common stock, no par value ("Merger Sub Common Stock"). Immediately prior to the Effective Time, all of the issued and outstanding shares of Merger Sub Common Stock will be owned by Parent.

         Section 5.04 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE. (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.04(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

                  (b) NON-CONTRAVENTION. Except as set forth in Section 5.04(b) of Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining Parent Required Statutory Approvals (as defined in Section 5.04(c)) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.04(b) of Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect.

                  (c) STATUTORY APPROVALS. Except as described in Section 5.04(c) of Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire, if any, as are necessary to avoid a violation of law.

                  (d) COMPLIANCE. Except as set forth in Section 5.04(d) or
Section 5.11 of Parent Disclosure Schedule, or as disclosed in Parent SEC Reports (as defined in Section 5.05) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor (to the best of its knowledge) any of its joint ventures is in violation of, or has been given notice of any purported violation of, any law, statute, or order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that, in the aggregate, are not reasonably expected to have, a Parent Material Adverse Effect. Except as set forth in Section 5.04(d) of Parent Disclosure Schedule or in Section 5.11 of Parent Disclosure Schedule or as disclosed in Parent SEC Reports, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.04(d) of Parent Disclosure Schedule or as disclosed in Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have, a Parent Material Adverse Effect.

         Section 5.05 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, exhibits and amendments appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent or its predecessor with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, "Parent SEC Reports"). As of their respective dates, Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in Parent SEC Reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. A true and complete copy of the Declaration of Trust, as in effect on the date hereof, has been made available to the Company.

         Section 5.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.06 of Parent Disclosure Schedule, since December 31, 1998, Parent and each of its subsidiaries have as of the date hereof conducted their businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists, which has or could reasonably be expected to have, a Parent Material Adverse Effect.

         Section 5.07 LITIGATION. Except as disclosed in Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.07 of Parent Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting Parent or any of its subsidiaries, which would have a Parent Material Adverse Effect and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries, except for such that would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.08 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement shall, at the dates mailed to the Company shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 5.09 REGULATION AS A UTILITY. Parent is a public utility holding company registered under, and subject to the provisions, of, the 1935 Act. Section 5.09 of the Parent Disclosure Schedule lists the subsidiaries of Parent that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the jurisdictions where each such subsidiary is subject to regulation as a public utility company or public service company. Except as set forth above and as set forth in Section 5.09 of the Parent Disclosure Schedule, neither the Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as a public utility or public service company (or similar designation) by the Federal government of the United States, any state in the United States or any political subdivision thereof, or any foreign country.

         Section 5.10 OWNERSHIP OF THE COMPANY COMMON STOCK. Except as set forth in Section 5.10 of Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

         Section 5.11 ENVIRONMENTAL PROTECTION. Except as would not, in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and except for matters disclosed in Parent SEC Reports, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of its subsidiaries has received any written notice from any Governmental Authority that alleges that Parent or any of its subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) there are no Environmental Claims pending or threatened (A) against Parent or any of its subsidiaries, or (B) against any person or entity whose liability for any Environmental
Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law and (iii) there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against Parent or any of its subsidiaries.

         Section 5.12 FINANCING. Parent has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay or to cause Merger Sub to pay all Cash Consideration required to be paid pursuant to
Article II hereof and to consummate the Merger and other transactions contemplated hereby.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.01 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and the Company each agree as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

                  (a) ORDINARY COURSE OF BUSINESS. Except as disclosed in
Section 6.01(a) of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

                  (b) DIVIDENDS. The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a direct or indirect subsidiary to the Company, (B) regular quarterly dividends on Company Common Stock that do not exceed the current regular dividends on Company Common Stock; provided that, the Company may increase the annualized amount of such dividends by up to $.04 per share at the Company's regular Board of Directors' meetings in each of June 1999 and June 2000; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) intercompany acquisitions of capital stock. Prior to the Closing Date, each of the parties agrees to cooperate so as not to adversely affect the Company shareholders because of the timing of record, declaration or payment dates.

                  (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.01(c) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) pursuant to outstanding stock options granted under Employee Benefit Plans, (ii) pursuant to the Company's dividend reinvestment plan as in effect on the date hereof, (iii) in the case of subsidiaries, for issuances of capital stock to the Company or another subsidiary, or (iv) as may be required by the Company Rights Agreement.

                  (d) CHARTER DOCUMENTS; OTHER ACTIONS. Neither party shall, nor shall any party permit any of its subsidiaries to, amend its respective articles of organization, by-laws or regulations, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger (except to the extent permitted by Section 6.02 and Article IX).

                  (e) ACQUISITIONS. Except as disclosed in Section 6.01(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than
(i) in the ordinary course of business, and (ii) acquisitions having an aggregate acquisition consideration payable by the Company of not more than $250,000.

                  (f) CAPITAL EXPENDITURES. Except (i) as set forth in Section 6.01(f) of the Company Disclosure Schedule, (ii) as may be required by law, or
(iii) as reasonably deemed necessary by the Company following a catastrophic event, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of 110% of the aggregate amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.01(f) of the Company Disclosure Schedule.

                  (g) NO DISPOSITIONS. Except as set forth in Section 6.01(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

                  (h) INDEBTEDNESS. Except as set forth in Section 6.01(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness for borrowed money (including any such debt guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person other than (i) short-term indebtedness and "keep well" or similar assurances for the benefit of customers, in each case in the ordinary course of business consistent with past practice; (ii) arrangements between the Company and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds.

                  (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.01(i) of the Company Disclosure Schedule or as may be required by applicable law, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any Employee Benefit Plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits in the ordinary course of business consistent with past practice that, with respect to employees who are not officers, in the aggregate, do not result in an increase in benefits or compensation expense to the Company or any of its subsidiaries in excess of five percent per year, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice.

                  (j) 1935 ACT. Except as set forth in Section 6.01(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

                  (k) ACCOUNTING. Except as set forth in Section 6.01(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

                  (l) TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

                  (m) COOPERATION, NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational and business matters; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or could reasonably be expected to result in, in the case of the Company, a Company Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

                  (n) THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Company Required Consents obtained by the Company to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

                  (o) NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                  (p) DISCHARGE OF LIABILITIES. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

                  (q) CONTRACTS. Except as set forth in Section 6.01(q) of the Company Disclosure Schedule, the Company shall not, and shall cause its subsidiaries not to, except in the ordinary course of business consistent with past practice, enter into, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims therein.

                  (r) INSURANCE. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

                  (s) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which the Company or any of its subsidiaries operate except for those permits the expiration or termination of which would not reasonably be expected to have a Company Material Adverse Effect.

                  (t) TAKEOVER LAWS. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, including Sections 33-841 and 33-844 of the CBCA.

                  (u) NO RIGHTS TRIGGERED. The Company shall ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result, directly or indirectly, in the grant of any rights to any person under any material agreement (other than the agreements disclosed in Section 6.01(u) of the Company Disclosure Schedule) to which it or any of its subsidiaries is a party.

                  (v) TAXES. The Company shall not, and shall cause its subsidiaries not to, (A) make or rescind any express or deemed material election relating to Taxes, (B) except as set forth on Schedule 6.01(v), settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, (C) materially change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return and state Tax Returns for the taxable year ending December 31, 1997, except as may be required by a change in applicable law after the date hereof, or (D) file any material Tax Return other than in a manner consistent with its federal income Tax Return and state Tax Returns for the taxable year ending December 31, 1997.

                  (w) CONDUCT OF BUSINESS OF MERGER SUB. Following the incorporation of Merger Sub as required by Section 1.06, prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Merger Sub to (i) perform its obligations under this Agreement in accordance with its terms, and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

                  (x) CERTAIN MERGERS. Except with the mutual consent of the Board of Directors of the Company and the Board of Trustees of the Parent, Parent shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or divisions thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger.

                  (y) RATE MATTERS. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with regulatory orders or past practice, the Company shall consult with Parent prior to implementing any changes in its or any of its subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and the Company shall, and shall cause each of its subsidiaries to, deliver to Parent a copy of each such filing or agreement at least three days prior to the filing or execution thereof so that Parent may comment thereon.

                  (z) GAS TRANSMISSION AND STORAGE. Except as set forth in
Section 6.01(z) of the Company Disclosure Schedule or in the ordinary course of business, neither the Company nor any of its subsidiaries shall commence construction of any additional gas transmission, gas delivery or gas storage capacity or obligate itself to purchase or otherwise acquire any additional transmission, delivery or storage facilities, or to sell or otherwise dispose of, or to share, any such facilities owned by it.

                  (aa) THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement; provided that nothing in this subsection (aa) shall be deemed to affect the Company's rights under Section 9.01(e) hereof.

         Section 6.02 COVENANT OF THE COMPANY; ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees (a) that it and its subsidiaries will not, and it will use its best efforts to cause its and its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) not to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or knowingly take any other action designed to facilitate any inquiries or the making of any proposal or offer
(including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and
(c) that it will immediately notify Parent orally and in writing of the receipt of any such inquiry, offer or proposals, and that it shall keep
Parent informed orally and in writing in reasonable detail of the status of any such inquiry, offer or proposal; provided however, that notwithstanding any other provision hereof, the Company may at any time prior to the time the Company shareholders shall have voted to approve this Agreement (i) engage in discussions or negotiations with a third party who, without solicitation in violation of the terms hereof, seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Alternative Proposal that, in the good faith judgment of the Company's Board of Directors (after consultation with its financial advisors), is likely to be more favorable to the Company's shareholders than the Merger, and has demonstrated that it will have adequate sources of financing to consummate such Alternative Proposal, and (y) the Company Board of Directors shall conclude in good faith, based upon the advice of outside counsel and such other matters as the Company
Board of Directors deems relevant, that such actions are necessary for the Company Board of Directors to act in a manner consistent with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides prompt written notice to Parent to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, and of the identity of the person or group making the Alternative Proposal and the material terms thereof and (y) receives from such person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement (as defined in Section 7.01) except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal to the Board of Directors of the Company, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 9.01(e). "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) or any proposal or offer to acquire in any manner, directly or indirectly (x) ten percent or more of the outstanding Company Common Stock, (y) any of the outstanding common stock of Yankee Gas Services Company, or 50% or more of the outstanding capital stock of any other significant subsidiary, or (z) all or a substantial portion of the assets of the Company and its subsidiaries taken as a whole. Nothing herein shall prohibit a disposition permitted by Section 6.01(g) hereof.

         Section 6.03 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.01 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, trustees, employees, agents and accountants of the other (collectively, "Representatives") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records to the extent that such party or any of its subsidiaries is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney-client privilege and does not unreasonably interfere with the business and operations of such party. During such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each material report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, trustees, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Evaluation Material (as defined in the Confidentiality and Standstill Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality and Standstill Agreement, dated as of March 31, 1999, between the Company and Parent, as it may be amended from time to time (the "Confidentiality Agreement").

         Section 7.02 PROXY STATEMENT AND REGISTRATION STATEMENT. (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information, in the circumstances under which it is provided, not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement/ Registration Statement.

                  (b) LETTER OF THE COMPANY'S ACCOUNTANT. Following receipt by Arthur Andersen, LLP, the Company's independent auditor, of an appropriate request from the Company pursuant to SAS No. 72, the Company shall use its best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

                  (c) LETTER OF PARENT'S ACCOUNTANT. Following receipt by Arthur Anderson, LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use best efforts to cause to be delivered to the Company a letter of Arthur Anderson, LLP, dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

         Section 7.03 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.01(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and Parent Required Statutory Approvals.

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

         Section 7.04 SHAREHOLDER APPROVAL. (a) THE COMPANY SHAREHOLDERS. The Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Special Meeting") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Certificate of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

         Section 7.05 DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred and
(ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 33-756, 33-757 and 33-765 of the CBCA, and the articles of organization or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                  (b) INSURANCE. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage; provided, however, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Trustees of Parent, for a cost not exceeding such amount.

                  (c) SUCCESSORS. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.05.

                  (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of organization and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (e) BENEFIT. The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 7.06 DISCLOSURE SCHEDULES. On the date hereof, (i) Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule"), accompanied by a certificate signed by an executive officer of Parent stating that the Parent Disclosure Schedule is being delivered pursuant to this Section 7.06(i), and (ii) the Company has delivered to Parent a schedule (the "Company Disclosure Schedule"), accompanied by a certificate signed by an executive officer of the Company stating that the Company Disclosure Schedule is being delivered pursuant to this Section 7.06(ii). The Company Disclosure Schedule and Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

         Section 7.07 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law or the rules of any applicable securities exchange or Governmental Authority, the Company and Parent will cooperate with each other in

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

the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

         Section 7.08 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Parent all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.08 (each, an "Affiliate Agreement").

         Section 7.09 CERTAIN EMPLOYEE AGREEMENTS AND ARRANGEMENTS. Subject to
Section 7.10, Parent and the Surviving Corporation and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the Company, or its subsidiaries, prior to the date hereof which apply to any current or former employee or current or former director of the Company, or its subsidiaries; provided, however, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. Any workforce reductions affecting employees of the Company carried out within the twelve-month period following the Effective Time by Parent or the Surviving Corporation or their respective subsidiaries shall be done in accordance with (i) the provisions of this agreement, (ii) the recommendations of the Transition Steering Team to be established pursuant to Section 7.16 hereof, and (iii) all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

         Section 7.10 EMPLOYEE BENEFIT PLANS. (a) For a period of twelve months immediately following the Closing Date, the compensation, benefits and coverage provided to those non-union individuals who are employees of the Company, or its subsidiaries, and who continue to be employees of the Surviving Corporation, Parent or their respective subsidiaries (the "Nonunion Continuing Company Employees") pursuant to employee benefit plans or arrangements maintained by Parent, the Surviving Corporation, or their respective subsidiaries shall be not less favorable in the aggregate (as determined by Parent, the Surviving Corporation, or their respective subsidiaries using reasonable assumptions and benefit valuation methods) than those provided to each such employee immediately prior to the Closing Date. In addition to the foregoing, Parent shall, or shall cause the Surviving Corporation, or their respective subsidiaries, to pay any Nonunion Continuing Company Employee whose employment is terminated by Parent, the Surviving Corporation, or their respective subsidiaries, within twelve months of the Closing Date a severance benefit package equivalent to the severance benefit package that would be provided under the Company's Severance Pay Plan, effective November 1, 1991, as in effect on the date hereof.

                  (b) Parent shall, or shall cause the Surviving Corporation to, give the Nonunion Continuing Company Employee full credit for purposes of eligibility, vesting, benefit accrual (including, without limitation benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or the Surviving Corporation in effect as of the Closing Date for such Nonunion Continuing Company Employees' service with the Company or any subsidiary of the Company (or any prior employer) to the same extent recognized by the Company or such subsidiary immediately prior to the Closing Date. With respect to any employee benefit plan or arrangement established by Parent or the Surviving Corporation after the Closing Date (the "Post Closing Plans"), service shall be credited in accordance with the terms of such Post Closing Plans.

                  (c) Parent shall, or shall cause the Surviving Corporation to,
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Nonunion Continuing Company Employees under any welfare benefit plan established to replace any Company welfare benefit plans in which such Nonunion Continuing Company Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Nonunion Continuing Company Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Nonunion Continuing Company Employees immediately prior to the Closing Date and
(ii) provide each Nonunion Continuing Company Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Nonunion Continuing Company Employees are eligible to participate in after the Closing Date.

         Section 7.11 COMPANY STOCK PLANS. With respect to each Plan that provides for benefits in the form of Company Common Stock ("Company Stock Plans"), the Company and Parent shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Parent Common Stock rather than Company Common Stock, pursuant thereto, and otherwise to amend such Company Stock Plans to reflect this Agreement and the Merger, (ii) obtain shareholder approval with respect to such Company Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Company Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Company Stock Plans or otherwise provide a sufficient number of shares of Parent Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Company Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Stock Plans to the extent such registration statement is required under applicable law, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Company Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

         Section 7.12 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

         Section 7.13 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

         Section 7.14 EMPLOYMENT CONTRACTS. Parent and Mr. Gooley have entered into an employment agreement of even date herewith, and Parent shall, prior to the Closing Date, offer to enter into binding employment arrangements having the principal terms set forth in Section 7.14 of the Parent Disclosure Schedule with the persons identified thereon and on the Closing Date shall enter into such arrangements with those persons who have accepted such offers.

         Section 7.15 TRANSITION STEERING TEAM. As soon as reasonably practicable after the date hereof, Parent and the Company shall create a special transition steering team, with representation from Parent and the Company, that will develop recommendations concerning the future structure and operations of the Company after the Effective Time, subject to applicable law. The transition steering team will be jointly chaired by the Chief Executive Officers of Parent and the Company and the members of the transition steering team shall be appointed by the co-chairmen. The functions of the transition steering team shall include (i) to direct the exchange of information and documents between the parties and their Subsidiaries as contemplated by Section 7.01 and (ii) the development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate.

         Section 7.16 CONVEYANCE TAXES. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfers or gains, sales, use,

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

transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees, or any similar taxes which become payable in connection with the transaction contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. The Company shall pay, without deduction or withholding (except where such deduction or withholding is required by applicable law) from any amounts payable to the holders of any Company Common Stock, any such Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of the Company.

                                  ARTICLE VIII

                                   CONDITIONS

         Section 8.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                  (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval shall have been obtained.

                  (b) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended, shall have expired or been terminated.

                  (c) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

                  (e) LISTING OF SHARES. The shares of Parent Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

                  (f) STATUTORY APPROVALS. The Company Required Statutory Approvals and Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

         Section 8.02 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction (or waiver by Parent), on or prior to the Closing Date, of each of the following conditions:

                  (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects each of its agreements and covenants required by this Agreement to be so performed by the Company at or prior to the Closing.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

                  (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

                  (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.02(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof which could reasonably be expected to have a Company Material Adverse Effect.

                  (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would reasonably be expected to have a Company Material Adverse Effect shall have been obtained.

                  (f) AFFILIATE AGREEMENTS. Parent shall have received Affiliate Agreements, duly executed by each "affiliate" of the Company, substantially in the form of Exhibit 7.08, as provided in Section 7.08.

                  (g) TAX OPINION. Prior to the mailing of the Proxy Statement (and to be reconfirmed at the Closing Date), Parent shall have received an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P. to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

         Section 8.03 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of each of the following conditions:

                  (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects each of its agreements and covenants required by this Agreement to be so performed by Parent at or prior to the Closing.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

                  (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the chief Executive Officer or Chief Financial Officer of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

                  (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.03(d) of the Parent Disclosure Schedule or the Parent SEC Reports filed prior to the date hereof which could reasonably be expected to have a Parent Material Adverse Effect.

                  (e) PARENT REQUIRED CONSENTS. Parent Required Consents the failure of which to obtain would reasonably be expected to have a Parent Material Adverse Effect shall have been obtained.

                  (f) TAX OPINION. Prior to the mailing of the Proxy Statement (and to be reconfirmed at the Closing Date), the Company shall have received an opinion from Winthrop, Stimson, Putnam & Roberts to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Winthrop, Stimson, Putnam & Roberts may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

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

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.01 TERMINATION. This Agreement may be terminated, and the Merger and other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

                  (a by mutual written consent of the Board of Directors of the Company and Board of Trustees of Parent;

                  (b) by Parent or the Company hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the date which is ten months from the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.01(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the 15th-month anniversary of the date hereof (the "Extended Termination Date");

                  (c) by Parent or the Company, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Special Meeting, including any adjournments thereof;

                  (d) by Parent or the Company, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; (provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party that has not defended such lawsuit or other legal proceeding (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed);

                  (e) by the Company upon ten (10) days' prior written notice to Parent if the Board of Directors of the Company determines in good faith, that termination of this Agreement is necessary for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties to shareholders under applicable law by reason of an Alternative Proposal meeting the requirements of Section 6.02 having been made; provided that

                                    (A) the Board of Directors of the Company
                  shall determine based on advice of outside counsel with respect to the Board of Directors' fiduciary duties that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by Parent in negotiation entered into pursuant to clause (B) below, it is necessary pursuant to such fiduciary duties that the directors reconsider such commitment as a result of such Alternative Proposal;

                                    (B) prior to any such termination, the
                  Company shall, and shall cause its respective financial and legal advisors to, give Parent a reasonable opportunity during such ten-day period following receipt by Parent of such written notice to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger or other transactions contemplated hereby on such adjusted terms and negotiate in good faith with Parent with respect to any such adjustments; and

                                    (C) the Company's ability to terminate this
                  Agreement pursuant to Section 9.01(e) is conditioned upon the payment by the Company to Parent of any amounts owed by it pursuant to Section 9.03(b).

                  (f) by the Company, by written notice to Parent, if (i) there exist material breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, or (ii) there shall have been a material breach of any agreement or covenant of Parent hereunder, and such breach shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied; or

                  (g) by Parent, by written notice to the Company, if (i) there exist material breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to result in a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) there shall have been a material breach of any agreement or covenant of the Company hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or
(iii) the Board of Directors of the Company (A) shall withdraw or modify in any manner materially adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein, (B) shall approve or recommend an Alternative Proposal or (C) shall resolve to take any of the actions specified in clause (A) or (B).

         Section 9.02 EFFECT OF TERMINATION. In the event of a valid termination of this Agreement by either the Company or Parent pursuant to Section 9.01, this Agreement shall forthwith become null and void and there shall be no liability on the part of either the Company or Parent or their respective officers, trustees or directors hereunder, except that Section 7.12, Section 9.03, the agreement contained in the last sentence of Section 7.01, Section 10.08 and
Section 10.09 shall survive the termination.

         Section 9.03 TERMINATION FEE; EXPENSES. (a) PAYMENT OF EXPENSES FOLLOWING TERMINATION PURSUANT TO 9.01(f) AND (g). If this Agreement is terminated pursuant to Section 9.01(g)(i) or (ii), then the Company shall promptly (but not later than five business days after receiving notice of termination) pay to Parent in cash an amount equal to all documented out-of-pocket expenses and fees incurred by Parent (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million. If this Agreement is terminated pursuant to Section 9.01(f), then Parent shall promptly (but not later than five business days after receiving notice of termination) pay to the Company in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million.

                  (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 9.01(e) or by Parent pursuant to Section 9.01(g)(iii) or (ii) any person or group shall have made an Alternative Proposal that has not been withdrawn and this Agreement is terminated by (A) Parent pursuant to Section 9.01(c) or (B) by the Company pursuant to Section 9.01(b), then the Company shall promptly (but in no event later than the date of such termination) pay to Parent, by wire transfer of same day funds, a termination fee of $19 million plus an amount equal to all documented out-of-pocket expenses and fees incurred by Parent arising out of, or in connection with or related to, the Merger and other transactions contemplated hereby, not in excess of $5 million in the aggregate; provided, however, that if this Agreement is terminated pursuant to the provisions of clause (ii) above, then no payment of a termination fee or expenses by the Company to Parent shall be required unless and until a definitive agreement with respect to the applicable Alternative Proposal is executed within two years after such termination and, in such event, a termination fee and expenses shall be payable within five (5) business days after the execution of such definitive agreement.

                  (c) In the event that this Agreement is terminated by either Parent or the Company pursuant to Section 9.01(b) or by mutual written consent of the Company and Parent pursuant to 9.01(a), and, on the date of such termination, there are no remaining conditions (unsatisfied or not waived) to the obligations of either party to effect the Merger except for the receipt by Parent of any Parent Required Statutory Approval under the 1935 Act as required by, and in accordance with the terms of, Section 8.01(f), then Parent shall pay to the Company, by wire transfer of same day funds within five (5) business days after such termination, a termination fee of $10.625 million.

                  (d) NATURE OF FEES. The parties agree that the agreements contained in this Section 9.03 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee or expenses pursuant to Sections 9.03(a), 9.03(b) or 9.03(c), the right to receive such termination fee or expenses shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts thereunder. Notwithstanding anything to the contrary contained in this Section 9.03, if one party fails to promptly pay to the other any fee or expense due under this Section 9.03, in addition to any amounts paid or payable pursuant to Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         Section 9.04 AMENDMENT. This Agreement may be amended by the Boards of Directors and Trustees of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approval only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.05 WAIVER. At any time prior to the Effective Time, the Parent or the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

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

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.01, in Articles I and II and in Sections 7.05, 7.09, 7.10, 7.11, 10.07, 10.08 and 10.09.

         Section 10.02 BROKERS. The Company represents and warrants that, except for SG Barr Devlin whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for Credit Suisse First Boston, ,whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         Section 10.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   If to the Company, to:

                  Yankee Energy System, Inc.
                  599 Research Parkway
                  Meriden, Connecticut 06604-4918
                  Attention: Mary J. Healey, Esq.

                  Telephone: (203) 639-4405
                  Telecopy:  (203) 639-4185
                  with a copy to:

                  Winthrop, Stimson, Putnam & Roberts
                  One Battery Park Plaza
                  New York, New York  10004-1490
                  Attention: David P. Falck, Esq.

                  Telephone: (212) 858-1000
                  Telecopy:  (212) 858-1500

                  (b) If to Parent, to:

                  Northeast Utilities Service Company
                  107 Selden Street
                  Berlin, Connecticut 06037
                  Attention:  John H. Forsgren

                  Telephone:  (860) 665-5000
                  Telecopy:  (860) 665-3718

                  with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York 10019
                  Attention:  Steven H. Davis, Esq.

                  Telephone:  (212) 424-8000
                  Telecopy:  (212) 424-8500


         Section 10.04 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles.

         Section 10.05 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.06 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.07 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Article II and for rights of Indemnified Parties as set forth in Section 7.05, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 10.09 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Connecticut or in Connecticut state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Connecticut or any Connecticut state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Connecticut.

         IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                            YANKEE ENERGY SYSTEM, INC.

                            By: /s/ Charles E. Gooley
                            --------------------------------
                                 Name:  Charles E. Gooley
                                 Title: President and Chief Executive Officer



                            NORTHEAST UTILITIES

                            By: /s/ Michael G. Morris
                            --------------------------------
                                 Name:  Michael G. Morris
                                 Title: Chairman, President and
                                        Chief Executive Officer

                                                                    Appendix B


                                 SG BARR DEVLIN


                                                                 June 14, 1999


The Board of Directors
Yankee Energy System
599 Research Parkway
Meriden, CT  06450


Dear Members of the Board:

         We understand that Yankee Energy System, Inc., a Connecticut corporation ("YES"), and Northeast Utilities, a Massachusetts business trust ("NU"), have determined to engage in a business combination transaction, the terms and conditions of which are set forth in the Agreement and Plan of Merger, dated as of June 14, 1999 (the "Agreement"). The Agreement provides for, among other things, the merger of YES with and into a wholly-owned subsidiary of NU (a Connecticut corporation to be formed by NU prior to Closing)(the "Merger"), whereby each issued and outstanding share of common stock, par value $5.00 per share, of YES ("YES Common Stock") (other than Dissenting Shares and shares canceled pursuant to Section 2.01(b) of the Agreement) shall be converted into the right to receive (i) $45.00 in cash (as such amount may be adjusted in accordance with Section 2.01(o) of the Agreement)(the "Cash Consideration"), or
(ii) a number of validly issued, fully paid and nonassessable shares of common stock, par value $5.00 per share, of NU ("NU Common Stock") equal to the Cash Consideration divided by the average of the closing prices of the shares of NU Common Stock on the New York Stock Exchange for the 20 trading days immediately preceding the second trading day prior to the Effective Time (the "Stock Consideration"), or (iii) the right to receive a combination of cash and shares of NU Common Stock as determined in accordance with Section 2.01 of the Agreement (the "Mixed Consideration"). Notwithstanding the foregoing and subject to section 2.01(l), the aggregate number of shares of YES Common Stock that may be converted into the right to receive cash in the Merger will be 55% of the total number of shares of YES Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. The terms and conditions of the Merger are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement.

         We have been requested by YES to render our opinion with respect to the fairness, from a financial point of view, to holders of YES Common Stock of the Merger Consideration to be offered in the Agreement.

         In arriving at our opinion, we have, among other things:

         (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended September 30, 1998 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended December 30, 1998 and March 31, 1999 for YES;

         (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1998 and the Forms 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1999 for NU;

         (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by YES and NU during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;

         (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of YES furnished to us by YES;

         (5) Conducted discussions with members of senior management of YES and NU concerning their respective businesses, regulatory environments, prospects and strategic objectives;

         (6) Reviewed the historical market prices and trading activity for shares of YES Common Stock and NU Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

         (7) Compared the results of operations of YES with those of certain companies which we deemed to be relevant;

         (8) Compared the proposed financial terms of the Merger with the financial terms of certain utility industry business combinations which we deemed to be relevant;

         (9) Analyzed the valuation of shares of YES Common Stock using various valuation methodologies which we deemed to be appropriate;

         (10) Compared the pro forma earnings per share and dividends per share of NU following the Merger with the corresponding projected values for YES on a stand-alone basis;

         (11) Reviewed the Agreement; and

         (12) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

         In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by YES and NU and have further relied upon the assurances of management of YES and NU that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of YES, we have relied upon the assurances of management of YES that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of YES as to the future financial performance of YES and as to the projected outcomes of legal, regulatory and other contingencies.
In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of YES or NU, nor have we made any physical inspection of the properties or assets of YES or NU. We have assumed that the Merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that holders of YES Common Stock who exchange their shares solely for NU Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. We have also assumed that the combination will be accounted for by the purchase method of accounting. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date thereof. Although we evaluated the fairness of the Merger Consideration, from a financial point of view, to the holders of YES Common Stock, the specific Merger Consideration was determined by YES and NU through arm's-length negotiations.

         The SG Barr Devlin division of SG Cowen Securities Corporation ("SG Barr Devlin") has acted as financial advisor to YES in connection with the Merger and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to YES for which we received customary compensation.

         Our advisory services and the opinion expressed herein are for the information of YES's Board of Directors in evaluating the Merger and are not provided on behalf of, or intended to confer rights or remedies upon, any stockholder of YES, NU or any person other than YES's Board of Directors. Except for its publication in the Proxy/Registration Statement which will be distributed to holders of YES Common Stock in connection with approval of the Merger, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Merger. This opinion is directed to the fairness, from a financial point of view, of the Merger Consideration taken as a whole, and not to the fairness of the Cash Consideration, the Stock Consideration or the Mixed Consideration, as to which we are expressing no opinion.

         Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be offered pursuant to the Agreement is fair, from a financial point of view, to the holders of YES Common Stock.


                                Very truly yours,

                                /s/ SG Barr Devlin

                                SG BARR DEVLIN

                                                                     APPENDIX C

                      CONNECTICUT BUSINESS CORPORATION ACT

                       CHAPTER 601 - BUSINESS CORPORATIONS

                          PART XIII. DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         Section 33-855 DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.
         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in voting trust or by a nominee as the record shareholder.
         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         Section 33-856 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
         (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;
         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
         (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or
         (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

         Section 33-857 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         Section 33-860 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.
         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

         Section 33-861 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.
         (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

         Section 33-862 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights unDer section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.
         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:
         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and
         (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

         Section 33-863 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.
         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

         Section 33-864 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         Section 33-865 PAYMENT. -- (a) Except as provided in section 33-867, as soon as the proposed corporatE action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and
(5) a copy of sections 33-855 to 33-872, inclusive.

         Section 33-866 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

         Section 33-867 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

         Section 33-868 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:
         (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;
         (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or
         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.


                        (C) JUDICIAL APPRAISAL OF SHARES

         Section 33-871 COURT ACTION. -- (a) If a demand for payment under section 33-868 remains unsettled, tHe corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

         Section 33-872 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced unDer section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.
         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 34 of the Declaration of Trust of NU provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee, or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon him, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by him in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his own receipts and for his own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds, or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through his own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his duties in the said trusts.

    In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the declaration (1) for any breach of such person's duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

    Article 34 of the Declaration of Trust of NU also provides that NU shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of NU. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that his action was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or
(3) by the shareholders.

    In performing his duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

    Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he shall not be entitled to indemnification.

    The rights of indemnification hereby provided shall not be exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of his heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts were the association a business corporation organized under such laws.

    NU also maintains an insurance policy that insures its Trustees and officers against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT

NUMBER TITLE OF EXHIBIT

        2  Agreement and Plan of Merger, dated as of June 14, 1999, between Yankee Energy System,
           Inc. and Northeast Utilities (included as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

        4  Declaration of Trust of Northeast Utilities, as amended through May 24, 1988, filed as
           Exhibit 3.1.1 to the Northeast Utilities Annual Report on Form 10-K for the year ended
           December 31, 1997, File No. 1-5324, incorporated herein by reference.

        5  Opinion of Day, Berry & Howard LLP regarding the legality of the shares being issued.

      8.1  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding certain federal tax matters.

      8.2  Opinion of Winthrop, Stimson, Putnam & Roberts regarding certain federal tax matters.

     15.1  Letter of Arthur Andersen LLP to Northeast Utilities re: unaudited interim financial information, filed as Exhibit 15 to the Northeast Utilities Quarterly Report on Form
           10-Q for the quarterly period ended June 30, 1999, File No. 1-5324, incorporated herein by reference.

     15.2  Letter of Arthur Andersen LLP to Yankee Energy System, Inc. re: unaudited interim financial information.

     23.1  Consent of Arthur Andersen LLP to Northeast Utilities.

     23.2  Consent of Arthur Andersen LLP to Yankee Energy System, Inc.

     23.3  Consent of SG Barr Devlin.

     23.4  Consent of Day, Berry & Howard LLP (included in Exhibit 5).

     23.5  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8.1).

     23.6  Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit 8.2).

       24  Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

     99(a) Form of Proxy Card to be used in soliciting shareholders of Yankee Energy System, Inc.

     99(b) Fairness Opinion of SG Barr Devlin (included as Appendix B to the Proxy
           Statement/Prospectus contained in this Registration Statement)

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

    (3) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Berlin, state of Connecticut, on August 19, 1999.

                                NORTHEAST UTILITIES
                                (REGISTRANT)

                                By             /s/ MICHAEL G. MORRIS
                                     -----------------------------------------
                                                 Michael G. Morris
                                               Chairman of the Board,
                                       President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The registrant and each person whose signature appears below hereby constitute John H. Forsgren, David R. McHale, Lisa J. Thibdaue, Jeffrey C. Miller and Jane P. Seidl, and each of them singly, their true and lawful attorneys, with full power to each such attorney to sign for them in their names, in the capacities indicated above or below, as the case may be, any and all amendments to this registration statement, hereby ratifying and confirming its or their signatures as it may be signed by said attorneys to any and all amendments to said registration statement.

         DATE          TITLE                                SIGNATURE
  -------------------  ---------------------------------------------------------
    August 19, 1999    Chairman of the Board,
                         President and Chief          /s/ MICHAEL G. MORRIS
                         Executive Officer and a  ------------------------------
                         Trustee                        Michael G. Morris

    August 19, 1999    Executive Vice President        /s/ JOHN H. FORSGREN
                         and Chief Financial      ------------------------------
                         Officer                         John H. Forsgren

    August 19, 1999    Vice President and               /s/ JOHN J. ROMAN
                         Controller               ------------------------------
                                                          John J. Roman

    August 19, 1999    Trustee                       /s/ COTTON M. CLEVELAND
                                                  ------------------------------
                                                       Cotton M. Cleveland

    August 19, 1999    Trustee                        /s/ WILLIAM F. CONWAY
                                                  ------------------------------
                                                        William F. Conway

                       Trustee
                                                  ------------------------------
                                                        E. Gail de Planque

    August 19, 1999    Trustee                        /s/ RAYMOND L. GOLDEN
                                                  ------------------------------
                                                        Raymond L. Golden

    August 19, 1999    Trustee                       /s/ ELIZABETH T. KENNAN
                                                  ------------------------------
                                                       Elizabeth T. Kennan

                       Trustee
                                                  ------------------------------
                                                        William J. Pape II

                              NORTHEAST UTILITIES
                              SIGNATURES (CONT'D)

         DATE          TITLE                                SIGNATURE
  -------------------  ---------------------------------------------------------
    August 19, 1999    Trustee                       /s/ ROBERT E. PATRICELLI
                                                  ------------------------------
                                                       Robert E. Patricelli

                       Trustee
                                                  ------------------------------
                                                          John F. Swope

    August 19, 1999    Trustee                          /s/ JOHN F. TURNER
                                                  ------------------------------
                                                          John F. Turner